Exhibit 4.1

[Conformed Copy]

PACIFICORP,
An Oregon Corporation

TO

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK,
A New York Corporation

Trustee

Mortgage and Deed of Trust

Dated as of January 9, 1989

This Instrument Grants a Security Interest
By a Transmitting Utility

This Instrument Contains After-Acquired
Property Provisions

PACIFICORP,

An Oregon Corporation

TO

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

A New York Corporation, Trustee

Mortgage and Deed of Trust

ARTICLE I Definitions
Sec.	1.01	Explanatory statement	6
		Construction of accounting terms	6
		Evidence of approval of signer	6
		Requests and applications to be accompanied by certificates and opinions	6
Sec.	1.02	“Adjusted Net Earnings” defined in Section 1.07 hereof	6
		“Annual Interest Requirements” defined in Section 1.07 hereof	6

* The Table of Contents was not a part of the Mortgage and Deed of Trust as executed.

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			PAGE
		“Space Satellites”	12
		“Trust Indenture Act”	12
		“Trustee”	13
		“underwriter” defined in Section 19.12 hereof	13
		“Utah Mortgage”	13
		“Wyodak Facility”	13
Sec.	1.04	(I) “Property Additions”	13
		(II) Provisions for netting Property Additions	15
		(III) “Cost”	16
Sec.	1.05	“Funded Property”	17
		“Funded Bonds”	19
		“Funded Cash”	19
Sec.	1.06	“Excepted Encumbrances”	20
		“Qualified Lien”	21
		“Qualified Lien Bonds”	21
		“Outstanding”	21
Sec.	1.07	“Net Earning Certificate”	22
		Construction of phrases relating to property retirement	26
		Interest payments in foreign coin or currency	26

		ARTICLE II Forms, Execution, Registration, Exchange and Other General Provisions as to Issuance of Bonds
Sec.	2.01	Aggregate principal amount of bonds unlimited	26
Sec.	2.02	Company free to determine price and other terms of issuance of bonds	27
Sec.	2.03	Bonds issuable in series; establishment of terms, conditions and provisions of each such series	27
Sec.	2.04	One or more series may be expressed in one or more foreign languages—English text shall prevail	30
Sec.	2.05	Kinds and denominations of bonds	30
Sec.	2.06	Date of and interest on fully registered bonds	30
		Dates and designation of coupon bonds	30
Sec.	2.07	Legends on bonds	31
Sec.	2.08	Surrender of bonds upon exchange	31
		Authentication and issuance of new bonds	31
		Charges for exchanges and transfers of bonds	31
Sec.	2.09	Registration and transfer books	32

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			PAGE
Sec.	2.10	Execution of bonds	32
		Matured coupons to be detached before authentication of bonds	32
Sec.	2.11	Temporary bonds	33
Sec.	2.12	Replacement of stolen, lost, destroyed or mutilated bonds	33
		Indemnity and charges	33
Sec.	2.13	Trustee’s certificate on bonds	34

		ARTICLE III First Series of Bonds
Sec.	3.01	Bonds of the First Series	34
		(I) Redemption of Bonds of the First Series	34
		(II) Exchange of Bonds of the First Series	34
		(III) Delivery of Bonds of the First Series	34

		ARTICLE IV Issuance of Bonds Upon Deposit of Class “A” Bonds With Trustee
Sec.	4.01	(I) Additional bonds issuable based upon deposit of Class “A” Bonds	35
		(II) No Net Earning Certificate required in certain cases	36

		ARTICLE V Issuance of Bonds on the Basis of Property Additions
Sec.	5.01	Additional bonds issuable on basis of Property Additions	37
Sec.	5.02	No bonds issuable under Article V on basis of Funded Property	37
Sec.	5.03	Bonds issuable under Article V to specified percentage of Cost or fair value of Property Additions after making certain deductions and additions	37
Sec.	5.04	Qualified Liens on Property Additions deducted from principal amount of bonds otherwise issuable—exception	37
		Bonds issuable on Property Additions subject to Qualified Lien and Qualified Lien Bonds limited to specified percentage of all bonds including Qualified Lien Bonds	37
Sec.	5.05	Net Earning requirements for issue on Property Additions	41
Sec.	5.06	Bond application papers for issue on Property Additions	41
		Determination of Cost, fair value and fair market value	46

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		ARTICLE VI Issuance of Bonds Upon Retirement of Bonds Previously Outstanding Hereunder
			PAGE
Sec.	6.01	Bond application papers for issues in refunding certain Retired Bonds	46
		Net Earning Certificate in certain cases	47
Sec.	6.02	No bonds may be issued under Section 6.01 in certain cases	48

		ARTICLE VII Issuance of Bonds Upon Deposit of Cash With Trustee
Sec.	7.01	Bond application papers for issues against deposited cash	48
Sec.	7.02	Withdrawal of cash deposited under Section 7.01	49
Sec.	7.03	Company may direct application of cash deposit under Section 7.01 to purchase, pay or redeem bonds	49

		ARTICLE VIII Amendments to the Trust Indenture Act
Sec.	8.01	Reservation of right to comply with or conform to the Trust Indenture Act	50

		ARTICLE IX Particular Covenants of the Company
Sec.	9.01	Possession	51
		Maintenance of Lien	51
		Right to mortgage	51
Sec.	9.02	Payment of principal and interest	51
		Cancellation of paid coupons	51
Sec.	9.03	(a) Appointment of qualified Trustee	51
		(b) Office or agency for presentation of bonds, coupons, notices, etc.	52
		Results of failure to maintain such offices	52
		(c) Duty of paying agent other than Trustee	52
		(d) Duty of Company acting as paying agent	53
		(e) Delivery to Trustee of sums held by other paying agent	53
		(f) All sums to be held subject to Section 22.03	53
Sec.	9.04	Payments of taxes, etc.	53

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			PAGE
		(2) Company agrees to file with Trustee and Securities and Exchange Commission certain additional information with respect to compliance with certain conditions and covenants of Indenture	64
		(3) Company agrees to transmit to bondholders summaries of such information as may be required by Securities and Exchange Commission	65
Sec.	9.12	Books of record and account	65
		Faithful performance of covenants, conditions, etc.	65
Sec.	9.13	Company to advise Trustee promptly after any failure to pay principal of or interest on Qualified Lien Bonds or Class “A” Bonds	65
		Upon cancellation of Qualified Lien Company will	65
		(a) cause Qualified Lien Bonds to be cancelled or deposited hereunder	65
		(b) deposit hereunder all Funded Cash, etc., held thereunder	66
		Not permit the amount of Qualified Lien Bonds to be increased—exceptions	66
		Disposition of cash received on discharge of prior liens	67
Sec.	9.14	Annual Certificate of No Default	68

		ARTICLE X Concerning Bonds Secured by Lien Prior to the Lien Hereof Deposited with Trustee
Sec.	10.01	Requirements upon deposit of bonds secured by lien prior hereto	68
Sec.	10.02	Disposition of principal and interest on bonds secured by lien prior hereto	69
Sec.	10.03	Surrender of bonds secured by lien prior hereto	70
		Extension of maturity, etc., of bond secured by lien prior hereto	71
Sec.	10.04	Trustee’s rights on Default hereunder as holder of bonds secured by lien prior hereto	71

		ARTICLE XI Concerning Class “A” Bonds and Additional Class “A” Mortgages
Sec.	11.01	Trustee to notify trustees of Class “A” Mortgages of Default and payments to be made on held Class “A” Bonds	72

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		ARTICLE XI Concerning Class “A” Bonds and Additional Class “A” Mortgages
			PAGE
Sec.	11.02	Form of deposited Class “A” Bonds	72
Sec.	11.03	Trustee to vote all Class “A” Bonds Outstanding with respect to any amendments or modification of Class “A” Mortgage	72
Sec.	11.04	Limitation on issuance of Class “A” Bonds	73
Sec.	11.05	Limitation on issuance of Class “A” Bonds under a Class “A” Mortgage	73
Sec.	11.06	(I) Designation of Additional Class “A” Mortgages	73
		(II) Status of Additional Class “A” Mortgages and Additional Class “A” Bonds	75

		ARTICLE XII Redemption or Purchase of Bonds
Sec.	12.01	Which bonds redeemable	76
Sec.	12.02	Redemption of a part only of bonds	76
		Notice of redemption	76
		Mailing notice	77
Sec.	12.03	Bonds due on redemption date if price deposited and notice given	78
Sec.	12.04	Redemption money held in trust until paid to holders on surrender of bonds	78
		When bonds cease to bear interest	78
		Partial redemption of registered bonds	78
Sec.	12.05	Purchase of bonds with cash held by Trustee	78
		Company may designate series	79
		Solicitation of offers to sell	79
Sec.	12.06	Bonds paid, purchased or redeemed hereunder to be cancelled	79
		Destruction of bonds and coupons	79

		ARTICLE XIII Possession, Use and Release of Mortgaged and Pledged Property
Sec.	13.01	Company’s possession and enjoyment	80
Sec.	13.02	What Company may do without release or consent by Trustee	80
		(1) Replacement of machinery, equipment, tools, etc.	80
		(2) Cancellation of rights of way	80
		(3) Surrender or assent to modification of franchises, etc.	80

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			PAGE
		Requirements for withdrawal of moneys	92
		When withdrawal does not represent Funded Property	94
		Release of purchase money mortgage obligations	95
		Principal and interest on purchase money mortgage obligations	95
		Disposition of bonds deposited under this Section	96
Sec.	13.07	Release of property or subordination to interests taken by eminent domain or purchased by governmental body	96
		Application of proceeds	96
Sec.	13.08	If Mortgaged and Pledged Property in hands of receiver or trustee, it may exercise powers conferred on Company	97
		Notwithstanding default, Trustee may release Mortgaged and Pledged Property	97
		Purchaser in good faith not put on inquiry	97
Sec.	13.09	Alternative method of release of certain Mortgaged and Pledged Property	98
Sec.	13.10	Quitclaim of property not subject to Lien	98

		ARTICLE XIV Discharge of Class “A” Mortgage
Sec.	14.01	Discharge of Class “A” Mortgage if no bonds are Outstanding thereunder (excluding Class “A” Bonds held by the Trustee)	99

		ARTICLE XV Remedies of Trustee and Bondholders Upon Default
Sec.	15.01	Definition of “Defaults”	99
Sec.	15.02	Trustee to give bondholders and trustees under Class “A” Mortgages notice of defaults	101
Sec.	15.03	Declaration of principal and accrued interest due upon Default	102
		Holders of specified percentage of bonds may annul declaration	102
Sec.	15.04	Trustee may take possession and operate Mortgaged and Pledged Property on Default	103
		When Trustee shall surrender possession to Company	103
Sec.	15.05	Power of Trustee to sell all the Mortgaged and Pledged Property	103
Sec.	15.06	Judicial proceedings by Trustees	104
		Remedies cumulative	104
		Delay, etc., not a waiver of rights	104
		Waiver of Default not to extend to subsequent Defaults	104

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			PAGE
Sec.	15.07	Holders of specified percentage of bonds may direct judicial proceedings by Trustee	104
		Bonds owned by Company or affiliates not included in determining percentages for certain purposes	105
Sec.	15.08	Appointment of receiver	105
Sec.	15.09	All bonds to become due and payable upon sale of property	106
Sec.	15.10	Purchase by bondholders at sale of property	106
Sec.	15.11	Receipt of Trustee or officer making sale to be a discharge to purchaser	106
		Effect of sale on rights of Company	107
Sec.	15.12	Disposition of proceeds of sale	107
		Order of application	107
Sec.	15.13	Waiver by Company of advantage of any appraisement, valuation, stay, extension or redemption laws, and of rights to marshal assets	108
Sec.	15.14	Payment of principal and interest to Trustee upon occurrence of certain defaults	109
		Proofs of claim	109
		Judgment may be taken by Trustee	110
		Lien of Indenture not to be affected by judgment or levy of execution by Trustee	110
		Application of moneys collected by Trustee	110
Sec.	15.15	Possession of bonds unnecessary in action by Trustee	110
		Bondholders not necessary parties to action	111
Sec.	15.16	Limitation upon right of bondholders to institute certain legal proceedings	111
		Right of bondholders to receive and enforce payment not impaired	112
Sec.	15.17	Company may waive period of grace	112
		If enforcement proceedings abandoned, status quo ante restored	112

		ARTICLE XVI Evidence of Rights of Bondholders and Ownership of Bonds
Sec.	16.01	Execution of instruments by bondholders	112
		Proof of execution	112
		(a) Acknowledgment	112
		(b) Certificate of trust company, bank, etc.	112
		Consent or vote binding on future holder of bond	113

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Sec.	16.02	Evidence of ownership of temporary or coupon bonds	113
		Evidence of ownership of registered bonds	113
		Inspection of bonds	114

		ARTICLE XVII Immunity of Incorporators, Subscribers to the Capital Stock, Shareholders, Officers and Directors
Sec.	17.01	Liability of officers, etc. released and waived	114

		ARTICLE XVIII Effect of Merger, Consolidation, Etc.
Sec.	18.01	Company may merge, consolidate, etc., upon certain terms	115
		Covenant against impairment of Lien thereby	115
		Assumption of obligation by successor	115
Sec.	18.02	Rights of successor corporation	115
		Execution of indenture	116
		Issuance of bonds, etc., on basis of Property Additions by successor corporation	116
Sec.	18.03	Extent of Lien of this Indenture upon property of successor corporation	117

		ARTICLE XIX Concerning the Trustee
Sec.	19.01	Qualification of Trustee	119
		Acceptance of trust—duties in general	119
Sec.	19.02	Extent of Trustee’s liability—in general	119
Sec.	19.03	Recitals deemed made by Company	121
Sec.	19.04	Trustee not liable for debts incurred in operating property	121
		Trustee, etc., may own bonds	121
Sec.	19.05	Trustee may give notices incidental to action by it	121
Sec.	19.06	Notice by Trustee to Company—mailing	121
Sec.	19.07	Trustee protected in relying on Certificates, etc.	122
		Trustee may consult counsel	122
		Responsibility in selection of experts	122
Sec.	19.08	Moneys deposited with Trustee to be held in trust	122
		Interest on moneys with Trustee	122
Sec.	19.09	Compensation of Trustee—lien therefor	123

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Sec.	19.10	Trustee may rely on facts established by certificate from Company	124
Sec.	19.11	Action to be taken by Trustee who becomes creditor of Company	124
Sec.	19.12	Action to be taken by Trustee acquiring conflicting interest	129
		Definition of conflicting interest	130
Sec.	19.13	Trustee to transmit certain reports to bondholders	135
		Copies of reports to be filed with stock exchanges and Securities and Exchange Commission	137
Sec.	19.14	Resignation or removal of Trustee	137
Sec.	19.15	Appointment of successor Trustee	138
Sec.	19.16	Appointment of additional trustees or co-trustees	139
		Conditions affecting such appointment	140
		Notice by bondholders to Trustee, notice to all trustees	141
		Contents, filing, etc. of instrument appointing trustee	141
		Incapacity, etc., of separate trustee or co-trustee	141
Sec.	19.17	Acceptance by successor trustee	141
		Requirements of predecessor trustee upon retiring	142
Sec.	19.18	Merger or consolidation of Trustee	142
		Delivery of bonds authenticated by predecessor Trustee	142
		Authentication by successor Trustee	143
Sec.	19.19	Appointment of successor Trustee by Company	143
Sec.	19.20	Appointment of authenticating agent	143

		ARTICLE XX Discharge of Mortgage
Sec.	20.01	Execution of requisite deeds and instruments	145
Sec.	20.02	Bonds for payment of which money or obligations of the United States are deposited are deemed paid—provisos	146
Sec.	20.03	Discharge of obligation to comply with covenants	147

		ARTICLE XXI Meetings and Consents of Bondholders
Sec.	21.01	Modifications of Indenture—in general	147
Sec.	21.02	Call and notice of meeting of bondholders	147
		Place when called by Trustee	147
		Written notice	148
		Publication	148
		When notice not required	148

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Sec.	21.03	Attendance at meetings	148
		Trustee may make regulations as to deposits of bonds	148
		Certificate in lieu of production of unregistered bonds	149
Sec.	21.04	Persons entitled to vote at meetings	150
		When production of bonds and further proof necessary	150
		Proxies—Acknowledgment	150
Sec.	21.05	Temporary Chairman and Secretary	150
		Permanent Chairman and Secretary	150
		Inspectors of Votes	150
Sec.	21.06	Quorum	151
		Notice of adjournment	151
Sec.	21.07	Vote necessary for modification, alteration, etc., of Indenture	152
		Limitations on right of modification	152
		Bonds owned, held by, or for account of Company not counted	153
Sec.	21.08	Record of meeting	153
		Conclusiveness of record	153
		Copy of resolution to be mailed to bondholders	153
		Proof of mailing to be filed with Trustee	153
		Effect of failure to mail	153
		Approval of resolution by Company	154
		Effective date of resolution	154
Sec.	21.09	Notation of action taken may be made on bonds	154
		New bonds	154
		When supplemental instruments may be executed	154
Sec.	21.10	(A) Trustee may receive written consent of bondholders in lieu of holding a meeting	155
		(B) Acknowledgment of written consent	155
		(C) Revocation of consent	156

		ARTICLE XXII Miscellaneous
Sec.	22.01	Benefits restricted to parties hereto and to holders of bonds and coupons	156
Sec.	22.02	Investment of cash by Trustee in certain securities	157
		Such securities held by Trustee as part of Mortgaged and Pledged Property	157
		Retirement of bonds with funds in excess of specified amount held by Trustee for specified period	157

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Sec.	22.03	Deposits for bonds and coupons not claimed for specified period to be returned to Company on demand	158
Sec.	22.04	Rights may be waived or surrendered by Company	158
		Company may enter into further covenants for benefit of one or more series of bonds	158
		Trustee may join with Company in execution of instruments	159
Sec.	22.05	Formal requirements of certificates and opinions hereunder	159
Sec.	22.06	Concerning court costs and counsel fees in certain suits hereunder	160
Sec.	22.07	Successors and assigns	160
Sec.	22.08	Addresses of the parties hereto	160
Sec.	22.09	In event of conflict, Trust Indenture Act provisions herein to control	161
Sec.	22.10	Reference is to Trust Indenture Act in force on the date of execution hereof—exceptions	161
Sec.	22.11	Titles of Articles of Indenture, marginal sectional, marginal Article references and table of contents not part thereof	161
Sec.	22.12	Execution in counterparts	161
Testimonium			162
Signatures and Seals			162
Acknowledgments			163
Exhibit X			164
Exhibit Y			167
Exhibit Z			170

INDENTURE, dated as of the ninth day of January, 1989, made and entered into by and between PACIFICORP, an Oregon corporation (the “Company”), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, as trustee hereunder (the “Trustee”);	Parties*

Whereas, the Company deems it necessary to borrow money for its corporate purposes and to issue its bonds therefor from time to time in one or more series, and to mortgage and pledge its property hereinafter described or mentioned to secure the payment of the same; and	Recitals

Whereas, all acts necessary to make this Indenture a valid, binding and legal instrument for the security of such bonds have been performed, and the issue of such bonds, subject to the terms of this Indenture, has been in all respects duly authorized;	Compliance with legal requirements

Now, Therefore, This Indenture Witnesseth: That Pacificorp, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued hereunder, according to their tenor and effect and the performance of all provisions hereof (including any instruments supplemental hereto and any modification made as in this Indenture provided) and of such bonds, has mortgaged, pledged and granted a security interest in, and by these presents does mortgage, pledge and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 hereof), unto Morgan Guaranty Trust Company of New York, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, those certain parcels of real property described in Exhibit Z attached hereto and by this reference made a part hereof, and all other properties of the Company real, personal and mixed, of the kind or nature specifically mentioned herein or of any other kind or nature (except any hereinbefore or hereinafter expressly excepted), now owned or, subject to the provisions of Section 18.03 hereof, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without limitation) all real	Granting clauses General and after-acquired property clauses

*	The margin notes and headings were not a part of the Mortgage and Deed of Trust as executed.

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estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein-before described;

Appurtenances, etc.	Together With all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise

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appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 hereof) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

It Is Hereby Agreed by the Company that, subject to the provisions of Section 18.03 hereof, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any hereinbefore or hereinafter expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and mortgaged hereby.	Agreement as to after-acquired property

Provided That the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien hereof and the operation of this Indenture, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or hereafter covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien hereof; (5)	Properties excepted from Lien of Indenture

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electric energy, gas, water, steam, ice, and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) all properties that PacifiCorp, a Maine corporation, and/or Utah Power & Light Company, a Utah corporation, have contracted to dispose of and that have been released from the liens of the Pacific Mortgage and the Utah Mortgage, respectively, prior to the date hereof, but title to which properties had not passed to the grantee(s) thereof as of said date; provided, however, that the property and rights expressly excepted from the Lien and operation of this Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV hereof by reason of the occurrence of a Default;

Subordination of Lien of Indenture	And Provided Further, that as to any property of the Company that is now or hereafter becomes subject to the lien of a Class “A” Mortgage pursuant to the after-acquired property provisions thereof, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

Habendum	To Have And To Hold all such properties, real, personal and mixed, mortgaged and pledged hereby, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 hereof), unto Morgan Guaranty Trust Company of New York, as Trustee, and its successors and assigns forever;

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In Trust Nevertheless, upon the terms and trusts herein set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued hereunder, or any of them, in accordance with the terms of this Indenture, without preference, priority or distinction as to the lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions hereinafter set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the lien and security of all of said bonds and coupons of all series issued or to be issued hereunder shall take effect from the execution and delivery of this Indenture, and that the Lien and security of this Indenture shall take effect from the date of execution and delivery hereof as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.	Grant in Trust

Provided, However, that these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and interest on said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted hereby, for the payment of the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then this Indenture and the lien and rights hereby created shall cease, determine and be void, otherwise to be and remain in full force and effect.	Defeasance clause

It Is Hereby Covenanted, Declared And Agreed by and between the parties hereto that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:	Covenant clause

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Art. I; §§1.01, 1.02

Article I Definitions

Explanatory statement	Section 1.01 The terms defined in the next six Sections hereof, numbered from 1.02 to 1.07, both inclusive, shall (except as in this Indenture or in any indenture supplemental hereto otherwise expressly provided) for all purposes of this Indenture, and of any indenture supplemental hereto, have the respective meanings in such Sections specified. Subject to Section 8.01 hereof, any term defined in Section 303 of the Trust Indenture Act and not defined in this Indenture shall have the meaning assigned to such term in such Section 303 as in force on the date of the execution of this Indenture.

Construction of accounting term	The accounting terms used in this Indenture shall be construed in accordance with generally accepted accounting principles and practices in use at the time by companies operating like properties or, at the option of the Company, from time to time, in accordance with generally accepted accounting principles and practices in use at the date of this Indenture or at the date of any Class “A” Mortgage, as hereinafter defined, so long as such Class “A” Mortgage is in effect.

Evidence of Trustee’s approval of signer	The acceptance by the Trustee of any document the signer of which is required by some provision hereof to be approved by the Trustee, shall be sufficient evidence of its approval of the signer within the meaning of this Indenture.

Requirement for Officer’s Certificate and Opinion of Counsel	Every request or application by the Company for action by the Trustee under any of the provisions of this Indenture shall be accompanied by the Officers’ Certificate and the Opinion of Counsel provided for in Section 22.05 hereof.

A Resolution delivered to the Trustee shall be sufficient evidence of the Board of Director’s actions set forth therein.

“Adjusted Net Earnings”	Section 1.02 The term “Adjusted Net Earnings” is defined in Section 1.07 hereof.

“Annual Interest Requirements”	The term “Annual Interest Requirements” is defined in Section 1.07 hereof.

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§1.02

The term “Authorized Executive Officer of the Company” shall mean its Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President or any Vice-President.	“Authorized Executive Officer of the Company”

The term “Authorized Financial Officer of the Company” shall mean its Chief Financial Officer, Chief Accounting Officer, Controller, Comptroller, Treasurer or any Assistant Treasurer.	“Authorized Financial Officer of the Company”

The term “Authorized Purposes” shall mean the authentication and delivery of bonds, the release of property and/or the withdrawal of cash under any of the provisions of this Indenture.	“Authorized Purposes”

The term “Board of Directors” shall mean either the board of directors of the Company or any duly constituted committee authorized by Resolution to act for said board hereunder.	“Board of Directors”

The term “Class “A” Bonds” shall mean bonds now or hereafter issued and outstanding under (1) the Pacific Mortgage, (2) the Utah Mortgage and/or (3) any other Class “A” Mortgage or Mortgages.	“Class “A” Bonds”

The term “Class “A” Mortgage” shall mean the Pacific Mortgage, the Utah Mortgage and each other mortgage or deed of trust or similar indenture entered into by any corporation that is subsequently merged into or consolidated with the Company and hereafter designated an additional Class “A” Mortgage in a supplemental indenture to be executed and recorded as provided in Section 11.06 hereof.	“Class “A” Mortgage”

The term “Company” shall mean PacifiCorp, an Oregon corporation, and subject to the provisions of Article XVIII hereof, shall also include its successors and assigns. For the purposes of (i) clause (2) of subdivision (c) of Section 9.03 hereof, (ii) the second paragraph of Section 15.07 hereof, (iii) the second and third paragraphs of Section 15.14 hereof, (iv) Section 19.11 hereof, (v) Section 19.12 hereof and (vi) paragraph (3) of subdivision (a) of Section 19.13 hereof, the word “Company” shall be deemed to mean and refer to the Company and any other obligor on the bonds secured hereby.	“Company”

The term “Cost” with respect to Property Additions is defined in Section 1.04(III) hereof.	“Cost”

The term “Daily Newspaper” shall mean a newspaper of general circulation, printed in the English language and customarily published	“Daily Newspaper”

8

§1.02

on each business day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of similar import. In the event that successive weekly publications in a Daily Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Daily Newspapers. In case, by reason of the suspension of publication of any Daily Newspaper, or by reason of any other cause, it shall be impractical without extraordinary expense to make publication of any notice in a Daily Newspaper as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in a Daily Newspaper.

“Defaults”	The term “Defaults” is defined in Section 15.01 hereof.

“Engineer”	The term “Engineer” shall mean an individual who is an engineer, or a co-partnership or a corporation engaged in an engineering business, who or which, unless required to be independent, may be employed by the Company.

“Engineer’s Certificate”	The term “Engineer’s Certificate” shall mean a certificate signed by an Authorized Executive Officer of the Company and by an Engineer appointed by the Board of Directors; provided, however, if any property or securities are to be released from the Lien of this Indenture, the Engineer’s Certificate as to the fair value of such property or securities and as to matters referred to in clause (f) of subdivision (2) of Section 13.03 and clause (y) of Section 13.04(2)(a) hereof shall be made by an independent Engineer, appraiser, or other expert (who or which may be appointed by an Authorized Executive Officer of the Company), if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time Outstanding; but such a certificate of an independent Engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificates required by this Indenture is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate amount of (x) the principal amount of the bonds at the time Outstanding and (y) the principal amount of the Class A Bonds at the time Outstanding other than

9

§1.02

Class A Bonds delivered to and held by the Trustee hereunder. Each such certificate shall include the statements provided for in Section 22.05 hereof.

The term “Excepted Encumbrances” is defined in Section 1.06 hereof.	“Excepted Encumbrances”

The term “Federal Bankruptcy Act” shall mean the Bankruptcy Reform Act of 1978, any amendments thereto, or any law substituted therefor.	“Federal Bankruptcy Act”

The term “Fuel Transportation Facilities” shall mean railroad cars, conveyors, barges and other transportation equipment (other than trucks) used or to be used primarily for the transportation of coal, oil, nuclear fuel or other fuel.	“Fuel Transportation Facilities”

The term “Funded Bonds” is defined in Section 1.05 hereof.	“Funded Bonds”

The term “Funded Cash” is defined in Section 1.05 hereof.	“Funded Cash”

The term “Funded Property” is defined in Section 1.05 hereof.	“Funded Property”

The term “independent”, when applied to any accountant, Engineer, appraiser or other expert, shall mean such a person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the bonds or in any affiliate of the Company or of such other obligor and (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions, selected by an Authorized Executive Officer of the Company and who is approved by the Trustee in the exercise of reasonable care.	“independent”

The term “Independent Engineer’s Certificate” shall mean a certificate signed by an independent Engineer. Each such certificate shall include the statements provided for in Section 22.05 hereof.	“Independent Engineer’s Certificate”

The term “Investment Securities” shall mean any of the following obligations or securities on which neither the Company nor any of its subsidiaries or its affiliates is the obligor: (a) bonds or other obligations of the United States of America; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Trustee) having a combined capital and surplus of not less than Ten Million Dollars ($10,000,000), or savings and loan associations having total assets of not less than Forty Million Dollars	“Investment Securities”

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§§1.02, 1.03

($40,000,000); (c) bankers’ acceptances drawn on and accepted by commercial banks (which may include the Trustee) having a combined capital and surplus of not less than Ten Million Dollars ($10,000,000); (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories without regard to modifiers by a nationally recognized rating agency; (e) bonds or other obligations of any agency or instrumentality of the United States of America; (f) commercial or finance company paper which is rated in any of the two highest rating categories without regard to modifiers by a nationally recognized rating agency; (g) corporate debt securities rated in any of the three highest rating categories without regard to modifiers by a nationally recognized rating agency; (h) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than Ten Million Dollars ($10,000,000) (which may include the Trustee) with respect to any of the foregoing obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee.

“Lien hereof” and “Lien of this Indenture”	The terms “Lien hereof” and “Lien of this Indenture” shall mean the lien created by these presents (including the after-acquired property clauses hereof) and the lien created by any subsequent mortgage, pledge, grant of a security interest or delivery to the Trustee that effectively constitutes any property as a part of the security held by the Trustee upon the terms and trusts and subject to the covenants, conditions and uses specified in this Indenture.

“Mortgage” or “this Indenture”	The terms “Mortgage” or “this Indenture” shall mean this instrument and all indentures supplemental hereto.

“Mortgaged and Pledged Property”	Section 1.03 The term “Mortgaged and Pledged Property” shall mean as of any particular time the property which at said time is subject to the Lien of this Indenture.

“Net Earning Certificate”	The term “Net Earning Certificate” is defined in Section 1.07 hereof.

“Officers’ Certificate”	The term “Officers’ Certificate” shall mean a certificate signed by an Authorized Executive Officer of the Company, and by the Secretary or an Assistant Secretary or an Authorized Financial Officer of the

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§1.03

Company. Each such certificate shall include the statements provided for in Section 22.05 hereof.

The term “Opinion of Counsel” shall mean an opinion in writing signed by counsel (who may be an employee of or of counsel to the Company) appointed by an Authorized Executive Officer of the Company. Each such opinion shall include the statements provided for in Section 22.05 hereof.	“Opinion of Counsel”

The term “Original Trustee” shall mean Morgan Guaranty Trust Company of New York.	“Original Trustee”

The term “Outstanding”, subject to the provisions of Sections 15.07 and 21.07 hereof, shall mean as of any particular time with respect to bonds issued or issuable under this Indenture all bonds which theretofore shall have been authenticated and delivered by the Trustee under this Indenture, except (a) bonds theretofore paid, retired, redeemed, discharged or cancelled, or bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction so to apply the same, provided that, in the case of redemption, the notice required by Article XII hereof shall have been given or have been provided for to the satisfaction of the Trustee, (b) bonds deposited with or held in pledge by the Trustee under any of the provisions of this Indenture, including any so held under any sinking or other fund, and (c) bonds authenticated and delivered hereunder, upon transfer of which or in exchange or substitution for and/or in lieu of which other bonds have been authenticated and delivered under any of the provisions of this Indenture.	“Outstanding”

The term “Outstanding” with respect to Class “A” Bonds shall have the same meaning as it has with respect to such Class “A” Bonds under the applicable Class “A” Mortgage.	“Outstanding” (with respect to Qualified Lien Bonds)

The term “Outstanding” with respect to Qualified Lien Bonds is defined in Section 1.06 hereof.	“Outstanding” (with respect to Class “A” Bonds)

The term “Pacific Mortgage” shall mean the Mortgage and Deed of Trust, dated as of July 1, 1947, between Pacific Power & Light Company and Guaranty Trust Company of New York and Oliver R. Brooks, as Trustees, as heretofore or hereafter amended or supplemented.	“Pacific Mortgage”

The term “Proceeds of Released Property” shall mean the aggregate of the cash deposited with or received by the Trustee pursuant to the	“Proceeds of Released Property”

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§1.03

provisions of Section 13.03, Section 13.05 (except such cash as is to be paid over to the Company under the provisions of Section 13.06), or Section 13.07 hereof.

“Property Additions”	The term “Property Additions” is defined in Section 1.04 hereof.

“Qualified Lien”	The term “Qualified Lien” is defined in Section 1.06 hereof.

“Qualified Lien Bonds”	The term “Qualified Lien Bonds” is defined in Section 1.06 hereof.

“Resolution”	The term “Resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date certified.

“Responsible Officers”	The term “Responsible Officers” of the Trustee shall mean any officers of the Trustee assigned by the Trustee to administer its corporate trust business; and the term “Responsible Officer” shall mean and include any of said officers.

“Retired Bonds”	The term “Retired Bonds” shall mean any bonds authenticated and delivered under this Indenture (and not having been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes, subject to the provisions of Section 13.03 and Section 13.06 hereof permitting the revocation of the waiver of the right to the authentication and delivery of bonds) that shall have been purchased, paid, retired, redeemed or cancelled or surrendered to the Trustee for cancellation or for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction so to apply the same (provided that any such purchase, payment, retirement, redemption, cancellation or surrender of bonds shall have been, or is to be, effected otherwise than with cash which, after giving effect to the provisions of Sections 1.05 and 13.06 hereof, is then deemed to be or to have been Funded Cash, and, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee).

“Space Satellites”	The term “Space Satellites” shall mean any form of communications satellites, solar power satellites, space satellites, space stations and other analogous facilities whether or not in the Earth’s atmosphere.

“Trust Indenture Act”	The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and as in effect as of the date hereof, except as provided in Sections 8.01 and 21.09 hereof.

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§§1.03, 1.04

The term “Trustee” shall mean Morgan Guaranty Trust Company of New York and, subject to the provisions of Article XIX, shall also include its successors and assigns.	“Trustee”

The term “underwriter” is defined in Section 19.12 hereof.	“underwriter”

The term “Utah Mortgage” shall mean the Mortgage and Deed of Trust, dated as of December 1, 1943, between Utah Power & Light Company and Guaranty Trust Company of New York and Arthur E. Burke, as Trustees, as heretofore or hereafter amended or supplemented.	“Utah Mortgage”

The term “Wyodak Facility” shall mean that certain coal-fired, direct cycle, air-cooled steam electric generating station having a name-plate rating of 330,000 kilowatts located at Wyodak, Wyoming, including the real property on which such station is located and the coal supply system, water supply facilities and related real property easements, permits and rights-of-way, as more fully described in the Lease Agreement dated as of June 8, 1978 between PacifiCorp, a Maine corporation (formerly Pacific Power & Light Company) and Black Hills Corporation (formerly Black Hills Power and Light Company), as lessees, and The Wyoming National Bank Casper (formerly The Wyoming National Bank of Casper N.A.), as owner trustee and lessor, as amended.	“Wyodak Facility”

Section 1.04 (I) The term “Property Additions” shall mean all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed), all distribution systems; all service systems; all supply systems; Fuel Transportation Facilities; all power houses, gas plants, Space Satellites, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communication and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment	“Property Additions”

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§1.04

thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generator and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, and pipe lines (including, but not limited to, pipe lines for supplying fuel to the Company’s plants), gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam heat, water or communications and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; and other property, real or personal, and improvements, extensions, additions, renewals or replacements, acquired by the Company by purchase, consolidation, merger, donation, construction, erection or in any other way whatsoever, or in the process of construction or erection and used or usable or to be used in or in connection with the business or businesses of generating, manufacturing, exploring for and developing, producing, transmitting, transporting, distributing, supplying or managing the use of energy or fuel in any form, including, without limitation, electricity or gas for light, heat, power, refrigeration or other purposes or of generating, manufacturing, producing, transmitting, transporting, distributing or supplying water for drinking, power, heat or other purposes or steam or hot water for power, heat or other purposes.

Property not included as Property Additions	The term “Property Additions” shall not, however, include (1) any shares of stock, bonds, notes or other obligations or other securities or contracts, leases, or operating agreements, bills, notes and other instruments, accounts receivable, general intangibles or choses in action, or (2) except as herein otherwise specifically provided, going value, goodwill, franchises or governmental permits or licenses granted to or acquired by the Company, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto, or (3) any merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other

15

§1.04

vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; or rolling stock, buses, motor coaches, automobiles or other vehicles, or any aircraft (other than Fuel Transportation Facilities and Space Satellites), or (4) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, or timber, minerals, mineral rights and royalties, or (5) any property, the cost of acquiring, making or constructing of which is chargeable to operating expenses.

(II) When any Property Additions are certified to the Trustee in any certificate in any application under any of the provisions of this Indenture as the basis of one or more Authorized Purposes (except in the case of the release of property, or the withdrawal of cash representing the proceeds of insurance on damaged or destroyed property or Proceeds of Released Property or payment of or on account of obligations secured by purchase money mortgages, in each case on the basis of Property Additions acquired or constructed within ninety (90) days prior to the date of the application for such release, or to the receipt by the Trustee of such cash, or subsequent to such application or receipt of cash),	Provisions for netting Property Additions

(A) there shall be deducted from the Cost or fair value thereof to the Company, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the fair value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to this Section, then such fair value in lieu of Cost) of all Funded Property of the Company retired (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or fair value to the Company of Property Additions theretofore certified to the Trustee, and

(B) there may, at the option of the Company, be added to such Cost or fair value, as the case may be, the sum of

(a) the principal amount of any obligations secured by purchase money mortgages and any cash (other than proceeds

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§1.04

of such purchase money obligations), not theretofore so added and which the Company then elects so to add, received by the Trustee or the trustee or other holder of any Qualified Lien, in either case representing the proceeds of insurance on, or of the release or other disposition of, Funded Property retired;

(b) ten-sevenths (10/7ths) of the principal amount of any bond(s) or fraction of a bond, not theretofore so added and which the Company then elects so to add, the right to the authentication and delivery of which under the provisions of Section 4.01, Section 5.04 or Section 6.01 hereof shall have been waived as the basis of the release of Funded Property retired; and

(c) the Cost to the Company of any Property Additions (including Property Additions subject to the lien of a Class “A” Mortgage) not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired (including Funded Property subject to the lien of a Class “A” Mortgage);

provided, however, that the aggregate of the amounts added under clause (B) above shall in no event exceed the amounts deducted under clause (A) above and provided further, that neither any reduction in the Cost or book value of property recorded in the plant account of the Company nor the transfer of any amounts appearing in such account to intangible and/or adjustment accounts otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, or retired from plant account, shall be deemed to be Funded Property retired for the purposes of this Section.

“Cost”	(III) The term “Cost” with respect to Property Additions made the basis under any of the provisions of this Indenture of one or more Authorized Purposes shall mean, in the case of Property Additions subject to a Class “A” Mortgage at the time of acquisition by the Company, and so long as such Class “A” Mortgage is in effect, the “Cost” for similar purposes under such Class “A” Mortgage and, in the case of any other Property Additions, the sum of (i) any cash forming a part of such Cost, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any prior lien bonds secured by prior lien (other than a Class “A” Mortgage) upon such Property Additions, outstanding at the time of their acquisition, unless

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§§1.04, 1.05

the Engineer’s Certificate in subdivision (3) of Section 5.06 hereof provided for shall state that the required amount has theretofore been deducted in compliance with the provisions of Section 5.04 hereof when other Property Additions subject to such prior lien shall have been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes, and (iv) the principal amount of any other indebtedness incurred or assumed as all or part of the Cost to the Company of such Property Additions; provided, however, that, notwithstanding any other provision of this Indenture, in any case where Property Additions shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, property or securities or the incurring or assumption of indebtedness, no determination of Cost shall be required, and wherever in this Indenture provision is made for Cost or fair value, the Cost, in such case, shall mean an amount equal to the fair value thereof.

If any Property Additions are shown by the Engineer’s Certificate provided for in subdivision (3) of Section 5.06 hereof to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof may include the amount of cash or the value of any portion of the securities paid or delivered for any rights and intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such rights and intangible property.

For the purposes of the deductions required by this Section, the Cost and/or the fair value to the Company of Funded Property retired shall be determined as follows: (aa) in the case of property which at any time is or was Funded Property under a Class “A” Mortgage, the Cost thereof shall be the “Cost” for similar purposes under such Class “A” Mortgage; and (bb) in the case of any other Property Additions retired, the Cost or the fair value thereof to the Company shall be the Cost or the fair value thereof to the Company at the time such Property Additions became Funded Property.

Section 1.05 The term “Funded Property” shall mean:	“Funded Property”

(1) all property, except property expressly excepted from the Lien of this Indenture, owned by Pacific Power & Light Company on July 1, 1947, or owned by Utah Power & Light Company on December 1, 1943; and any property subject to any other Class “A”

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§1.05

Mortgage that was funded (i.e., not available for Authorized Purposes) under such Class “A” Mortgage immediately after such Class “A” Mortgage came into existence;

(2) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture;

(3) all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture, subject, however, to the provisions of Section 13.03 hereof;

(4) all Property Additions to the extent that the same shall have been substituted (otherwise than under the release or cash withdrawal provisions hereof) for Funded Property retired;

(5) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of any Funded Cash, as hereinafter defined, held by the Trustee hereunder or by the trustee or other holder of a Qualified Lien as hereinafter defined, subject, however, to the provisions of subdivision (III) of Section 9.05 hereof and clause (a) of Section 13.06 hereof, and except to the extent that any such Property Additions shall no longer be deemed to be Funded Property in accordance with the provisions of clause (b) of Section 13.06 hereof;

(6) all property to the extent that the same shall have been made the basis of the authentication and delivery of Outstanding Class “A” Bonds, or that shall have been made the basis of the authentication and delivery of retired Class “A” Bonds that were utilized to issue Outstanding Class “A” Bonds (e.g., as contemplated by Section 29 of the Pacific Mortgage or Section 29 of the Utah Mortgage);

(7) all property to the extent that the same shall have been made the basis of the release, or substituted for cash made the basis of the release, from the lien of a Class “A” Mortgage of property that had been made the basis of the authentication and delivery of Outstanding Class “A” Bonds, or retired Class “A” Bonds that were utilized to issue Outstanding Class “A” Bonds, or that had been substituted for such property; and

(8) all property to the extent that (a) the same shall have been made the basis of the authentication and delivery of either Class “A” Bonds held by the Trustee hereunder as specified in an Officers’ Certificate pursuant to clause (b) of Section 14.01 hereof, or retired

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§1.05

Class “A” Bonds that were utilized to issue the Class “A” Bonds specified in such an Officers’ Certificate, or (b) the same shall have been made the basis of the release, or substitution for cash made the basis of the release, from the lien of a Class “A” Mortgage of property that had been the basis of the authentication and delivery of Class “A” Bonds specified in such Officers’ Certificate, or that had been substituted for such property.

In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (2), (3), (5), (6) and (7) of this Section, only a part of the Cost or fair value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.

All Funded Property that shall be retired on the books of the Company from plant account or abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 1.04 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property but as in this Indenture provided may at any time thereafter again become Funded Property.

The term “Funded Bonds” shall mean Class “A” Bonds deposited hereunder.	“Funded Bonds”

The term “Funded Cash” shall mean:	“Funded Cash”

(a) cash, held by the Trustee hereunder, or by the trustee or other holder of a Qualified Lien as hereinafter defined, to the extent that it represents the proceeds of insurance on or the release of or the taking by eminent domain of property, or the proceeds of the release of obligations secured by purchase money mortgage which obligations have been delivered to the Trustee or to the trustee or other holder of a Qualified Lien pursuant to Article XIII hereof and used as a credit in any application for the release of property hereunder, or the proceeds of payment to the Trustee or to such other trustee or holder on account of the principal of obligations secured by purchase money mortgage which obligations have been delivered to it pursuant to Article XIII hereof and used as a credit in any application for the release of property hereunder;

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§§1.05, 1.06

(b) any cash deposited with the Trustee under Section 7.01 and/or 9.13 hereof; and

(c) any cash received by the Trustee from the purchase, redemption, or payment at maturity of Funded Bonds.

“Excepted Encumbrances”	Section 1.06 The term “Excepted Encumbrances” shall mean as of any particular time any of the following:

(a) liens for taxes, assessments or governmental charges not then delinquent and liens for worker’s compensation awards and similar obligations not then delinquent and undetermined liens or charges incidental to construction, and liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by the Company in good faith as provided in Section 9.04 hereof;

(b) any liens securing indebtedness, neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission line, transportation line, distribution line or right of way purposes;

(c) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of the Company;

(d) rights reserved to or vested in others to take or receive any part of the power, gas, oil or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Company;

(e) easements, restrictions, exceptions or reservations in any property and/or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, whether in effect at the time the Company acquired such property or right of way or thereafter created or suffered by the Company, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by the Company;

21

§§1.06

(f) rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by the Company;

(g) any obligations or duties, affecting the property of the Company, to any municipality or public authority with respect to any franchise, grant, license or permit; and

(h) any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying to the property or facilities of the Company, including, without limiting the generality of the foregoing, those which apply particularly to Space Satellites.

The term “Qualified Lien” shall mean any mortgage or other lien (not included in the term Class “A” Mortgage nor in the term Excepted Encumbrances) prior to the Lien of this Indenture, existing at any particular time upon any Property Additions (so long as such Property Additions remain subject to the Lien hereof) then or theretofore made the basis under any of the provisions of this Indenture for one or more Authorized Purposes.	“Qualified Lien”

The term “Qualified Lien Bonds” shall mean bonds, obligations or other principal indebtedness secured by a Qualified Lien and payable in United States dollars.	“Qualified Lien Bonds”

The term “Outstanding” with respect to Qualified Lien Bonds shall mean as of any particular time all Qualified Lien Bonds theretofore authenticated and delivered by the trustee or other holder of the Qualified Lien securing the same and/or, if there be no such trustee or other holder, all Qualified Lien Bonds theretofore made and delivered by the maker (or his, her or its successor) of such Qualified Lien, except (A) Qualified Lien Bonds theretofore paid, retired, redeemed, discharged or cancelled, (B) Qualified Lien Bonds held hereunder, (C) Qualified Lien Bonds held by the trustee or other holder of a Qualified Lien (under conditions such that no transfer of ownership or possession of such Qualified Lien Bonds by the trustee or other holder of such Qualified Lien is permissible thereunder except upon a default thereunder or to the Trustee hereunder to be held subject to the provisions of Article X hereof or to the trustee or other holder of a Qualified Lien for cancellation or to be held	“Outstanding” (with respect to Qualified Lien Bonds)

22

§§1.06, 1.07

uncancelled under the terms of a Qualified Lien under like conditions), (D) Qualified Lien Bonds for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held, with irrevocable direction so to apply, by the Trustee hereunder or by the trustee or other holder of a Qualified Lien; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for, and (E) Qualified Lien Bonds upon transfer of which or in exchange or substitution for and/or in lieu of which other Qualified Lien Bonds have been authenticated and delivered or made and delivered under any of the provisions of the Qualified Lien securing such Qualified Lien Bonds.

“Net Earning Certificate”	Section 1.07 The term “Net Earning Certificate” shall mean a certificate signed by an Authorized Executive Officer of the Company and an accountant, who unless required to be independent, may be an officer or employee of the Company, stating:

Adjusted Net Earnings	(A) the Adjusted Net Earnings of the Company for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery under this Indenture of bonds then applied for is made, specifying:

(1) its operating revenues (which may include revenues of the Company subject when collected to possible refund at a future date) with the principal divisions thereof;

(2) its operating expenses, with the principal divisions thereof, including, without limitation, all expenses and accruals for repairs and maintenance plus the lesser of (x) two per centum (2%) of the average amount for such period of twelve (12) consecutive calendar months in plant account representing depreciable property owned by the Company or (y) all appropriations out of income for property retirement in respect of all property owned by the Company;

(3) the amount remaining after deducting the amount required to be stated in such certificate by clause (2) of this Section from the amount required to be stated therein by clause (1) of this Section;

(4) its rental revenues (net) not otherwise included in such certificate;

23

§1.07

(5) the sum of the amounts required to be stated in such certificate by clauses (3) and (4) of this Section;

(6) its other income (net);

(7) the sum of the amounts required to be stated in such certificate by clauses (5) and (6) of this Section;

(8) the amount, if any, by which the aggregate of (a) such other income (net) and (b) that portion of the amount required to be stated in such certificate by clause (5) of this Section which, in the opinion of the signers, is directly derived from the operations of property (other than paving, grading and other improvements to, under or upon public highways, bridges, parks or other public properties of analogous character) not subject to the Lien of this Indenture at the date of such certificate, exceeds fifteen per centum (15%) of the sum required to be stated by clause (7) of this Section; provided, however, if the amount required to be stated in such certificate by clause (5) of this Section includes revenues from the operation of property not subject to the Lien of this Indenture, there shall be included in the calculation to be made pursuant to this clause (8) such reasonable interdepartmental or interproperty revenues and expenses between the Mortgaged and Pledged Property and the property not subject to the Lien hereof as shall be allocated to such respective properties by the Company; and

(9) the Adjusted Net Earnings of the Company for such period of twelve (12) consecutive calendar months (being the amount remaining after deducting in such certificate the amount required to be stated by clause (8) of this Section from the sum required to be stated by clause (7) of this Section);

(B) the Annual Interest Requirements, being the interest requirements, if any, for twelve (12) months upon:	Annual Interest Requirements

(i) all bonds Outstanding hereunder at the date of such certificate, except any for the payment of which the bonds applied for are to be issued; provided that, if any such series of Outstanding bonds bears interest at varying rates, then the interest on such series of bonds shall be computed at the current rate then in effect; and if such Outstanding bonds have been issued after the end of such twelve (12) consecutive calendar months, then computed at the initial rate upon issuance;

24

§1.07

(ii) all bonds then applied for in pending applications, including the application in connection with which such certificate is made, computed at the initial rate upon issuance;

(iii) all Qualified Lien Bonds which will be Outstanding immediately after the authentication of the bonds then applied for in pending applications, including the application in connection with which such certificate is made; provided that, if any Qualified Lien Bonds bear interest at varying rates, then the interest on such Qualified Lien Bonds shall be computed at the current rate then in effect; and if such Qualified Lien Bonds have been issued after the end of such twelve consecutive calendar months, then computed at the initial rate upon issuance;

(iv) all Class “A” Bonds Outstanding under Class “A” Mortgages at the date of such certificate, except any held hereunder and except any for the payment of which the bonds applied for are to be issued; provided that, if any Class “A” Bonds bear interest at varying rates, then the interest on such Class “A” Bonds shall be computed at the current rate then in effect; and, if Class “A” Bonds have been issued after the end of such twelve consecutive calendar months, then computed at the initial rate upon issuance; and

(v) the principal amount of all other indebtedness (except Class “A” Bonds held hereunder and except indebtedness for the payment of which the bonds applied for are to be issued and indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a Qualified Lien or lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture with irrevocable direction so to apply the same; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided), outstanding in the hands of the public on the date of such certificate and secured by lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture, if said indebtedness has been assumed by the Company or if the Company customarily pays the interest upon the principal thereof.

25

§1.07

In calculating such Adjusted Net Earnings, all the Company’s expenses for taxes (other than income, profits and other taxes measured by, or dependent on, net income), assessments, rentals and insurance shall be included in its operating expenses, or otherwise deducted from its revenues and income; provided, however, that no expenses or provisions for interest on any of its indebtedness or for the amortization of debt discount, premium and expense, or loss on reacquired debt, amortization of property (other than depreciation or other similar provisions for property retirement), or for other amortization, or for any other extraordinary charge to income of whatever kind or nature, or for refunds of revenues previously collected by the Company subject to possible refund, or for any improvement or sinking fund or other device for the retirement of any indebtedness, shall be required to be included in operating expenses to be deducted from, or shall be otherwise required to be deducted from, its revenues or its other income and no extraordinary items of any kind or nature shall be included in calculating such Adjusted Net Earnings.	Calculation of operating expenses to be deducted

If any of the property of the Company owned by it at the time of the making of any Net Earning Certificate shall have been acquired during or after any period for which Adjusted Net Earnings of the Company are to be computed, the Adjusted Net Earnings of such property (computed in the manner in this Section provided for the computation of the Adjusted Net Earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, may, at the option of the Company, be included in the Adjusted Net Earnings of the Company for all purposes of this Indenture, and shall be included if such property has been operated as a separate unit or if the earnings therefrom are readily ascertainable.	Adjusted Net Earnings of property acquired during or after earnings period

In any case where a Net Earning Certificate is required as a condition precedent to the authentication and delivery of bonds, such certificate shall also be made and signed by an independent public accountant, if the aggregate principal amount of bonds then applied for plus the aggregate principal amount of bonds authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earning Certificate is not required, or with respect to which a Net Earning Certificate made and	Requirement for independent public accountant

26

§1.07; Art. II, §2.01

signed by an independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the aggregate amount of the bonds at the time Outstanding; but no Net Earning Certificate need be made and signed by any person other than an Authorized Executive Officer of the Company and an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.

Each such certificate shall include the statements required by Section 22.05 hereof.

“appropriations out of income for property retirement”	The phrase “appropriations out of income for property retirement”, and other phrases of similar import shall be deemed to include not only charges made upon a retirement accounting theory but also charges made on any depreciation or other accounting theory intended to provide for retirement of property.

Calculations of Annual Interest Requirements of bonds if interest payable solely in foreign coin or currency	Unless otherwise specifically provided with respect to a series of bonds, if interest on any bonds Outstanding hereunder is payable solely in the coin or currency of a foreign nation, then the Annual Interest Requirements for such bonds shall be the Company’s United States dollar obligation therefor in the applicable currency exchange agreement required by subsection 2.03 (16) hereof or, if such exchange agreement is not in effect, then the Annual Interest Requirements for such bonds shall be based upon the Federal noon buying rate (on a date within 10 days prior to the date of the application for the authentication and delivery under this Indenture of bonds in connection with which such Net Earning Certificate is delivered) of such foreign coin or currency in The City of New York, New York (or, if no such noon buying rate is, after reasonable inquiry, determinable by the signers of such certificate, then such other rate as they shall reasonably determine).

Article II
Forms, Execution, Registration, Exchange and
Other General Provisions as to Issue of Bonds

Amount of bonds which may be secured hereby	Section 2.01 The aggregate principal amount of bonds which may be authenticated and delivered from time to time under this Indenture is unlimited.

27

§§2.02, 203

Section 2.02 Nothing in this Indenture shall limit the power of the Board of Directors (in conformity with applicable law) to fix the price at which the bonds authenticated and delivered under any of the provisions of this Indenture may be issued, exchanged, sold or disposed of, but any or all of said bonds may be issued, exchanged, sold or disposed of upon such terms and for such consideration as the Board of Directors may deem fit.	Board of Directors may fix terms and consideration for issue, etc. of bonds

Section 2.03 The bonds may be issued in one or more series pursuant to Articles IV, V, VI and VII hereof. Other than the First Series of bonds issued pursuant to Article III hereof, each such series of bonds, the form or forms thereof, the terms and conditions thereof, and the following other matters in connection therewith shall be established in or pursuant to one or more Resolutions and (to the extent not set forth in such Resolutions) detailed in an accompanying Officers’ Certificate (which shall also certify all actions taken pursuant to such Resolutions), and/or shall be established in one or more indentures supplemental hereto, prior to the initial issuance of bonds of such series:	Series of bonds and establishment thereof Matters to be established:

(1) the title of the bonds and the series in which such bonds shall be included (which shall distinguish the bonds of the series from all other bonds);	(1)	Title and series

(2) any limit upon the aggregate principal amount of the bonds of that series which may be authenticated and delivered under this Indenture (except for bonds authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other bonds of that series pursuant to Section 2.08, 2.09, 2.11, 2.12, 12.04 or 21.09 hereof);	(2)	Limit on aggregate principal amount

(3) the date or dates on which the principal of the bonds of that series is payable or the manner of determining the same;	(3)	Maturity date or dates

(4) the rate or rates at which the bonds of that series shall bear interest, if any, or the manner of determining the same, the date or dates from which such interest shall accrue, or the manner of determining the same, the date or dates on which such interest shall be payable and the date or dates for the determination of persons to whom interest shall be payable on any such date, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;	(4)	Interest rate or rates, etc.

(5) the place or places where the principal of (and premium, if any) and interest, if any, on the bonds of that series shall be payable;	(5)	Place or places for payment

28

(6)	Optional redemption or prepayment	(6) the period or periods within which, the price or prices at which and the terms and conditions upon which the bonds of that series may be redeemed or prepaid, in whole or in part, or the manner of determining the same, at the option of the Company;

(7)	Mandatory redemption, prepayment or purchase	(7) the obligation, if any, of the Company to redeem, prepay or purchase bonds of that series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof; and the period or periods within which, the price or prices at which and the terms and conditions upon which bonds of that series shall be redeemed, prepaid or purchased, in whole or in part, or the manner of determining the same, pursuant to such obligation;

(8)	Denominations if not a multiple of $1,000	(8) if other than denominations of $1,000 and any multiple thereof, the denominations in which the bonds of that series shall be issuable;

(9)	Portion of series payable upon acceleration if other than principal amount	(9) if other than the principal amount thereof, the portion of the principal amount of the bonds of that series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 15.03 hereof;

(10)	Additional events of default	(10) any event of default with respect to the bonds of that series if not set forth in Article XV hereof;

(11)	Defeasance terms	(11) terms relating to the defeasance of bonds of that series, if any;

(12)	Obligation of Company regarding payment without tax deduction and/or reimbursement; creation of sinking fund; conversion of bonds	(12) any obligation of the Company for the payment of the principal of the bonds of that series or the interest thereon, or both, without deduction for taxes and/or for the reimbursement of taxes in case of payment by the bondholders, it being agreed that such obligation may be limited to taxes imposed by any taxing authorities of a specified class and may exclude from its operation or be limited to any specified tax or taxes or any portion thereof; and/or expressing any obligation of the Company for the creation of a sinking fund or other analogous device for the bonds of that series; and/or expressing an obligation of the Company to permit the conversion of bonds of that series into capital stock of the Company or of any other corporation of any designated class or classes;

(13)	Exchange privileges	(13) any privilege of the bondholders of that series to make, at a specified place or places, any or all of the following exchanges, namely, exchanges of coupon bonds for fully registered bonds; exchanges of fully registered bonds for coupon bonds; exchanges of coupon bonds for coupon bonds of other authorized denominations; exchanges of fully registered bonds for fully registered bonds of

29

§2.03

other authorized denominations; exchanges of bonds of one series for bonds of another series; and such privilege of exchange may in any case be made subject to such conditions, limitations or restrictions as the Board of Directors or officers of the Company pursuant to authority delegated by the Board of Directors may determine and the privilege of exchange may in any case be conferred upon the holders of bonds of one or more denominations and withheld from the holders of bonds of other denominations of the same series and may in any case be conferred on the holders of fully registered bonds and withheld from the holders of coupon bonds or vice versa;

(14) provisions acceptable to the Trustee for fully registered bonds of that series that may be registered as to the payment of principal to one holder and to the payment of interest to another holder, and for different rights of such holders with respect to redemption of such bonds, voting rights, remedies upon default and other matters;	(14)	Splitting of interest and principal payments

(15) provisions for compliance with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or conforming to usage;	(15)	Compliance with laws, rules, regulations or usage

(16) the coin or currency (which need not be coin or currency of the United States of America) in which the principal of and interest on such bonds shall be paid; provided, however, and notwithstanding any provision in this Indenture to the contrary, no bonds shall be issued hereunder which the Company shall be required to pay in a coin or currency other than that of the United States of America unless the Company shall have deposited with the Trustee, to be held as part of the Mortgaged and Pledged Property, a currency exchange agreement with an entity having, at the time of such deposit, at least as good financial rating as that of the Company that, in the opinion of an independent accountant, appraiser or other expert as certified in writing to the Trustee, gives the Company at least as much protection against currency exchange fluctuation as is usually obtained by similarly situated borrowers;	(16)	Coin or currency in which principal and interest paid; currency exchange agreement

(For purposes of calculations under this Indenture (including calculations of principal amount under Articles IV, V, VI and VII), the principal amount of any bonds Outstanding hereunder payable in a foreign coin or currency shall be the Company’s United States dollar obligation therefor in the applicable currency exchange agreement entered into pursuant to the foregoing subsection (16).	Calculation of principal of bonds payable in foreign coin or currency

30

§§2.03, 2.04, 2.05, 2.06

(17)	Uncertificated system of registration	(17) any uncertificated system of registration utilized for the bonds of that series; and/or

(18)	Other terms	(18) any other terms of the bonds of that series (which terms shall not be inconsistent with the provisions of this Indenture).

Bonds of same series substantially identical Bonds of same series may be issued at different times; series may be reopened and aggregate principal amount increased		All bonds of any one series shall be substantially identical except as otherwise established in accordance with this Section 2.03. All bonds of any one series need not be issued at the same time, and, unless otherwise established in accordance with this Section 2.03, a series may be reopened and the aggregate principal amount of bonds of that series which may be authenticated and delivered under this Indenture increased for issuances of additional bonds of that series.

Bonds and coupons expressed in one or more foreign languages		Section 2.04 The bonds and coupons of any series may be expressed in one or more foreign languages, if also expressed in the English language. The English text shall govern the construction thereof and both or all texts shall constitute but a single obligation.

Kinds and denominations of bonds		Section 2.05 Any series of bonds may be executed, authenticated and delivered originally as coupon bonds and/or as fully registered bonds in such denomination or denominations as established in accordance with Section 2.03 with respect to a series of bonds.

Dates, interest, etc. of registered bonds		Section 2.06 Unless otherwise established in accordance with Section 2.03 with respect to a series of bonds, fully registered bonds shall be dated as of the date of authentication. Unless other provisions (including, but not limited to, provisions establishing record dates for the payment of interest) are specifically provided with respect to a series of bonds, fully registered bonds shall bear interest from the beginning of the current interest period for that series; provided, however, that if any fully registered bond shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any bond or bonds upon which interest is in default, it shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such fully registered bond shall have been delivered, unless otherwise specifically provided as aforesaid with respect to a series of bonds.

Coupon bonds shall be dated as of such date as may be established in accordance with Section 2.03 with respect to a series of bonds and as designated in the form established for such series of coupon bonds.

31

§§2.07, 2.08

Section 2.07 Any bond may have imprinted thereon or included therein any legend or legends required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage, and the Board of Directors by Resolution may at any time amend the form of any legend to be used on bonds then Outstanding so as to comply with any such law, rule or regulation, or so as to conform to usage.	Legends on bonds

Section 2.08 Unless otherwise established in accordance with Section 2.03 with respect to a series of bonds, in all cases in which the privilege of exchanging bonds exists and is exercised, the bonds to be exchanged shall be surrendered at such place or places as shall be designated by the Board of Directors by Resolution for that purpose, with all unmatured coupons appertaining thereto (in the case of coupon bonds) and the Trustee shall authenticate and the Company shall deliver in exchange therefor the bond or bonds which the bondholder making the exchange shall be entitled to receive, having attached thereto, in the case of coupon bonds, all unmatured coupons appertaining thereto. In case at the time of any such exchange, interest on the bonds of such series is in default, all coupon bonds of such series surrendered for exchange and delivered in exchange shall be accompanied by all matured coupons in default unless such coupons have heretofore been previously surrendered. All bonds so surrendered for exchange shall be in bearer form, or if registered, accompanied by a written instrument or instruments of transfer wherever required by the Company duly executed by the registered owner or his, her or its duly authorized attorney. All bonds so surrendered for exchange and the coupons appertaining thereto shall be cancelled by the Trustee. Upon any transfer of bonds as permitted by the next succeeding Section, and upon any exchange of bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge and in addition may charge a sum not exceeding a sum, if any, provided as a term of such series of bonds for each bond authenticated and delivered upon any such transfer or exchange, which sum shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange. The Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any interest payment date of said series (unless such series has a record date for the payment of interest), or next preceding any designation of bonds of said series to be	Surrender and cancellation of bonds upon exchange Authentication and delivery of bonds Charges

32

§§2.08, 2.09, 2.10

redeemed. The Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

Books for registration and transfer of bonds Registration of coupon bonds Transfer of fully registered bonds Cancellation of registered bonds	Section 2.09 The Company shall keep, at such place or places as shall be designated for the purpose, books for the registration and transfer of bonds issued hereunder, which, at all reasonable times, shall be open for inspection by the Trustee; and upon presentation of bonds duly endorsed for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any bonds issued under this Indenture and entitled to registration or transfer at such office. Upon the registration of any coupon bond as to principal, the fact of such registration shall be noted on such bond. Upon the transfer of any fully registered bond, the Trustee shall authenticate and the Company shall issue in the name of the transferee or transferees a new fully registered bond or new fully registered bonds of the same series for a like principal amount in authorized denominations. All fully registered bonds so surrendered for transfer shall be cancelled by the Trustee.

Execution of bonds Execution by former officers Matured coupons may be detached before authentication of bonds	Section 2.10 All bonds authenticated and delivered hereunder shall, from time to time, be executed on behalf of the Company by an Authorized Executive Officer of the Company, whose signature may be facsimile, and its corporate seal shall be thereon impressed or imprinted and attested by its Secretary or one of its Assistant Secretaries, whose signature may be facsimile. The coupons to be attached to coupon bonds shall bear the facsimile signature of an Authorized Financial Officer of the Company. In case any of the officers who shall have signed any bonds or attested the seal thereon, or whose facsimile signature appears on any coupon, shall cease to be such officers of the Company before the bonds so signed and/or sealed shall have been actually authenticated and delivered by the Trustee or issued by the Company, such bonds nevertheless may be authenticated, delivered and/or issued with the same force and effect as though the person or persons who signed such bonds and/or attested the seal thereon and/or whose facsimile signature appears on any coupon had not ceased to be such officer or officers of the Company. Before authenticating any coupon bonds, the Trustee shall cut off and cancel all matured coupons thereto attached (except as otherwise provided or permitted in Sections 2.08 and 2.12 hereof).

33

§§2.11, 2.12

Section 2.11 There may be authenticated and delivered and issued from time to time in lieu of (or in exchange for) any definitive bond or bonds issued or issuable under this Indenture one or more temporary bonds substantially of the tenor of the bonds hereinbefore established, with or without one or more coupons, and with or without the privilege of registration as to principal only, or as to both principal and interest, and such temporary bond or bonds may be in such denomination or denominations as the Board of Directors may determine. Until a definitive bond or bonds secured hereby are delivered in exchange therefor, each such temporary bond or bonds shall be entitled to the Lien and benefit of this Indenture. Upon the exchange by the Company of definitive coupon bonds or definitive fully registered bonds for temporary bonds (which exchange the Company shall make on request of, and without charge to, the holder, when definitive bonds are ready for delivery) such temporary bond or bonds and any unmatured coupons appertaining thereto shall be cancelled by the Trustee. When and as interest is paid upon presentation of any unregistered temporary bond without coupons, the fact of such payment shall be noted by the Trustee or a paying agent thereon and interest due on any temporary bond which is represented by a coupon shall be paid only upon presentation and surrender of such coupon for cancellation. Unregistered temporary bonds without coupons of any series shall bear interest from the beginning of the current interest period for bonds of that series in which such unregistered temporary bonds without coupons shall be authenticated.	Temporary bonds may be issued Temporary bonds are secured hereby Cancellation of temporary bonds Payment of interest on unregistered temporary bonds

Section 2.12 Upon receipt by the Company and the Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any bond Outstanding hereunder and/or the coupons appertaining thereto, and of indemnity satisfactory to them, and upon payment, if the Company or the Trustee shall require it, of a reasonable charge and upon reimbursement to the Company and the Trustee of all reasonable expense incident thereto, and upon surrender and cancellation of such bond, if mutilated, and the coupons appertaining thereto, if any, the Company may execute, and the Trustee shall thereupon authenticate and deliver, a new bond of like tenor and of the same series with all unpaid coupons, if any, appertaining thereto in lieu of such stolen, lost, destroyed or mutilated bond and coupons, if any, or if any such bond or any coupon shall have matured or be about to mature, and upon the holder’s compliance with the provisions of this Section, the Company may pay the same without surrender thereof instead of issuing a substituted bond or coupon. Any indemnity bond shall name as obligees the Company, the Trustee, and, if requested by the Company, any paying agent.	Bonds issuable to replace stolen, lost, destroyed or mutilated bonds

34

§2.13; Art. III, §3.01

Trustee’s certificate	Section 2.13 No bond shall be secured hereby unless there shall be endorsed thereon the certificate of the Trustee that it is one of the bonds (or temporary bonds) of the series therein designated, herein provided for; and such certificate on any such bond shall be conclusive evidence that such bond has been duly authenticated and delivered by the Trustee.

Article III
First Series of Bonds

Bonds of the First Series Date of Maturity Interest Rate Date of issue	Section 3.01 There shall be a series of bonds in the principal amount of $500,000 designated “10.45% Series due January 9, 1990” (herein sometimes referred to as the “First Series”), each of which shall also bear the descriptive title “First Mortgage and Collateral Trust Bond”. The form, terms and conditions thereof shall be established in or pursuant to a Resolution. Bonds of the First Series shall mature on January 9, 1990, and shall be issued as fully registered bonds; they shall bear interest at the rate of ten and forty-five hundredths per centum (10.45%) per annum, payable on July 9, 1989 and at maturity; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the First Series shall be dated as in Article II hereof provided.

Redemption	(I) Bonds of the First Series shall not be redeemable prior to maturity.

Exchangeability	(II) At the option of the registered owner, any bonds of the First Series, upon surrender thereof for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall (subject to the provisions of Article II hereof) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

(III) Bonds of the First Series in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) shall be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee, and delivered (whether before or after the filing or recording hereof), in accordance with the written order or orders of the Company signed by an Authorized Executive Officer of the Company, and by its Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company.

35

Art. IV, §4.01

Article IV
Issuance of Bonds upon Deposit of
Class “A” Bonds with Trustee

Section 4.01 (I) The Trustee shall, from time to time, upon the written order or orders of the Company signed by an Authorized Executive Officer of the Company, and by its Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company, authenticate and deliver bonds hereunder of one or more series of a principal amount not exceeding the principal amount of Class “A” Bonds delivered to the Trustee hereunder and maturing on the maturity date of the bonds being issued hereunder on the basis of such Class “A” Bonds, but only after the Trustee shall have received the following:	Bonds issuable on basis of Class “A” Bonds Requirements

(1) the Resolution provided for in subdivision (1) of Section 5.06 hereof;	(1)	Resolution

(2) the Officers’ Certificate provided for in subdivision (2) of Section 5.06 hereof and, in the case of bonds being issued to refund bonds issued hereunder, in Section 11.05 hereof;	(2)	Officers’ Certificate

(3) subject to the provisions of subdivision (II) of this Section 4.01, a Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.05 hereof;	(3)	Net Earning Certificate

(4) the Opinion of Counsel provided for in subdivision (8) of Section 5.06, and stating the signer’s opinion to the effect that the Class “A” Bonds being made the basis for the authentication and delivery of the bonds then applied for are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and such Class “A” Bonds are entitled to the benefit of the security afforded by the corresponding Class “A” Mortgage;	(4)	Opinion of Counsel

(5) copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (4) of this Section; and	(5)	Further certificates, etc.

(6) the Class “A” Bonds being made the basis for the authentication and delivery of the bonds then applied for (whether then or theretofore delivered to the Trustee).	(6)	Deposit of Class “A” Bonds

36

§4.01

Class “A” Bonds delivered to the Trustee pursuant to the provisions of this Section 4.01 need not contain identical or similar terms as to interest rates, redemption rights or other terms (other than maturity dates) as the bonds being issued hereunder on the basis of such Class “A” bonds.

Class “A” Bonds delivered to the Trustee pursuant to the provisions of this Section 4.01 shall be held by the Trustee in accordance with the provisions of Article X hereof.

Conditions when no Net Earning Certificate required	(II) No Net Earning Certificate shall be required if an Officers’ Certificate is delivered, making the statements provided for in Section 11.05 hereof relating to the authentication and delivery of the bonds then being requested in the written order or orders of the Company under this Section 4.01 and indicating that no Net Earning Certificate is required hereunder pursuant to this subsection 4.01(II), unless one of the following conditions exists:

(i) an application for the authentication and delivery of bonds under any of the provisions of this Indenture, which shall have contained a Net Earning Certificate, shall have been made to the Trustee subsequent to the delivery to the trustee of a Class “A” Mortgage of an irrevocable direction to apply moneys to the purchase, payment, retirement and/or redemption of, or subsequent to the cancellation or surrender for cancellation of, any Class “A” Bonds on the basis of which other Class “A” Bonds are to be authenticated and delivered pursuant to the provisions of Section 29 of the Pacific Mortgage or Section 29 of the Utah Mortgage (as the case may be), as then in effect, or pursuant to the corresponding provisions of another Class “A” Mortgage, and in such Net Earning Certificate the Annual Interest Requirements on the bonds to be authenticated and delivered pursuant to the provisions of this Section 4.01 shall not have been included, or

(ii) the Class “A” Bonds on the basis of which other Class “A” Bonds are to be authenticated and delivered mature by their terms at a date more than two years after the date of authentication and delivery of the bonds applied for pursuant to this Section 4.01 and bear a lower interest rate than the bonds applied for, in either of which cases the Trustee shall receive a Net Earning Certificate showing the Adjusted Net Earnings to be as required by Section 5.05 hereof.

37

Art. V, §§5.01, 5.02, 5.03, 5.04

Article V
Issuance of Bonds on the Basis of Property Additions

Section 5.01 The Trustee shall, from time to time, upon the written order or orders of the Company signed by an Authorized Executive Officer of the Company, and by its Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company, authenticate and deliver bonds hereunder of one or more series upon the basis of Property Additions, but only in accordance with and subject to the conditions, provisions and limitations set forth in this Article V.	Bonds issuable on basis of Property Additions

Section 5.02 No bonds shall be authenticated and delivered at any time under the provisions of this Article V, upon the basis of Funded Property.	No Bonds issuable on basis of Funded Property

Section 5.03 Bonds of any one or more series may be authenticated and delivered under the provisions of this Article V upon the basis of Property Additions for a principal amount not exceeding seventy per centum (70%) of the balance of the Cost or of the fair value thereof to the Company (whichever shall be less) after making any deductions and any additions pursuant to Section 1.04 hereof.	Cost or fair value of Property Additions as limiting amount of bonds issuable

Section 5.04 In all cases in which it shall appear, from the Engineer’s Certificate hereinafter in Section 5.06 hereof provided for, that Property Additions proposed to be made the basis of one or more Authorized Purposes are subject to a Qualified Lien, the principal amount of the then Outstanding Qualified Lien Bonds secured by a Qualified Lien thereon (in the case of the authentication and delivery of bonds under the provisions of this Article V or the withdrawal of cash under Section 7.02 hereof) or ten-sevenths (10/7ths) of such principal amount (in the case of the release of property under any provisions hereof or the withdrawal of cash under Section 13.06 hereof) shall be deducted from the principal amount of bonds which might otherwise be authenticated or from the amount of cash which might otherwise be withdrawn or from the fair value of property which might otherwise be released or from the amount for which the Company might otherwise be entitled to a credit, unless such certificate shall also state that the required amount has theretofore been deducted pursuant to the provisions of this Section when other Property Additions subject to such Qualified Lien have theretofore been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes, and that since the date of such deduction	Issuance of bonds on basis of Property Additions subject to Qualified Lien

38

§5.04

property subject to the Lien of this Indenture has continued to be subject to such Qualified Lien.

Refunding of Qualified Lien Bonds	If, at any time after an amount equal to the principal amount of any Outstanding Qualified Lien Bonds shall have been, in accordance with the provisions of this Section, deducted from the principal amount of bonds which might otherwise be authenticated and delivered hereunder, or the required principal amount shall have been deducted in connection with the withdrawal of cash or the release of property, the Company shall either:

(A) deposit with the Trustee any such principal amount of Qualified Lien Bonds to be held and dealt with by the Trustee in the manner and subject to the conditions and provisions set forth in Article X hereof; or

(B) file with the Trustee an Officers’ Certificate to the effect that the principal amount of such Outstanding Qualified Lien Bonds to the extent of the principal amount deducted as aforesaid, (1) has been reduced, or concurrently with the action requested will be reduced, by payment, or by the irrevocable deposit with the trustee or other holder of the Qualified Lien securing the same, of moneys in the necessary amount for the purchase, payment or redemption thereof, or otherwise reduced, and that such reduction has not been, and will not be, effected by the use, by the trustee or other holder of such Qualified Lien, of cash which (after giving effect to the provisions of Sections 1.05 and 13.06 hereof) is then deemed to be or to have been Funded Cash; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for, or (2) has been ascertained by final judicial determination or otherwise to the satisfaction of the Trustee to be in whole or in part invalid, and specifying the amount of reduction or the extent of the invalidity, as the case may be, supported by an Opinion of Counsel;

then, and in either such case, the Company shall be entitled to the authentication and delivery of further bonds up to a principal amount equivalent to and on the basis of the principal amount of the Qualified Lien Bonds so deposited with the Trustee, or (as the case may be) equivalent to and on the basis of the amount by which the principal amount of such Qualified Lien Bonds shall be certified to have been and/or to be reduced or to have been ascertained to be invalid, but not exceeding in the aggregate a principal amount equivalent to the aggregate of the

39

§5.04

respective principal amounts of Qualified Lien Bonds Outstanding under each respective Qualified Lien immediately after such lien shall have become a Qualified Lien and in respect of which bonds the deductions required by the provisions of this Section shall have been made.

Notwithstanding any other provisions herein contained, it shall not be necessary to comply with the provisions of Section 5.05 hereof or to furnish any Net Earning Certificate in connection with the authentication and delivery of bonds under the foregoing provisions of this Section unless the Qualified Lien Bonds on the basis of which bonds are to be so authenticated and delivered, mature by their terms at a date more than two years after the authentication and delivery of the bonds applied for and bear a lower interest rate than the bonds applied for.

No bonds shall be authenticated and delivered under the provisions of this Section by reason of the deposit of any Qualified Lien Bonds or the payment, reduction or ascertainment of invalidity thereof to the extent that such deposit or payment, reduction or ascertainment of invalidity shall theretofore have been used as a basis, under the provisions of this Section, of the authentication and delivery of bonds or to the extent that a waiver by the Company of its right to the authentication and delivery of bonds on the basis of any such deposit, payment, reduction or ascertainment of invalidity is then in effect, or by reason of the deposit of any Qualified Lien Bonds with respect to which deposit the Company shall have certified that it elects not to have any bonds authenticated hereunder on the basis thereof, or by reason of the deposit of any Qualified Lien Bonds with the Trustee under the provisions of Section 9.13 hereof.	Limit on bond authentication based on property subject to Qualified Lien

No bonds shall be authenticated and delivered under the provisions of this Article V (nor Funded Cash be withdrawn nor Funded Property be released under any of the provisions of this Indenture) upon the basis of any Property Additions subject to a Qualified Lien unless it shall be stated in an Engineer’s Certificate accompanying the application that:	Additional limit on bond authentication based on property subject to Qualified Lien

(a) the principal amount of all bonds theretofore authenticated and delivered by the Trustee (including any bonds for the authentication and delivery of which application is then made) under the provisions of this Article V upon the basis of such Property Additions subject to a Qualified Lien as shall have continued to be subject to a Qualified Lien or upon the basis of a reduction in the principal amount of Outstanding Qualified Lien Bonds on such Property Additions as shall have continued to be subject to a Qualified Lien,

40

§5.04

(b) the total amount of Funded Cash deposited with the Trustee under the provisions of Section 7.01 hereof and theretofore withdrawn (including any such Funded Cash for the withdrawal of which application is then made) under any of the provisions of this Indenture upon the basis of such Property Additions subject to a Qualified Lien as shall have continued to be subject to a Qualified Lien,

(c) seventy per centum (70%) of all Funded Cash deposited with the Trustee under any of the provisions of this Indenture (other than the provisions of Section 7.01 hereof) and theretofore withdrawn (including any such Funded Cash for the withdrawal of which application is then made) under any of the provisions of this Indenture upon the basis of such Property Additions subject to a Qualified Lien as shall have continued to be subject to a Qualified Lien,

(d) seventy per centum (70%) of the Cost or the fair value to the Company, whichever is less (at the date of the Engineer’s Certificate in which such Property Additions shall have been made the basis of the release hereinafter in this clause (d) mentioned), of such Property Additions subject to a Qualified Lien as shall have continued to be subject to a Qualified Lien, used as a basis for the release from the Lien of this Indenture of Funded Property, and

(e) the principal amount of all Qualified Lien Bonds to be Outstanding upon the granting of such application,

do not in the aggregate exceed fifteen per centum (15%) of the aggregate principal amount of (1) all bonds to be Outstanding under this Indenture upon the granting of such application, including those applied for, and (2) all Qualified Lien Bonds to the extent that such Qualified Lien Bonds shall be Outstanding upon the granting of such application.

Subject to the provisions of Sections 19.01 and 19.02 hereof, the Trustee may assume that any Property Additions subject to a Qualified Lien which shall have formed the basis, under any of the provisions of this Indenture, for the authentication and delivery of bonds or the withdrawal of Funded Cash or the release of Funded Property have continued to be subject to a Qualified Lien until the Trustee shall have received an Officers’ Certificate (accompanied by a concurring Opinion of Counsel) to the contrary.

41

§§5.04, 5.05, 5.06

If at any time and from time to time, by reason either of the discharge of any Qualified Lien or of any increase in the aggregate amount of bonds authenticated and delivered under this Indenture, there shall be a change in the aggregate principal amount of bonds which may be authenticated and delivered within the limitations prescribed by this Section, then any bonds, which before such change were not permitted to have been authenticated and delivered by reason of such limitations, may be authenticated and delivered subject to such limitations as fixed by such change.

No bonds shall be authenticated and delivered under the provisions of this Section unless the Trustee at the time of the application for such authentication and delivery shall receive a Resolution, Officers’ Certificate and Opinion of Counsel such as are described in subdivisions (1), (2) and (8) of Section 5.06 hereof, together with copies of the officially authenticated certificates or other documents, if any, specified in such Opinion of Counsel, and, in case the bonds are to be authenticated and delivered under the provisions of the next preceding paragraphs of this Section by reason of an increase in the aggregate principal amount of bonds authenticated and delivered under this Indenture having increased the aggregate principal amount of bonds which may be authenticated and delivered within the limitations prescribed by this Section, a Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.05 hereof.	Documents received by Trustee

Section 5.05 No bonds other than the bonds of the First Series (as set forth in Article III hereof) shall be authenticated and delivered upon the basis of Property Additions unless, as shown by a Net Earning Certificate, the Adjusted Net Earnings of the Company for the period therein referred to shall have been in the aggregate at least equivalent to twice the Annual Interest Requirements as shall be specified, pursuant to the provisions of subdivision (B) of Section 1.07 hereof, in such Net Earning Certificate. No Net Earning Certificate is required as to the authentication and delivery of said bonds of the First Series.	Requirements as to net earnings

Section 5.06 No bonds shall be authenticated or delivered hereunder by the Trustee upon the basis of Property Additions until the Trustee shall have received the following:	Requirements for issuance of bonds upon basis of Property Additions:

(1) a Resolution requesting the Trustee to authenticate and deliver bonds, (a) specifying the principal amount of bonds called for and the series thereof, (b) specifying or setting forth a method by	(1) Resolution

42

§5.06

which all other matters with respect thereto as required by this Indenture (including those terms and conditions described in Section 2.03 hereof) are to be established, and (c) specifying the officer or officers of the Company to whom, or upon whose written order, such bonds shall be delivered;

(1) Officers’ Certificate	(2) an Officers’ Certificate complying with the requirements of Section 22.05 hereof (a) detailing the matters required to be set forth therein as provided in Section 2.03 hereof, and (b) stating that to the knowledge of the signers none of the events which itself or with a lapse of time would constitute a Default of the type specified in subdivisions (a) through (h) of Section 15.01 hereof has occurred and is continuing;

(2) Engineer’s Certificate

(3)  an Engineer’s Certificate made and dated not more than ninety (90) days prior to the date of such application,

(a)  describing in reasonable detail the Property Additions made the basis of the application;

(b)  stating that all the Property Additions made the basis of the application are Property Additions as defined in Section 1.04 hereof;

(c)  stating that such Property Additions are desirable for use in the proper conduct of the business of the Company;

(d)  stating that such Property Additions, to the extent of the Cost or fair value thereof (whichever is less) to the Company made the basis of the application, do not consist of Funded Property;

(e)  stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

(f)  briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities, the securities so delivered and stating the date of such delivery;

(g)  stating what part, if any, of such Property Additions includes property (other than property acquired from PacifiCorp, a Maine corporation, and from Utah Power & Light Company, a Utah corporation, upon the merger of those corporations into

43

§5.06

the Company) which within six months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and showing whether or not the fair value thereof to the Company is less than Twenty-five Thousand Dollars ($25,000) and whether or not the fair value thereof to the Company is less than one per centum (1%) of the aggregate amount of (x) the principal amount of the bonds at the time Outstanding and (y) the principal amount of the Class A Bonds at the time Outstanding other than Class A Bonds delivered to and held by the Trustee hereunder;

(h)  stating, except as to Property Additions with respect to the fair value to the Company of which a statement is to be made in an Independent Engineer’s Certificate as provided for in subdivision (4) of this Section, that the fair value to the Company as of the date of such certificate of such Property Additions is a specified amount;

(i)  stating the amount required to be deducted under the provisions of subdivision (A) of Section 1.04 hereof and the amount elected to be added under the provisions of clauses (a), (b) and (c) of subdivision (B) of Section 1.04 hereof in respect of Funded Property retired of the Company;

(j)  stating whether or not the required amount has theretofore been deducted in compliance with the provisions of Section 5.04 hereof when other Property Additions subject to a Qualified Lien, referred to in the Opinion of Counsel provided for in subdivision (7) of this Section, were made the basis under any of the provisions of this Indenture of one or more Authorized Purposes and, if so, when such deduction was made and whether since the date of such deduction property subject to the Lien of this Indenture has continued to be subject to such Qualified Lien;

(k)  making such statements, if any, as may be required to be stated in an Engineer’s Certificate by the provisions of Section 5.04 hereof; and

(l)  stating that the easements, restrictions, exceptions, reservations or rights, if any, of the character mentioned in clauses (e) and (f) of Section 1.06 hereof, to which any property or rights of way included in such Property Additions are subject,

44

§5.06

and the defects, irregularities and deficiencies in titles of the character mentioned in said clauses of any property or rights of way included in such Property Additions do not materially impair the use of such property or rights of way for the purposes for which the same are held by the Company;

(4) Independent Engineer’s Certificate	(4) in case any Property Additions are shown by the Engineer’s Certificate provided for in subdivision (3) above to include property (other than property acquired from PacifiCorp, a Maine corporation, and Utah Power & Light Company, a Utah corporation, upon the merger of those corporations into the Company) which within six months prior to the date of acquisition thereof by the Company, has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the fair value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate principal amount of the bonds at the time Outstanding hereunder, a further certificate consisting of an Independent Engineer’s Certificate stating as to such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Engineer’s Certificate provided for in subdivision (3) of this Section that the then aggregate fair value thereof to the Company, as of the date of such Independent Engineer’s Certificate, in the opinion of the signer is a specified amount; and in the case of the authentication and delivery of bonds, the fair value to the Company in the opinion of the signer of any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of bonds, and as to which an Independent Engineer’s Certificate has not previously been furnished to the Trustee;

(5) Written appraisal in certain cases	(5) in case any Property Additions are shown by the Engineer’s Certificate provided for in subdivision (3) above to have been acquired, made or constructed in whole or in part through the delivery of securities, a written appraisal of an engineer, appraiser or other expert person, firm or corporation, stating in the opinion of the signer the fair market value in cash of such securities at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

45

§5.06

(6) except in the case of the authentication of the bonds of the First Series, a Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.05 hereof;	(6) Net Earning Certificate

(7)  an Opinion of Counsel stating the signer’s opinion:

(a)  to the effect that (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture is, or upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will be, a lien on all the Property Additions made the basis of such application, subject to no lien thereon prior or equal to the Lien of this Indenture except Qualified Liens and Excepted Encumbrances and that the Company has the right to remove any such Property Additions which are located on any leasehold or which are on property as to which the Company has an easement, prior to or upon the termination of such leasehold or easement, without compensation or other remuneration and free of any lien prior or equal to the Lien of this Indenture, except Qualified Liens and Excepted Encumbrances;

(b)  to the effect that the Company has corporate authority to operate the Property Additions with respect to which such application is made; and

(c)  as to the general nature and extent of any Qualified Liens existing upon any of such Property Additions, and the principal amount of the then Outstanding Qualified Lien Bonds secured thereby, if any;

(7) Opinion of Counsel

(8)  an Opinion of Counsel complying with the requirements of Section 22.05 hereof and stating the signer’s opinion to the effect that:

(a)  the issue of the bonds has been duly authorized by the Company and has been established in accordance with Section 2.03 hereof;

(b)  the issue of the bonds has been duly authorized by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates, or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite; and

(8) Further Opinion of Counsel

46

§5.06; Art. VI, §6.01

(c) the Company has contracted to pledge such bonds to secure other indebtedness of a principal amount not less than seventy-five per centum (75%) of the principal amount of such bonds or has sold or contracted to sell or to issue for value such bonds;

(9) Instruments of conveyance	(9) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in subdivision (7) above; and

(10) Further certificates, etc.	(10) copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (8) above.

If, in order to render the Opinion of Counsel provided for in subdivision (7) or subdivision (8) above, the signer thereof shall deem it necessary that additional facts or matters be stated in the Engineer’s Certificate provided for in subdivision (3) above, then in such event the Engineer’s Certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

The amount of the Cost of any Property Additions and the fair value thereof to the Company and the fair market value in cash of any securities so delivered in payment therefor or for the acquisition thereof and the amount of any deductions and any additions made pursuant to Section 1.04 hereof shall be determined for the purposes of this Article V by the appropriate certificate provided for in this Section. In the case of Property Additions subject to a Qualified Lien, the fair value of such Property Additions shall be determined as if such Property Additions were free of such Qualified Lien.

Article VI Issuance of Bonds upon Retirement of Bonds Previously Outstanding Hereunder

Bonds Issuable on basis of retirement of bonds previously outstanding	Section 6.01 Subject to the provisions of Section 6.02 hereof, the Trustee shall, from time to time, upon the written order or orders of the Company signed by an Authorized Executive Officer of the Company, and by its Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company, authenticate and deliver bonds hereunder of one or more series of a principal amount equal to and on the basis of the

47

§6.01

principal amount of any Retired Bonds, but only after the Trustee shall have received the following:	Requirements:

(1) the Resolution provided for in subdivision (1) of Section 5.06 hereof;	(1) Resolution

(2) the Officers’ Certificate provided for in subdivision (2) of Section 5.06 hereof;	(2) Officers’ Certificate

(3) an Officers’ Certificate stating that Retired Bonds, specified by series (in an aggregate principal amount not less than the aggregate principal amount of bonds in respect of which such written order or orders for authentication and delivery is or are made under this Section 6.01) have theretofore been pledged to secure indebtedness of a principal amount not less than seventy-five per centum (75%) of the principal amount of such Retired Bonds or sold or issued for value and are the basis for such written order or orders;	(3) Further Officers’ Certificate

(4) the Opinion of Counsel provided for in subdivision (8) of Section 5.06 hereof; and	(4) Opinion of Counsel

(5) copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (4) of this Section.	(5) Further certificates, etc.

In case (i) an application for the authentication and delivery of bonds under any of the provisions of this Indenture, which shall have contained a Net Earning Certificate, shall have been made to the Trustee subsequent to the delivery to the Trustee of an irrevocable direction to apply moneys to any such purchase, payment, retirement and/or redemption of, or subsequent to the cancellation or surrender for cancellation of, any bonds on the basis of which other bonds are to be authenticated and delivered pursuant to the provisions of this Article VI, and in such Net Earning Certificate the Annual Interest Requirements on any such bonds to be authenticated and delivered shall not have been included, or (ii) the Bonds on the basis of which other bonds are to be so authenticated and delivered mature by their terms at a date more than one year after the date of authentication and delivery of the bonds applied for and bear a lower interest rate than the bonds applied for, then the Trustee shall in either such case also receive a Net Earning Certificate showing the Adjusted Net Earnings to be as required by Section 5.05 hereof.	Net Earning Certificate in certain cases

48

§§6.01, 6.02; Art. VII, §7.01

Any and all coupon bonds delivered to the Trustee pursuant to this Article shall be accompanied by all unmatured coupons appertaining thereto.

Requirement as to discharge of Class “A” Mortgage	Section 6.02 No bonds shall be authenticated or delivered hereunder pursuant to the provisions of Section 6.01 hereof on the basis of the principal amount of any Retired Bonds theretofore authenticated and delivered under Section 4.01 hereof until the Class “A” Mortgage under which the Class “A” Bonds made the basis for the authentication and delivery of the Retired Bonds has been discharged pursuant to the provisions of Section 106 of the Pacific Mortgage, or of Section 116 of the Utah Mortgage, or of a comparable section of another Class “A” Mortgage (as the case may be), as then in effect.

Article VII Issuance of Bonds upon Deposit of Cash with Trustee

Bonds issuable on basis of cash deposited with the Trustee Requirements:	Section 7.01 The Trustee shall, from time to time, upon the written order or orders of the Company signed by an Authorized Executive Officer of the Company, and by its Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company, authenticate and deliver bonds hereunder of one or more series upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the bonds so requested to be authenticated and delivered but only after the Trustee shall have received:

(1) Resolution	(1) the Resolution provided for in subdivision (1) of Section 5.06 hereof;

(2) Officers’ Certificate	(2) the Officers’ Certificate provided for in subdivision (2) of Section 5.06 hereof;

(3) Net Earning Certificate	(3) a Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.05 hereof;

(4) Opinion of Counsel	(4) the Opinion of Counsel provided for in subdivision (8) of Section 5.06 hereof; and

(5) Further certificates, etc.	(5) copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (4) of this Section.

49

§§7.02, 7.03

Section 7.02 All cash deposited with the Trustee under the provisions of the next preceding Section hereof shall be held by the Trustee as a part of the Mortgaged and Pledged Property, and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee evidenced by a Resolution, in an amount equal to the aggregate principal amount of bonds to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this Section otherwise provided).	Withdrawal of cash in lieu of bonds

Upon any such application for withdrawal the Company shall comply with all applicable provisions of this Indenture relating to the authentication and delivery of such bonds except that the Company shall not be required to comply with any earning requirement or to deliver to the Trustee any Resolution, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (6) and (8) of Section 5.06 hereof.	Compliance with provisions of Indenture

Any withdrawal of cash under this Section shall operate as a waiver by the Company of its right to the authentication and delivery of the bonds on which it is based and such bonds may not thereafter be authenticated and delivered hereunder, and any Property Additions which have been made the basis of any such right to the authentication and delivery of bonds so waived shall have the status of Funded Property and shall be deemed to have been made the basis of the withdrawal of such cash, and any bonds or Qualified Lien Bonds which have been made the basis of any such right to the authentication and delivery of bonds so waived shall be deemed to have been made the basis of the withdrawal of such cash and any Class “A” Bonds which have been made the basis of any such right to the authentication and delivery of bonds shall be deemed to have been made the basis of the withdrawal of such cash.	Effect of cash withdrawal on right to issue bonds

Section 7.03 If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of Section 7.01 hereof may be used or applied to the purchase, payment or redemption of bonds in the manner and subject to the conditions provided in subdivisions (3) and (4) of Section 13.06 hereof; provided, however, that, none of such cash shall be applied to the payment of more than the principal amount of any	Application of cash to retire bonds

50

§7.03; Art. VIII, §8.01

bonds so purchased, paid or redeemed, except to the extent that the aggregate principal amount of all bonds theretofore, and of all bonds then to be, purchased, paid and/or redeemed with cash deposited under Section 7.01 hereof shall have exceeded the aggregate cost for principal, interest, brokerage and premium, if any, on all bonds theretofore, and on all bonds then to be, purchased, paid and/or redeemed with cash so deposited.

Article VIII Amendments to the Trust Indenture Act

Reservation of right to amend Indenture as necessary or desireable based on amendments to Trust Indenture Act	Section 8.01 The Company reserves the right, without any consent or other action by holders of bonds, to make such amendments to this Indenture (a) as shall be necessary from time to time in order to qualify this Indenture under the Trust Indenture Act as in force on the date of the making of any such amendment, and/or (b) as may in the judgment of the Company (as set forth in a Resolution) from time to time be desirable and as may hereafter become permitted by virtue of amendments to the Trust Indenture Act in force on the date of such amendment to this Indenture; provided that no such amendment shall, without the consent of the holder of any bond issued under this Indenture affected thereby, impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or permit the creation of any lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any of the property mortgaged and pledged thereunder or permit the deprivation of such bondholder of a lien upon the Mortgaged and Pledged Property for the security of his, her or its bonds (subject only to the lien of taxes for the then current year, the lien of taxes, assessments or governmental charges not then due and delinquent and to any mortgage or other liens existing upon said property which are prior to this Indenture at the time of such amendment), and holders of any bonds Outstanding under this Indenture by acceptance of such bonds, agree and consent to the making of any such amendments.

51

Art. IX, §§9.01, 9.02, 9.03

Article IX Particular Covenants of the Company

Section 9.01 The Company hereby covenants that on the day hereof it is lawfully possessed of all the Mortgaged and Pledged Property; that it will maintain and preserve the Lien of this Indenture so long as any of the bonds issued hereunder are Outstanding; that (subject to the provisions of Section 18.03 hereof) all property of the Company hereafter acquired, made or constructed and wheresoever situated, except any hereinbefore or hereinafter expressly excepted, shall be subject to the Lien of this Indenture just as though said property was now owned by the Company and described herein; and that it has good right and lawful authority to mortgage and pledge the Mortgaged and Pledged Property, as provided in and by this Indenture.	Possession; maintenance of Lien; Lien extends to all property unless expressly excepted

Section 9.02      The Company hereby covenants that it will duly and punctually pay the principal of and interest and premium, if any, on all bonds Outstanding hereunder, according to the terms thereof; and that as the coupons appertaining to said bonds are paid they will be cancelled.

Payment of principal and interest; cancellation of coupons

Section 9.03 (a) The Company hereby covenants that, whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will in the manner provided in Section 19.15 hereof appoint a Trustee so that there shall be at all times a Trustee hereunder which shall at all times be a bank or trust company having its principal office and place of business in the United States of America, if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and which shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia (provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Securities and Exchange Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 9.03 shall be automatically amended to permit a corporation organized and doing business under the laws of any such other jurisdiction to serve as Trustee hereunder), with a combined capital and surplus of at least Five Million Dollars ($5,000,000) or the foreign currency equivalency thereof, and authorized under such laws to exercise corporate trust powers and	Appointment of Trustee Automatic amendment

52

§9.03

subject to supervision or examination by a supervisory or examining authority.

Company to maintain office or agency Results of failure to maintain such office or agency

(b)  The Company hereby covenants that it will keep an office or agency, while any of the bonds issued hereunder are Outstanding, at any and all places at which the principal of or interest on any of said bonds and coupons appurtenant thereto shall be payable, where bonds entitled to be registered, transferred, exchanged or converted may be presented or surrendered for registration, transfer, exchange or conversion, where notices, presentations and demands to or upon the Company in respect of such bonds or coupons as may be payable at such places or in respect of this Indenture may be given or made, and for the payment of the principal thereof and interest and premium, if any, thereon. The Company will from time to time give the Trustee written notice of the location of such office or offices or agency or agencies, and in case the Company shall fail to maintain such office or offices or agency or agencies or to give the Trustee written notice of the location thereof, then in addition to any other remedy or right arising as a result of the violation of the covenants contained in this Section, the Company agrees that any such notice, presentation or demand in respect of said bonds or coupons or of this Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its corporate trust office, and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in either of such events and the principal of and interest and premium, if any, on said bonds shall in such event be payable at said office of the Trustee.

Duty of paying agent other than Trustee	(c) The Company hereby covenants that, if it shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest on the bonds (and premium, if any); and (2) that such paying agent shall give the Trustee notice of any default by the Company in the making of any deposit with it for the payment of the principal of or interest on the bonds (and premium, if any), and of any default by the Company in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent except to the extent required by law.

53

§§9.03, 9.04

(d) The Company hereby covenants that, if the Company acts as its own paying agent, it will, on or before each due date of each installment of principal or interest on the bonds, set aside and segregate and hold in trust for the benefit of the bondholders or the Trustee a sum sufficient to pay such principal or interest so becoming due on the bonds (and premium, if any) and will notify the Trustee of such action, or of any failure to take such action.	Duty of Company acting as paying agent

(e) Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section, such sums to be held by the Trustee upon the trusts in this Indenture contained.	Delivery to Trustee of sums held by other paying agent

(f) Anything in this Section to the contrary notwithstanding, the holding of sums in trust as provided in this Section is subject to the provisions of Section 22.03 hereof.	All sums to be held subject to Section 22.03

Section 9.04 The Company hereby covenants that it will pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged and Pledged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged and Pledged Property, before the same shall become delinquent, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the Mortgaged and Pledged Property, and all covenants, terms and conditions upon or under which any of the Mortgaged and Pledged Property is held; that it will not suffer any lien to be hereafter created upon the Mortgaged and Pledged Property, or any part thereof, or the income therefrom, prior or equal to the Lien hereof, other than Excepted Encumbrances, and other than, in the case of property hereafter acquired, vendors’ liens, purchase money mortgages and any lien thereon at the time of the acquisition thereof (including but not limited to a Class “A” Mortgage), and within four months after any lawful claim or demand for labor, materials, supplies or other objects has become delinquent which if unpaid would or might by law be given precedence over the Lien of this Indenture as a lien or charge upon any of the Mortgaged and Pledged Property, or the income therefrom, it will pay or cause to be discharged or make adequate provisions to satisfy or discharge the same; provided, however, that nothing in this Section contained shall require the Company to observe or conform to any	Payment of taxes, etc., discharge of liens

54

§§9.04, 9.05

requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings; and provided that nothing in this Section contained shall require the Company to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any damages which may reasonably be anticipated from failure to pay the same shall be given to the Trustee; and that, save as aforesaid, it will not suffer any matter or thing whereby the Lien hereof might or could be impaired in contravention of the provisions hereof.

Insurance on property Other method or plan of protection against loss by fire	Section 9.05 (I) The Company hereby covenants that it will keep or cause to be kept all the property subject to the Lien hereof insured against fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, any loss, except as to materials and supplies and except as to any particular loss less than the greater of Four Million Dollars ($4,000,000) or two per centum (2%) of the bonds Outstanding hereunder on the date of such particular loss, to be made payable to the Trustee as the interest of the Trustee may appear, to the trustee of a Class “A” Mortgage, or to the trustee or other holder of any mortgage or other lien constituting a Qualified Lien or any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be made payable or that it will, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies, and that if it shall adopt such other method or plan, it will, except as to materials and supplies and except as to any particular loss less than the greater of Four Million Dollars ($4,000,000) or two per centum (2%) of the bonds Outstanding hereunder on the date of such particular loss, pay to the Trustee on account of any loss sustained by reason of the destruction or damage of such property by fire, an amount of cash equal to such loss less any amounts otherwise paid to the Trustee, to the trustee of a Class

55

§9.05

“A” Mortgage, or to the trustee or other holder of any mortgage or other lien constituting a Qualified Lien or any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

(II)  All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance against loss by fire shall, subject to the requirements of a Class “A” Mortgage, any mortgage constituting a Qualified Lien or any other lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding or renewal of the property destroyed or damaged, upon receipt by the Trustee of (1) an Officers’ Certificate requesting such reimbursement, (2) an Engineer’s Certificate stating the amounts so expended or committed for expenditure and the nature of such rebuilding or renewal and the fair value to the Company of the property rebuilt or renewed or to be rebuilt or renewed and if

(A)  within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(B)  the fair value to the Company of such property as set forth in such Engineer’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time Outstanding under this Indenture, the Engineer making such certificate shall be an independent Engineer, and (3) an Opinion of Counsel that the property so rebuilt or renewed or to be rebuilt or renewed is or will be subject to the Lien hereof to the same extent as was the property so destroyed or damaged, provided, however, that to the extent that moneys paid by the Trustee to the

Application of insurance proceeds

56

§§9.05, 9.06

Company for reimbursement, as aforesaid, shall represent the proceeds of property that was not Funded Property destroyed or damaged by fire, the property so rebuilt or renewed (for which reimbursement is so made), shall not be deemed to be Funded Property.

Use of money not applied to rebuilding or renewal within eighteen months	(III) Any such money not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 13.06 hereof.

Fire insurance policies; provision for maximum deductible amount and/or co-insurance or self insurance provisions with maximum dollar amount	(IV) Anything in this Indenture to the contrary notwithstanding, the Company may have fire insurance policies with (a) a deductible provision in a dollar amount per occurrence not exceeding the greater of Five Million Dollars ($5,000,000) or three per centum (3%) of the bonds Outstanding hereunder on the date such policy goes into effect and/or (b) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding 30% of the loss proceeds otherwise payable; provided, however, the dollar amount described in clause (a) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (x) on property of similar character insured by companies similarly situated and operating like property or (y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

Maintenance of Mortgaged and Pledged Property	Section 9.06 (I) The Company will not, except as herein permitted, do or suffer any act or thing whereby the Mortgaged and Pledged Property might or could be materially impaired, and it will at all times maintain, preserve and keep the Mortgaged and Pledged Property, as an operating system or systems capable of engaging in all or any of the businesses described in the first sentence of subdivision (I) of Section 1.04 hereof, in good repair, working order and condition. The Company will from time to time make all needful and proper repairs, replacements, additions, betterments and improvements, so that the operations and business of and pertaining to the Mortgaged and Pledged Property, as an operating system or systems, shall at all times be conducted properly and advantageously; and whenever any portion of the Mortgaged and Pledged Property shall have been worn out or destroyed

57

§9.06

or shall have become obsolete or otherwise unfit for use, the Company will procure substitutes of at least equal utility and efficiency, so that at all times the efficiency of the Mortgaged and Pledged Property, as an operating system or systems, shall be fully maintained.

(II) Nothing herein contained, however, shall be held to prevent the Company from permanently discontinuing the operation of or reducing the capacity of any of its plants or properties, if, in the judgment of the Company, any such action which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company, or if the Company is ordered so to do by regulatory authority having jurisdiction in the premises, or if the Company intends to sell or dispose of the same and within a reasonable time shall endeavor to effectuate such sale; nor shall anything herein contained be construed to prevent the Company from taking such action with respect to the use of its plants and properties as is proper under the circumstances; including the cessation or omission to exercise rights, permits, licenses, privileges or franchises which, in the judgment of the Company, can no longer be profitably exercised or availed of; provided, however, the Company covenants that it will, within sixty (60) days after its determination permanently to discontinue the operation of any of its plants or properties subject to the Lien of this Indenture of a Cost, determined as provided in Section 1.04 hereof, in any one case in excess of Five Million Dollars ($5,000,000) or in the aggregate in any period of twelve (12) consecutive calendar months in excess of Ten Million Dollars ($10,000,000), furnish the Trustee for information purposes with an Officers’ Certificate setting forth the Cost, as so determined, to the Company of the plants, or properties, the operation of which the Company shall have determined so to discontinue.	Permanent discontinuance of operation or reduction of capacity of any plants or property

(III) Whenever (but not more often than once in any period of five (5) years) the holders of at least twenty-five per centum (25%) in principal amount of the bonds Outstanding hereunder shall deliver to the Trustee and to the Company a written statement that they have reasonable grounds to believe that the Mortgaged and Pledged Property has not been adequately maintained, as an operating system or systems, in good repair, working order and condition and request the Company to furnish to the Trustee an Independent Engineer’s Certificate stating whether or not the Mortgaged and Pledged Property, as an operating system or systems, has been maintained in good repair, working order and condition, and whether or not there is any property subject to the Lien of this Indenture	Independent Engineer’s Certificate on maintenance of Mortgaged and Pledged Property

58

§9.06

which should be retired on the books of the Company as having ceased permanently to be used or useful in the business of the Company and which has not been so retired, the Company shall cause such Independent Engineer’s Certificate to be furnished to the Trustee within a reasonable time after such request. If such independent Engineer shall report that the Mortgaged and Pledged Property, as an operating system or systems, has not been maintained in good repair, working order and condition, he or she shall state clearly in his or her report the character and extent of, and, if longer than one year, the time reasonably necessary to make good such deficiency and, if he or she shall report that there is property subject to the Lien of this Indenture which should be retired on the books of the Company as having ceased permanently to be used or useful in the business of the Company and which has not been so retired, his or her report shall briefly describe such property. Said report shall be placed on file by the Trustee and shall be open to inspection by any bondholder at any reasonable time.

Company objection in writing to findings of independent Engineer; artibration	(IV) If the Company, within thirty (30) days after the filing of the report of such independent Engineer, objects in a writing delivered to the Trustee to the findings of such independent Engineer as to the character and extent of such maintenance deficiency and/or to the property which should be retired upon the books of the Company, then the character and extent of such maintenance deficiency, if any, and/or the property, if any, so to be retired upon the books of the Company shall be forthwith referred to three arbitrators selected in the following manner: The Trustee, within ten (10) days after the expiration of said period of thirty (30) days, shall name one arbitrator and give notice of such selection to the Company. Within ten (10) days after receipt of such notice, the Company shall name one arbitrator and give notice of such selection to the Trustee, and failure so to do shall entitle the Trustee to name an arbitrator to represent the Company. The two thus selected shall, within ten (10) days after the appointment of the arbitrator representing the Company, select a third arbitrator, but if said arbitrators are unable, within said ten (10) days, to agree upon such third arbitrator, then, upon the election of either the Company or the Trustee, any District Judge of the United States of America for the District in which the Trustee has its principal place of business may appoint such third arbitrator, upon application to said District Judge by either party after five (5) days’ notice thereof to the other party. The written decision of a majority of such arbitrators shall be filed as soon as practicable with the Trustee and a copy thereof

59

§9.06

delivered to the Company, and shall be binding upon the Trustee, the Company and the bondholders.

(V) Within one year from the date of the report of such independent Engineer or the date of such decision of arbitrators, whichever is later, or such longer period as may be reported by such independent Engineer or the arbitrators, as the case may be, to be reasonably necessary to cure any such deficiency, no statement contained in any report of any independent Engineer filed with the Trustee, as hereinbefore in this Section provided, shall be deemed to be in any way evidence or proof of a failure to comply with the provisions of this Section.	Grace period regarding compliance

(VI) The Company shall, with all reasonable speed, do or cause to be done such maintenance work as may be necessary to cure any such maintenance deficiency as shall have been determined to exist as hereinabove provided at the time of the report of such independent Engineer or at the time of such decision of arbitrators, as the case may be, whereupon such independent Engineer or such arbitrators, as the case may be (or, in case of his or her or their refusal or inability to act, some other independent Engineer), shall report in writing to the Trustee whether such deficiency has been cured.	Company shall cure deficiency; independent Engineer or arbitrators shall report to Trustee

(VII) Unless the Trustee shall be so advised in writing by such independent Engineer or arbitrators, as the case may be, within one year from the date of the report of such independent Engineer or the date of such decision of arbitrators, as the case may be, or such longer period as may be reported by such independent Engineer or the arbitrators, as the case may be, to be reasonably necessary for the purpose, that such deficiency has in all material respects been cured, the Company shall be deemed to have defaulted in the due performance of the covenants of this Section, so far as concerns the maintenance of the Mortgaged and Pledged Property.	Company deemed to have defaulted in covenants of this Section unless Trustee advised deficiency has been cured

(VIII) All expenses incurred pursuant to this Section shall be borne by the Company.	Expenses

(IX) In the event that any regulatory authority having jurisdiction over the Company shall determine that the expenditures for repairs and maintenance necessary to cure any such maintenance deficiency as shall have been so determined would be excessive or shall, by order or regulation, prohibit, in whole or in part, such expenditures for repairs and maintenance, then, upon filing with the Trustee a certified copy of	Relief of Company from certain covenants by order or regulation of regulatory authority

60

§§9.06, 9.07, 9.08, 9.09

such order or a copy of such regulation, as the case may be, the Company shall, so long as such order or such regulation remains in effect, be relieved from compliance with the covenants contained in this Section, in regard to the maintenance of the Mortgaged and Pledged Property, to the extent that such expenditures for repairs and maintenance shall have been held excessive or shall be prohibited.

Retirement from plant account of property no longer useful in business	(X) The Company covenants that it will promptly retire on its books of account any of the Mortgaged and Pledged Property included in plant account (except real estate held for the purpose of sale or resale) that has, in the opinion of the Company, ceased permanently to be used or useful in its business or which pursuant to the provisions of this Section any independent Engineer has reported to the Company more than thirty (30) days prior thereto (without written objection thereto having been delivered to the Trustee by the Company), or any arbitrators have determined, should be retired on the books of the Company as having ceased permanently to be used or useful in the business of the Company.

Covenant as to common dividends.	Section 9.07 Other than dividends payable solely in shares of its common stock, the Company shall not declare and pay dividends in cash or property on any shares of its common stock if, after giving effect to such declaration or payment, the Company would not be able to pay its debts as they become due in the usual course of business.

Maintenance of corporate existence and franchises.	Section 9.08 The Company hereby covenants that it will, subject to the provisions of Article XVIII hereof, at all times maintain its corporate existence and right to carry on business, and duly procure all renewals and extensions thereof, if and when any shall be necessary and, subject to the provisions of this Indenture, will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it, affecting the Mortgaged and Pledged Property.

Recording, filing, etc.	Section 9.09 The Company hereby covenants that it will cause this Indenture and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the bondholders and all rights of the Trustee, and will furnish to the Trustee:

61

§9.09

(a) Promptly after the execution and delivery of this Indenture and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture (or notice or memorandum thereof or financing statement in connection therewith) has been properly recorded and filed, so as to make effective the lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective. The Company shall be deemed to be in compliance with this subdivision (a) if (1) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture (or financing statement or notice or memorandum thereof) has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the lien intended to be created by this Indenture or such supplemental indenture, and (2) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture is required to be recorded or filed.	Opinion of Counsel on recording and filing

(b) On or before October 1 of each year, beginning October 1, 1989, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subdivision (b) or the first Opinion of Counsel furnished pursuant to subdivision (a) of this Section, with respect to the recording, filing, rerecording, and re-filing of this instrument and of each indenture supplemental to this instrument (or financing statement or notice or memorandum thereof), as is necessary to maintain the Lien hereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.	Annual Opinion of Counsel on maintenance of Lien

The Company hereby covenants that it will execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed, intended	Instruments of further assistance.

62

§§9.09, 9.10

to be subject to the Lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.

Company to furnish Trustee list of bondholders semi-annually unless Trustee also registrar and transfer agent.	Section 9.10 (a) The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between February 15 and March 1 and between August 15 and September 1, in each year after the calendar year 1988, and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than fifteen (15) days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date; and, provided, that the Company need not furnish or cause to be furnished any such list with respect to bonds with respect to which the Trustee maintains the books for the registration and transfer of bonds as provided for in Section 2.09 hereof.

Preservation of bondholders list	(b) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds (1) contained in the most recent list, if any, furnished to it as provided in subdivision (a) of this Section, (2) received by it in the capacity of paying agent hereunder, and (3) filed with it within two preceding years pursuant to the provisions of paragraph (2) of subdivision (c) of Section 19.13 hereof. The Trustee may (1) destroy any list furnished to it as provided in subdivision (a) of this Section upon receipt of a new list so furnished; (2) destroy any information received by it as paying agent upon delivery to itself as Trustee, not earlier than forty-five (45) days after an interest payment date of the bonds, of a list containing the names and addresses of the holders of bonds obtained from such information since the delivery of the next previous list, if any; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered; and (4) destroy any information received by it pursuant to the provisions of paragraph (2) of subdivision (c) of Section 19.13 hereof, but not until two years after such information has been filed with it.

Bondholders list to be available to bondholders	(c) In case three or more holders of bonds (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and furnish to the

63

§9.10

Trustee reasonable proof that each such Applicant has owned a bond for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other holders of bonds with respect to their rights under this Indenture or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election either

(1)  afford to such Applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subdivision (b) of this Section; or

(2)  inform such Applicants as to the approximate number of holders of bonds whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (b) of this Section, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such Applicants access to such information, the Trustee shall, upon the written request of such Applicants, mail to each bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subdivision (b) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such Applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order	Trustee to mail communications to bondholders.

64

§§9.10, 9.11

and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such Applicants respecting their application.

(d) Neither the Trustee nor any paying agent shall be held account-able by reason of the disclosure of information as to names and addresses or the mailing of any material pursuant to any request made under subdivision (c) of this Section.

Filings with Trustee	Section 9.11 The Company covenants and agrees:

(1) to file with the Trustee within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 22.05 hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants, but no such certificate or opinion shall be required as to (A) dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date

65

§§9.11, 9.12, 9.13

or dates or for a period or periods different from that required to be covered by such annual reports, or (B) the amount and value of Property Additions, except as provided in Section 5.06 hereof, or (C) the adequacy of depreciation, maintenance, or repairs; and

(3) to transmit to the holders of bonds, in the manner and to the extent provided in subdivision (c) of Section 19.13 hereof with respect to reports pursuant to subdivision (a) of Section 19.13 hereof, such summaries of any information, documents and reports required to be filed by the Company pursuant to subdivisions (1) and (2) of this Section as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.	Summaries to bondholders

Section 9.12 The Company hereby covenants that books of record and account will be kept in which full, true and correct entries will be made of all dealings of or transactions of, or in relation to, the plants, properties, business and affairs of the Company.	True and correct entries to books of record and account.

The Company hereby covenants that it will not issue, or permit to be issued, any bonds hereunder in any manner other than in accordance with the provisions of this Indenture and that it will faithfully observe and perform all the conditions, covenants and requirements of this Indenture and of all indentures supplemental hereto and of the bonds issued hereunder.

Section 9.13 The Company hereby covenants that it will promptly advise the Trustee in writing of any failure to pay interest upon or principal (whether at maturity as therein expressed or by declaration, or otherwise) of any Outstanding Qualified Lien Bonds or Class “A” Bonds continuing beyond the period of grace, if any, specified in the Qualified Lien or Class “A” Mortgage securing the same.	Company to advise Trustee of certain defaults on Qualified Lien or Class “A” Bonds

The Company hereby covenants that upon the cancellation and discharge of any Qualified Lien securing Qualified Lien Bonds it will (unless the Qualified Lien Bonds, cash, proceeds and other property mentioned in subdivisions (a) and (b) below are thereupon otherwise disposed of as required by another Qualified Lien) cause	Upon discharge of Qualified Lien Company will cause:

(a)  any Qualified Lien Bonds deposited with and then held by the trustee or other holder of such Qualified Lien cancelled and discharged, to be cancelled and notification thereof to be given to the Trustee, or, at the option of the Company, to be delivered to and deposited with the Trustee hereunder; and

(a) Such Qualified Lien Bonds to be cancelled, etc.

66

§9.13

(b) Transfer of deposits	(b) all cash which (after giving effect to the provisions of Section 13.06 hereof) is then deemed to be Funded Cash and all obligations secured by purchase money mortgages and all proceeds of insurance on, or of the release of, or the taking by eminent domain of, or the purchase by a governmental authority or its designee of, Funded Property, deposited with and then held by the trustee or other holder of such Qualified Lien cancelled and discharged (including as to all of the foregoing all proceeds of or substitutes for any thereof then held as aforesaid), to be paid and/or delivered to and/or deposited with the Trustee hereunder, to be held as part of the Mortgaged and Pledged Property;

any such Qualified Lien Bonds constituting a part thereof to be held and disposed of under the provisions of Article X hereof; any such cash and/or obligations secured by purchase money mortgages on property released (including any proceeds or substitutes therefor) constituting a part thereof to be paid over, withdrawn, used or applied, in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 13.06 hereof and with respect to cash and obligations secured by purchase money mortgages deposited under the provisions of Section 13.03 hereof; any bonds issued hereunder deposited with and then held by the trustee or other holder of such Qualified Lien cancelled and discharged, to be cancelled by the Trustee; and any other property constituting a part thereof to be subject to use and release as provided with respect to such property in Article XIII hereof.

Company will not permit the amount of Qualified Lien Bonds to be increased; exceptions:	The Company hereby covenants that it will not permit the amount of Qualified Lien Bonds to be increased by the issue of additional Qualified Lien Bonds unless (1) the Qualified Lien Bonds representing such increase shall be issued upon transfer of, or in exchange for, or in lieu of Outstanding Qualified Lien Bonds on the exercise by a holder or holders of such Outstanding Qualified Lien Bonds of the right granted by the Qualified Lien securing such Qualified Lien Bonds to have such bonds issued or (2) the Qualified Lien Bonds representing such increase shall be deposited with the Trustee to be held under the provisions of Article X hereof and/or unless such Qualified Lien Bonds representing such increase shall be deposited with the trustee or other holder of a Qualified Lien (under conditions such that no transfer of ownership or possession of such Qualified Lien Bonds representing such increase by the trustee or other holder of such Qualified Lien is permissible except upon a default

67

§9.13

thereunder, or except to the Trustee hereunder to be held subject to the provisions of Article X hereof, or to the trustee or other holder of a Qualified Lien for cancellation, or to be held uncancelled under the terms of a Qualified Lien under like conditions); that it will not apply under any provision of this Indenture for the authentication and delivery of any bonds or the withdrawal of cash or the release of property by reason of the deposit with the Trustee of such Qualified Lien Bonds representing such increase; and that it will not apply under any provision of any Qualified Lien (i) for the withdrawal of cash (which, after giving effect to the provisions of Section 13.06 hereof, is then deemed to be Funded Cash) held by the trustee or other holder of such Qualified Lien on the basis of Funded Property, unless such cash so withdrawn shall be deposited with the Trustee hereunder, to be held as part of the Mortgaged and Pledged Property, and to be withdrawn, used or applied in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 13.06 hereof with respect to cash deposited under the provisions of Section 13.03 hereof, or (ii) for the release of obligations secured by purchase money mortgage (the proceeds of which, after giving effect to the provisions of Section 13.06 hereof, would then be deemed to be Funded Cash) held by the trustee or other holder of such Qualified Lien on the basis of Funded Property, unless such obligations so released shall be delivered to the Trustee hereunder, to be held as part of the Mortgaged and Pledged Property, and to be released and otherwise dealt with, in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 13.06 hereof with respect to obligations secured by purchase money mortgage received by the Trustee in consideration of the release of property.

Conditions on withdrawal of cash or release of obligations held under Qualified Lien

The Company hereby covenants that, upon the cancellation and discharge of any other lien prior hereto (upon property subject to the Lien hereof), securing indebtedness, other than Qualified Lien Bonds, the Company will cause all cash, purchase money obligations and other property then held by the trustee or other holder of such lien, which were received by such trustee or other holder by reason of the release of, or the purchase by a governmental authority or its designee of, or which represents the proceeds of the taking by eminent domain of, or insurance on, any of the Mortgaged and Pledged Property (including all proceeds of or substitution for any thereof) to be paid and/or delivered to and/or deposited with the Trustee hereunder, to be held as part of the Mortgaged and Pledged Property, any such cash and/or purchase money obligations	Deposit with Trustee of certain property upon discharge of prior lien.

68

§§9.13, 9.14; Art. X, §10.01

constituting a part thereof to be paid over, withdrawn, used or applied in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 13.06 hereof with respect to cash and purchase money obligations deposited under the provisions of Section 13.03 hereof, and any other property constituting a part thereof to be subject to use and release as provided with respect to such property in Article XIII hereof.

Nothing in this Indenture contained shall be deemed to limit the right of any successor to the Company under the provisions of Article XVIII hereof which shall not have caused this Indenture or any indenture executed as in Section 18.02 hereof provided to become a lien upon any of the properties or franchises of the successor corporation except as contemplated by clauses (a), (b) and (c) of Section 18.03 hereof to increase the indebtedness secured by lien upon any of its properties or franchises not subject to the Lien of this Indenture or of any such indenture executed as in Section 18.02 hereof provided.

Annual Certificate of No Default	Section 9.14 The Company hereby covenants that it will deliver to the Trustee, on or before October 1, 1989 and each October 1 thereafter, a written statement (which need not comply with Section 22.05 hereof) signed by an Authorized Executive Officer of the Company, and by its Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company, stating, as to each signer thereof, that, to the best of his or her knowledge, the Company has fulfilled all its obligations under this Indenture throughout the preceding calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

Article X Concerning Bonds Secured by Lien Prior to the Lien Hereof Deposited with Trustee

Requirements upon deposit of prior lien bonds.	Section 10.01 Each bond secured by lien prior hereto, upon property subject to the Lien hereof, in coupon form deposited with the Trustee shall be accompanied by all unmatured coupons when so deposited, or shall be accompanied by evidence satisfactory to the Trustee (which may be a certificate of the mortgagee or trustee under the lien prior hereto securing the same) that the discharge of the lien securing such bond may be obtained without the production of any coupon or

69

§§10.01, 10.02

coupons that may be missing; and each bond secured by any such lien prior hereto so deposited shall be uncancelled. Each bond secured by any such lien prior hereto deposited hereunder shall be in bearer form or accompanied by appropriate instruments of transfer; and the Trustee may cause any or all registered bonds deposited under this Article X to be registered in its name as Trustee, or otherwise, or in the name or names of its nominee or nominees.

Section 10.02 All bonds secured by lien prior hereto, upon property subject to the Lien hereof, received by the Trustee for the purpose of this Article X shall be held by the Trustee, as part of the Mortgaged and Pledged Property and without impairment of the lien thereof, for the protection and further security of the bonds issued hereunder. Except during the continuance of a Default, no payment by way of principal, interest or otherwise on any of the bonds secured by any such lien prior hereto held by the Trustee shall be made or demanded and the coupons (if any) thereto appertaining as they mature shall be cancelled by the Trustee and delivered so cancelled to the Company, unless the Company shall, by an instrument in writing, signed by an Authorized Executive Officer of the Company, and by its Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company, and delivered to the Trustee, elect with respect to any of such bonds, to have such payments made and demanded, in which event the Company shall, subject to the provisions hereinafter in this Section contained, be entitled to receive all such payments. In any event, except during the continuance of a Default as aforesaid, all cash received by the Trustee (a) on account of the principal of or interest or premium on said bonds, or (b) by reason of the sale or delivery of any of said bonds to the sinking fund or other similar device for the retirement of bonds provided for in any lien securing the same (as to both (a) and (b) above, to the extent that an Officers’ Certificate delivered to the Trustee shall state that such cash is not cash which, after giving effect to the provisions of Section 13.06 hereof, is then deemed to be Funded Cash), shall be paid over by the Trustee to or upon the order of the Company; provided that, in the absence of such statement, the same shall be retained by the Trustee and held as part of the Mortgaged and Pledged Property, to be withdrawn, used or applied, in the manner, to the extent, and for the purposes, and subject to the conditions provided in Section 13.06 hereof with respect to cash deposited under the provisions of Section 13.03 hereof.	Prior lien bonds deposited with Trustee part of Mortgaged and Pledged Property. No payment of principal or interest except in Default

70

§10.03

Conditions on cancellation or sale of prior lien bonds by Trustee	Section 10.03 Except during the continuance of a Default, the Trustee, on the written request of the Company, signed by an Authorized Executive Officer of the Company, and by its Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company, shall cause any bonds secured by lien prior hereto, upon property subject to the Lien hereof, held by it under this Article X to be cancelled, and the obligation thereby evidenced to be satisfied and discharged; provided, however, that it shall have received notice from the trustee or other holder of the lien securing the same that such trustee or other holder, on receipt of the bonds so held by the Trustee, will cause the lien securing the same to be satisfied and discharged of record; and provided, further, that the Trustee shall not be required to cause any bonds so held by it to be cancelled or to be surrendered for cancellation pursuant to the foregoing provisions of this Section, unless and until the Trustee shall have received an Opinion of Counsel to the effect that there is no outstanding lien (other than Excepted Encumbrances) covering any part of the Mortgaged and Pledged Property upon which such lien exists junior to such lien and senior to the Lien hereof. Upon similar request the Trustee shall sell (on such terms as the Company shall designate) or surrender any bonds held by it subject to this Article X to the trustee or other holder of the lien securing the same to be held uncancelled for the purposes of any improvement or sinking fund or other similar device for the retirement of bonds for which provision may have been made in the lien securing the bonds so sold or surrendered, or for cancellation, provided, however, that no such bonds shall be sold or surrendered except for cancellation as aforesaid until the Trustee shall have received an Opinion of Counsel to the effect (a) that the provisions of the lien securing the bonds so to be sold or surrendered are such that no transfer of ownership or possession of such bonds by the trustee or other holder of such lien is permissible thereunder except upon default thereunder or except to the Trustee hereunder, to be held subject to the provisions of this Article X, or to the trustee or other holder of any such lien prior hereto, for cancellation or to be held uncancelled under the terms of a lien prior hereto, upon property subject to the Lien hereof, under like conditions, or (b) that all of the property subject to the lien, with respect to which such bonds have been deposited with the Trustee, has been released from the Lien of this Indenture, which shall be stated in any event if such be the fact; and provided further that if all of the property subject to any lien securing bonds deposited under this Article X shall have been released from the Lien of this Indenture, such bonds as shall thereupon

71

§§10.03, 10.04

cease to be bonds secured by property subject to the Lien of this Indenture shall be surrendered forthwith by the Trustee to the Company upon its written request signed by an Authorized Executive Officer of the Company, and by its Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company.

Prior to any sale or surrender of bonds by the Trustee in accordance with the foregoing provisions of this Section, there shall be delivered to the Trustee an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of the Company’s request for such sale or surrender, stating the fair value, in the opinion of the signers, of the bonds to be sold or surrendered, and stating that, in the opinion of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof.

On the request of the Company evidenced by an Officers’ Certificate, the Trustee shall permit the extension of the maturity of and/or any other modification of any bonds (other than Class “A” Bonds or any other bonds of which the Company is the obligor) held by the Trustee subject to the provisions of this Article X and/or any modification of a lien prior to the Lien hereof.	Modification of terms of prior lien bonds

Section 10.04 Upon the occurrence of any Default, the Trustee may exercise any and all rights of a bondholder with respect to the bonds then held by it under this Article X (other than the right to sell or otherwise alienate Class “A” Bonds or other bonds of which the Company is the obligor so as to increase the aggregate of the Company’s debt) or may take any other action which shall in its judgment be desirable or necessary to avail itself of the security created for such bonds by the liens securing the same.	Rights of Trustee upon Default

72

Art. XI, §§11.01, 11.02, 11.03

Article XI Concerning Class “A” Bonds and Additional Class “A” Mortgages

Concerning payments on Class “A” Bonds	Section 11.01 The Trustee shall notify the trustees of the Class “A” Mortgages securing Class “A” Bonds held hereunder that no payments are to be made on such held Class “A” Bonds unless a Default hereunder has occurred and is continuing and that the Trustee will notify such trustees of any such Default.

Concerning deposit of Class “A” Bonds	Section 11.02 Each Class “A” Bond deposited with the Trustee pursuant to Section 4.01 hereof shall be (1) in bearer form, (2) registered in the name of the Trustee or its nominee or (3) accompanied by appropriate instruments of transfer. Each such Class “A” Bond in coupon form so deposited shall be accompanied by all unmatured coupons when so deposited and each such Class “A” Bond so deposited shall be uncancelled. The Trustee may cause any or all registered Class “A” Bonds to be registered in the name of the Trustee, or in the name or names of its nominee or nominees.

Voting of Class “A” Bonds held by Trustee	Section 11.03 Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing:

(a)  the Trustee shall vote all bonds issued under the Pacific Mortgage then held by it, or consent with respect thereto, in favor of any or all amendments or modifications of the Pacific Mortgage of substantially the same tenor and effect as any or all of those set forth in Exhibit X to this Indenture;

(b)  the Trustee shall vote all bonds issued under the Utah Mortgage then held by it, or consent with respect thereto, in favor of any or all amendments or modifications of the Utah Mortgage of substantially the same tenor and effect as any or all of those set forth in Exhibit Y to this Indenture; and

(c)  with respect to any other amendments or modifications of a Class “A” Mortgage, the Trustee shall vote all Class “A” Bonds Outstanding under said Mortgage and then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other Class “A” Bonds then voting in person or by proxy or consenting in writing under the Class “A” Mortgage (other than

73

§§11.03, 11.04, 11.05, 11.06

Class “A” Bonds similarly either deposited or pledged); provided, however, if the Class “A” Bonds held by the Trustee are more adversely affected than any Class “A” Bonds not so held, then the Trustee need not so vote without the consent in writing of the holders of a majority in principal amount of the bonds Outstanding hereunder.

Section 11.04 The Company covenants that it will not issue any additional Class “A” Bonds except to the Trustee hereunder or, as permitted by the provisions of the applicable Class “A” Mortgage, to replace Class “A” Bonds at the time Outstanding.	Concerning issue of additional Class “A” Bonds

Section 11.05 The Company covenants that it will not issue any additional Class “A” Bonds under any provision of any Class “A” Mortgage that permits the issuance of new first mortgage bonds on the basis of first mortgage bonds retired (e.g., Section 29 of the Pacific Mortgage or Section 29 of the Utah Mortgage), except for delivery to the Trustee pursuant to the provisions of Section 4.01 hereof as the basis for the authentication and delivery of bonds hereunder in connection with which an Officers’ Certificate is delivered to the Trustee stating that such bonds are to be issued to refund bonds issued hereunder on the basis of such Class “A” Bonds retired, or to refund Class “A” Bonds issued by PacifiCorp, an Oregon corporation, or by its predecessors, PacifiCorp, a Maine corporation (earlier known as Pacific Power & Light Company), or Utah Power & Light Company, a Utah corporation, or its predecessor, Utah Power & Light Company, a Maine corporation, prior to the merger of those corporations into the Company, or to refund bonds hereinafter designated as Class “A” Bonds issued by any corporation prior to its merger into or consolidation with the Company hereafter.	Conditions for issuance of additional Class “A” Bonds

Section 11.06 (I) In the event that a corporation which was the mortgagor under a mortgage or deed of trust or similar indenture qualified under the Trust Indenture Act is hereafter merged into or consolidated with the Company, such mortgage, deed of trust or similar indenture may be designated an additional Class “A” Mortgage hereunder, upon delivery to the Trustee of the following:	Designation of additional Class “A” Mortgages Requirements:

(a) a Resolution authorizing the designation of such mortgage, deed of trust or similar indenture as an additional Class “A” Mortgage hereunder;	(a) Resolution

74

§11.06

(b) Officers’ Certificate	(b) an Officers’ Certificate complying with the requirements of Section 22.05 hereof, (i) stating that the Company is not in default under such mortgage, deed of trust or similar indenture, (ii) reciting the aggregate principal amount of bonds theretofore issued under such mortgage, deed of trust or similar indenture and the aggregate principal amount of bonds then outstanding thereunder, and (iii) either (x) stating that all bonds outstanding under such mortgage, deed of trust or similar indenture that were issued on the basis of property additions were issued in principal amounts that did not exceed seventy per centum (70%) of the balance of the cost or fair value of such property additions to the issuer of such bonds (whichever was less) after making deductions and additions similar to those provided for in Section 1.04 hereof or in Section 4 of the Pacific Mortgage or in Section 4 of the Utah Mortgage, or (y) in the event that the foregoing clause (x) is not the case, stating that the Company has (by the certification of the requisite amounts of previously unfunded property additions as set forth in an Engineer’s Certificate in the form prescribed by subsection 28(3) of the Pacific Mortgage or subsection 28(3) of the Utah Mortgage or the comparable section of such other mortgage, deed or trust or similar indenture) irrevocably waived its right to the authentication and delivery of further bonds under such mortgage, deed of trust or similar indenture in a principal amount equal to the difference between the aggregate dollar amount of property additions certified to the trustee under such mortgage, deed of trust or similar indenture as the basis for all bonds outstanding thereunder that were issued on the basis of property additions (and outstanding bonds issued on the basis of retirements of bonds issued on the basis of property additions) and ten-sevenths (10/7ths) of the aggregate principal amount of all such outstanding bonds; and

(c) Opinion of Counsel	(c) an Opinion of Counsel complying with the requirements of Section 22.05 hereof, stating the signer’s opinion to the effect that: (i) the corporation that was the mortgagor under such mortgage, deed of trust or similar indenture has been duly and lawfully merged into or consolidated with the Company; (ii) such mortgage, deed of trust or similar indenture is qualified under the Trust Indenture Act; (iii) the Company has duly assumed and agreed to perform and pay the obligations of the mortgagor under such mortgage, deed of trust or similar indenture; (iv) such mortgage, deed of trust or similar

75

§11.06

indenture, when designated a Class “A” Mortgage pursuant to the provisions of this Section 11.06, will constitute a lien upon the property described therein prior to the Lien hereof; (v) the Lien hereof will constitute a lien on the property described in such mortgage, deed of trust or similar indenture subject to no lien thereon prior or equal to the Lien of this Indenture except Qualified Liens, Excepted Encumbrances and the lien of such mortgage, deed of trust or similar indenture; (vi) the terms of such mortgage, deed of trust or similar indenture as then in effect do not permit the further issuance of bonds thereunder except on the basis of cash, property additions of a character substantially similar to those described in Section 1.04 hereof or in Section 4 of the Pacific Mortgage or in Section 4 of the Utah Mortgage, or the retirement of outstanding bonds; (vii) the terms of such mortgage, deed of trust or similar indenture as then in effect do not permit the further issuance of bonds thereunder upon the basis of property additions in a principal amount exceeding seventy per centum (70%) of the balance of the cost or the fair value thereof to the issuer thereunder (whichever shall be less) after making deductions and additions similar to those provided for in Section 1.04 hereof or in Section 4 of the Pacific Mortgage or Section 4 of the Utah Mortgage; and (viii) that the indenture supplemental hereto referred to in subdivision (II) of this Section 11.06 complies with the requirements of clauses (i), (ii) and (iii) of said subdivision (II).

(II) At such time as the Company and the Trustee have executed, and the Company has caused to be recorded, an indenture supplemental hereto (i) in which such mortgage, deed of trust or similar indenture has been designated as an additional Class “A” Mortgage, (ii) by which the Company has imposed the Lien of this Indenture upon properties (of the character defined in Section 1.04 hereof as Property Additions) acquired by the Company from such corporation by virtue of the merger or consolidation (and later improvements, extensions and additions thereto and renewals and replacements thereof) as contemplated by Section 18.03 hereof, and (iii) by which such mortgage, deed of trust or similar indenture has been amended to provide that a default thereunder shall include the existence of any “Default,” as defined under the Pacific Mortgage, or the existence of any “Default,” as defined under the Utah Mortgage, or the existence of any default under another Class “A”	Status of additional Class “A” Mortgages and additional Class “A” Bonds

76

§11.06; Art. XII, §§12.01, 12.02

Mortgage, which then permits the declaration of the principal of all of the bonds secured by such Class “A” Mortgage and the interest accrued thereupon due and payable (provided that if such default or Default under such Class “A” Mortgage shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the default under such mortgage, deed of trust or similar indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any party), then such mortgage, deed of trust or similar indenture and all bonds issued and outstanding thereunder shall for all purposes hereof be treated as a Class “A” Mortgage and as Class “A” Bonds to the full and same extent as if specifically identified in Section 1.02 hereof.

Article XII Redemption or Purchase of Bonds

What bonds redeemable	Section 12.01 Such of the bonds of any series issued hereunder as are, by their terms, redeemable before maturity, may, at the option of the Company or pursuant to the requirements of this Indenture be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of the three next succeeding Sections numbered from 12.02 to 12.04, both inclusive.

Redemption of part of any series; selection	Section 12.02 If less than all the Outstanding bonds of any series are to be redeemed, the particular bonds to be redeemed shall be selected by the Trustee from the Outstanding bonds of such series which have not previously been called for redemption by such method as the Trustee shall deem fair and appropriate. Notwithstanding the foregoing, special provisions for the selection of the particular bonds to be redeemed within a particular series may be provided by a supplemental indenture to this Indenture.

Notice	Unless otherwise established in accordance with Section 2.03 with respect to a particular series of bonds, notice of redemption to owners and/or holders of any bonds which are not registered as to both principal and interest or as to only principal shall be given, by or on behalf of the Company, by publication in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, and in one Daily Newspaper of general circulation in the City of Portland, Oregon, once before the date fixed for redemption, the publication to be at least thirty

77

§12.02

(30) days prior to the date fixed for redemption. If less than all bonds of any particular series are to be redeemed, unless otherwise provided as to a particular series of bonds, the numbers of any bonds to be redeemed which are not so registered shall be included in such notice and may be stated: individually; in groups from one number to another number, both inclusive, except such as shall have been previously called for redemption or otherwise retired; or in any other way satisfactory to the Trustee.

Unless otherwise so provided as to a particular series of bonds, notice of redemption to the registered owner of any bond registered as to principal and interest or as to principal only which is to be redeemed in whole or part shall be mailed by or on behalf of the Company, not less than thirty (30) days before the date fixed for redemption, to him, her or it, at his, her or its last address appearing upon the registry books.	Notice to be mailed at least thirty days before redemption

Failure duly to give such notice by publication and/or by mailing to the owner or holder of any bond designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond.	Failure to give notice does not effect validity

Unless otherwise so provided as to a particular series of bonds, if at the time of publication or mailing of any notice of redemption the Company shall not have deposited with the Trustee and/or irrevocably directed the Trustee to apply, from money held by it available to be used for the redemption of bonds, an amount in cash sufficient to redeem all of the bonds called for redemption, including accrued interest to such date fixed for redemption, such notice shall state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption (unless such redemption is mandatory) and such notice shall be of no effect unless such moneys are so received before such date.	Redemption may be conditional on deposit of moneys

The Trustee, upon the request of the Company evidenced by a Resolution delivered to the Trustee at least fifteen (15) days prior to the date on which notice of redemption must first be published or mailed (unless a shorter notice shall be accepted by the Trustee as sufficient) shall, for and on behalf of and in the name of the Company, call for redemption bonds secured hereby (whether or not the Trustee shall hold at the time of such call cash sufficient for such redemption) provided that, if cash sufficient for such purpose is not so held and such redemption is not mandatory, the notice shall state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for

78

§§12.02, 12.03, 12.04, 12.05

redemption and such notice shall be of no effect unless such moneys are so received before such date.

Deposit of redemption price with Trustee	Section 12.03 Publication of the notice of redemption, if required, having been completed as above provided, or if mailing is required, notice of redemption having been mailed, as in Section 12.02 hereof provided, and the Company having before the redemption date specified in the notice of redemption deposited with the Trustee (and/or having irrevocably directed the Trustee to apply, from money held by it available to be used for the redemption of bonds) an amount in cash sufficient to redeem all of the bonds called for redemption, including accrued interest, the bonds called for redemption shall become due and payable on such redemption date.

Moneys to be paid to respective holders upon surrender of bonds and unmatured coupons Bonds cease to bear interest	Section 12.04 All moneys held by the Trustee for the redemption of bonds shall, subject to the provisions of Section 22.03 hereof, be held in trust for account of the holders of the bonds so to be redeemed, and shall be paid to them, respectively, upon presentation and surrender of said bonds, with (if required by the Company) all unmatured coupons, if any, appertaining thereto. Coupons maturing on or prior to the date fixed for redemption shall remain payable in accordance with their terms. On and after such date fixed for redemption, if the moneys for the redemption of the bonds to be redeemed shall be held by the Trustee for the purpose, such bonds shall cease to bear interest and shall cease to be entitled to the Lien of this Indenture and the coupons for interest, if any, maturing subsequent to the date fixed for redemption shall be void.

Redemption of portion of registered bond	If any fully registered bond shall be called for redemption in part only, the notice of redemption shall specify the principal amount thereof to be redeemed, and such fully registered bond shall be presented for cancellation properly endorsed for transfer (if required by the Company) at or after the date fixed for the redemption of said bonds so called for redemption, and thereupon the payment with respect to said bond shall be made upon surrender of said bond so endorsed (if required), and coupon bonds or fully registered bonds for the unpaid balance of the principal amount of the fully registered bond so presented and surrendered shall to the extent authorized be executed by the Company and authenticated and delivered by the Trustee without charge therefor to the holder thereof.

Purchase of bonds by Trustee	Section 12.05 At any time, upon the request of the Company, expressed by an Officers’ Certificate, the Trustee shall, to the extent that

79

§§12.05, 12.06

such bonds are available for such purchase, apply all or any part of the cash held by it under any provision of this Indenture, subject to the provisions of Sections 7.03 and 12.04 hereof, or any cash deposited with it by the Company for the purpose, to the purchase (including a purchase from the Company) of bonds then Outstanding hereunder of such series as the Company may designate. Before making any such purchase the Trustee may, and upon request of the Company shall, by notice mailed in accordance with the provisions of subdivision (c) of Section 19.13 hereof if all of the bonds then Outstanding hereunder of such series are registered or the addresses of the holders thereof are on file, otherwise published once in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, and in one Daily Newspaper of general circulation in the City of Portland, Oregon, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date bonds of the series designated by the Company then Outstanding hereunder; and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the price or prices most favorable to the Company, and reasonable notice shall be mailed by the Trustee to the holder or holders of the bonds whose proposals shall have been accepted. The Trustee shall, upon request of the Company, invite offers of bonds for sale to it in any other usual manner. The Trustee in its discretion may reject any or all proposals in whole or in part, and shall reject any or all proposals in whole or in part if on the same day after opening said proposals it has actual knowledge that it can purchase the requisite amount of such bonds or any part thereof at a price more favorable to the Company than it could by accepting said proposals. All offers by holders shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state. Nothing herein contained shall be deemed to prohibit the Company from purchasing or otherwise acquiring Outstanding bonds in any manner it may deem appropriate.	Notice

Section 12.06 All bonds issued hereunder paid, retired or redeemed under any of the provisions of this Indenture or purchased by the Trustee as provided in Section 12.05 hereof and all appurtenant coupons, if any, shall forthwith be cancelled by the Trustee. Unless the Company otherwise directs in writing, the Trustee shall periodically destroy any such cancelled coupon bonds and deliver to the Company a certificate of such destruction, and shall deliver any such cancelled fully registered bonds to the Company.	Retired bonds to be cancelled

80

Art. XIII, §§13.01, 13.02

Article XIII Possession, Use and Release of Mortgaged and Pledged Property

Company’s possession and enjoyment	Section 13.01 Unless one or more Defaults shall have occurred and be continuing, the Company shall be suffered and permitted to possess, use and enjoy the Mortgaged and Pledged Property (except such cash as is expressly required to be deposited with the Trustee and except, to the extent not herein otherwise provided, such securities as are expressly required to be deposited with the Trustee), and to receive, use and dispose of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or of the bondholders, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under choses in action, contracts, franchises and claims.

What Company may do without release or consent by Trustee	Section 13.02 Unless the Company is in default in the payment of the interest on any of the bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(1) Sale of machinery equipment, tools, etc.	(1) sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, of at least equal value to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no liens prior hereto except liens to which the property sold or otherwise disposed of was subject;

(2) Cancellation, etc. of right of way grants	(2) cancel or make changes or alterations in or substitutions of any and all right of way grants; and

(3) Surrender or modification of franchises	(3) surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit under which it may be operating, provided that, in the opinion of the Board of

81

§§13.02, 13.03

Directors (such opinion to be stated in a Resolution to be filed with the Trustee), any such surrender or modification which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company.

Section 13.03 Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property, except cash then held by the Trustee (provided, however, that Qualified Lien Bonds deposited with the Trustee shall not be released except as provided in Article X hereof and Class “A” Bonds deposited with the Trustee shall not be released except as provided in Article XIV hereof and obligations secured by purchase money mortgage deposited with the Trustee shall not be released except as provided in Section 13.06 hereof), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon the application of the Company and receipt by the Trustee of the following:	Release of property by Trustee Requirements:

(1) an Officers’ Certificate complying with the requirements of Section 22.05 hereof and describing in reasonable detail the property to be released and requesting such release, and stating that the Company is not in default in the payment of the interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing;	(1) Officers’ Certificate

(2) an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating:	(2) Engineer’s Certificate

(a) that the Company has sold, leased, granted an interest in, exchanged, dedicated or disposed of, or intends or has agreed to sell, lease, grant an interest in, exchange, dedicate or dispose of, or that a governmental body or agency has lawfully ordered the Company to divest itself of, the property to be released;

(b) the fair value and the Cost (or as to Property Additions constituting Funded Property of which the fair value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 1.04 hereof, then such fair value in lieu of Cost), in the opinion of the signers, of the property (or securities) to be released;

(c) the Cost (or as to Property Additions of which the fair value to the Company at the time the same became Funded

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§13.03

Property was less than the Cost as determined pursuant to Section 1.04 hereof, then such fair value in lieu of Cost), in the opinion of the signers, of any portion thereof (which shall be specified) that is Funded Property;

(d) that (except in any case where a governmental body or agency has lawfully ordered the Company to divest itself of such property) such release is in the opinion of the signers desirable in the conduct of the business of the Company;

(e) the amount of cash and/or principal amount of obligations secured by purchase money mortgage received or to be received for any portion of said property sold to any Federal, State, County, Municipal or other governmental bodies or agencies or public corporations, districts or authorities; and

(f) that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof;

(3) Consideration	(3) an amount in cash to be held by the Trustee as part of the Mortgaged and Pledged Property, equivalent to the amount, if any, by which the Cost (or as to Property Additions constituting Funded Property of which the fair value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 1.04 hereof, then such fair value in lieu of Cost) of the property to be released, as specified in the Engineer’s Certificate provided for in subdivision (2) above, exceeds the aggregate of the following items:

(a) the principal amount, subject to the limitations stated below in this subdivision (3), of any obligations delivered to the Trustee, to be held as part of the Mortgaged and Pledged Property, consisting of obligations secured by purchase money mortgage upon the property released;

(b) the Cost or fair value to the Company (whichever is less) of any Property Additions made the basis of the application which are not then Funded Property (after making any deductions and any additions pursuant to the provisions of Section 1.04 hereof) as shown by a further Engineer’s Certificate (made and dated no more than ninety (90) days prior to the date of such application) delivered to the Trustee; provided, however, that Property Additions acquired, made or constructed within ninety

83

§13.03

(90) days prior to the date of such application for release, or subsequently thereto, may, at the option of the Company, not have deducted therefrom the deductions nor added thereto the additions pursuant to Section 1.04 hereof;

(c) the aggregate principal amount of bonds to the authentication and delivery of which the Company shall be entitled under the provisions of Sections 5.04 or 6.01 hereof, by virtue of compliance with all applicable provisions of said Sections 5.04 or 6.01, as the case may be (except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such release shall operate as a waiver by the Company of such right to the authentication and delivery of such bonds on the basis of which right such property is released and to such extent no such bonds may thereafter be authenticated and delivered hereunder, and any bonds or Qualified Lien Bonds which have been made the basis of any such right to the authentication and delivery of bonds so waived shall be deemed to have been made the basis of the release of such property;

(d) the principal amount, subject to the limitations stated below in this subdivision (3), of any obligations secured by purchase money mortgage upon the property to be released and/or any amount in cash, that is evidenced to the Trustee by a certificate of the trustee or other holder of a Qualified Lien or a lien (other than a Class “A” Mortgage) prior hereto, as the case may be, to have been received by it in accordance with the provisions of such Qualified Lien or lien prior hereto in consideration for the release of such property or any part thereof from such Qualified Lien or lien prior hereto;

(e) the aggregate principal amount of any bonds Outstanding under this Indenture delivered to the Trustee; and

(f) any taxes and expenses incidental to such sale, exchange, dedication or disposal;

provided, however, that (i) no obligations secured by purchase money mortgage upon any property being released from the Lien hereof

84

§13.03

shall be used as a credit in any application for such release unless all obligations secured by such purchase money mortgage shall be delivered to the Trustee or to the trustee or other holder of a Qualified Lien or lien prior hereto; (ii) in case the total principal amount of obligations secured by purchase money mortgage upon property being released shall exceed seventy-five per centum (75%) of the fair value of such property, as specified in the Engineer’s Certificate provided for in subdivision (2) above, the aggregate credit which may be used pursuant to clause (a) and clause (d) of this subdivision (3) in respect of such obligations shall not exceed seventy-five per centum (75%) of the fair value of the property to be released, as specified in such Engineer’s Certificate; and (iii) no obligations secured by purchase money mortgage shall be used as a credit in any application for the release of property hereunder, if the aggregate credit in respect of such obligations to be used by the Company pursuant to clause (a) and clause (d) of this subdivision (3) plus the aggregate credits used by the Company pursuant to said clause (a) and clause (d) in all applications for the release of property theretofore released from the Lien hereof on the basis of purchase money obligations theretofore delivered to and then held by the Trustee or the trustee or other holder of a Qualified Lien or lien prior hereto shall, immediately after the release then being applied for, exceed fifteen per centum (15%) of the aggregate principal amount of bonds at such time Outstanding under this Indenture;

(4) Opinion of Counsel on Property Additions	(4) in the case where the release is on the basis of Property Additions, an Opinion of Counsel as required by Section 5.06(7) hereof;

(5) Opinion of Counsel on purchase money mortgage, etc.	(5) in case any obligations secured by purchase money mortgage upon the property to be released are included in the consideration for such release and are delivered to the Trustee or to the trustee or other holder of a Qualified Lien or a lien prior hereto in connection with any release of such property, an Opinion of Counsel stating that, in his or her or their opinion, such obligations are valid obligations enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and that the purchase money mortgage securing the same is sufficient

85

§13.03

to afford a valid purchase money lien upon the property to be released, subject to no lien prior thereto except Excepted Encumbrances and such liens, if any, as shall have existed thereon just prior to such release as Qualified Liens or liens prior to the Lien of this Indenture;

(6) in case the Trustee is requested to release any franchise, an Opinion of Counsel stating that in his or her or their opinion such release will not impair to any material extent the right of the Company to operate any of its remaining properties; and	(6) Opinion of Counsel if franchise to be released

(7) an Opinion of Counsel complying with the requirements of Section 22.05 hereof.	(7) Opinion of Counsel on conditions and covenants

All purchase money obligations and the mortgages securing the same delivered to the Trustee pursuant to this Section shall be duly assigned to the Trustee. The Company shall cause any such purchase money mortgage and the assignment thereof to be promptly recorded and filed in such place or places as shall be required by law in order fully to preserve and protect the security afforded thereby and shall furnish to the Trustee an Opinion of Counsel stating that in the opinion of such counsel such purchase money mortgage and the assignment thereof have been properly recorded and filed so as to make effective the lien intended to be created thereby. Should any re-recording or re-filing be necessary at any time or from time to time, the Company shall likewise cause the same to be duly effected and shall, in each case, furnish to the Trustee an Opinion of Counsel similar to the foregoing. The Trustee shall deliver to the Company any purchase money mortgage and/or assignment thereof whenever required for the purpose of recording or filing or re-recording or re-filing, as evidenced by an Opinion of Counsel, and the same shall be promptly returned to the Trustee when such purposes shall have been accomplished.

In case the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (b) of subdivision (3) of this Section), the Company shall, subject to the provisions of said clause (b), comply with all applicable provisions of this Indenture (including but not limited to the furnishing of the Engineer’s Certificate provided for in subdivision (3) of Section 5.06 hereof and, in case the provisions of subdivision (4) of Section 5.06 hereof are applicable, the Independent Engineer’s Certificate provided for in said subdivision (4) of Section 5.06 hereof) as if such Property Additions were made the	Conditions if release based on Property Additions; bonds retired hereunder, etc.

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§13.03

basis of an application for the authentication and delivery of bonds thereon (equivalent in principal amount to seventy per centum (70%) of the fair value of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Engineer’s Certificate in subdivision (2) of this Section provided for), and in case the release of property is in whole or in part based upon the right to the authentication and delivery of bonds (as permitted under the provisions of clause (c) of subdivision (3) of this Section) the Company shall comply with all applicable provisions of Section 5.04 or Section 6.01 hereof, as the case may be, relating to such authentication and delivery, except that in no such case shall the Company be required to comply with any earnings requirement or to deliver to the Trustee any Resolution, Officers’ Certificate, Net Earning Certificate or Opinion of Counsel provided for in subdivisions (1), (2), (6) and (8) of Section 5.06 hereof; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Engineer’s Certificate provided for in subdivision (2) of this Section to be the fair value of the property to be released (a) plus the amount of any cash and the fair value of any other consideration, further to be stated in such Engineer’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions or (b) less the amount of any cash and the fair value to the Company of any other consideration, which shall also be stated in such Engineer’s Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions.

Valuation of property subject to Qualified Lien or prior lien	For all purposes of this Article XIII, the fair value of property subject to a Qualified Lien shall be determined as if such property were free of such Qualified Lien and the fair value of property subject to a lien prior to the Lien hereof, which has not theretofore or is not then to become a Qualified Lien shall be the fair value thereof less the principal amount of any obligations secured by such lien thereon if it will thereafter cease to be a lien on any property subject to the Lien hereof.

Property Additions made basis of release of unfunded property do not become Funded Property	Notwithstanding any of the other provisions of this Indenture, (A) to the extent that any property to be released is not Funded Property and the Property Additions made the basis of such release

87

§13.03

shall (as evidenced by a statement to such effect in an Engineer’s Certificate) never previously have been used as the basis of the release of property under the provisions of clause (b) of subdivision (3) of this Section or as the basis of the withdrawal of cash under subdivision (1) of Section 13.06 or under a Qualified Lien, said Property Additions shall not have the status of Funded Property except to the extent of any amount which shall, at the time such Property Additions were made the basis of such release, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, and except to the extent of any amount which shall then have been deducted in respect of Qualified Liens on such Property Additions pursuant to the provisions of Section 5.04 hereof, and

(B) to the extent that any property released shall not have been Funded Property just prior to its release,	Provisions re release of certain property which is not Funded Property

(i) any Property Additions made the basis of such release of property shall not be deemed to be Funded Property except to the extent of any amount which shall, at the time such Property Additions were made the basis of such release, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, and except to the extent of any amount which shall then have been deducted in respect of Qualified Liens on such Property Additions pursuant to the provisions of Section 5.04 hereof, and

(ii) any waiver of the right to the authentication and delivery of bonds made the basis of such release of property shall be revoked and cease to be effective and shall no longer be deemed to have been made, if the Company shall within two years after the release of such property file with the Trustee such Officers’ Certificates, Engineer’s Certificates, Independent Engineer’s Certificates, Opinions of Counsel and other papers (other than any Resolution, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (6) and (8) of Section 5.06 hereof) as under the provisions of Article V hereof

88

§§13.03, 13.04

would entitle the Company, on the basis of Property Additions acquired, made or constructed subsequent to the application for the release of such property, to the authentication and delivery of bonds (equal in principal amount to seventy per centum (70%) of the fair value of such property so released), and the inclusion of such subsequently acquired Property Additions in any such Officers’ Certificate, Engineer’s Certificate, Independent Engineer’s Certificate, Opinion of Counsel or other papers shall not make such subsequently acquired Property Additions Funded Property.

Any bonds Outstanding under this Indenture deposited with the Trustee pursuant to the provisions of subdivision (3)(e) of this Section shall forthwith be cancelled by the Trustee, and any Qualified Lien Bonds deposited with the Trustee pursuant to the provisions of this Section shall be held by the Trustee subject to the provisions of Article X hereof and any moneys and/or obligations secured by purchase money mortgage and/or other property and/or the proceeds of any thereof and/or substitutes therefor received by the Trustee under this Section shall be held as part of the Mortgaged and Pledged Property and such moneys and/or obligations secured by purchase money mortgage shall be paid over, withdrawn, used or applied, in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 13.06 hereof.

Substituted property to become subject to Lien hereof	Any property acquired by the Company by exchange or purchase to take the place of any property released under any provisions of this Article shall forthwith and without further conveyance become subject to the Lien of and be covered by this Indenture as a part of the Mortgaged and Pledged Property, subject to no lien except Class “A” Mortgages, Qualified Liens and Excepted Encumbrances and any liens existing thereon just prior to the acquisition thereof.

Release of property which is not Funded Property	Section 13.04 Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property which is not Funded Property, except cash then held by the Trustee (provided, however, that Qualified Lien Bonds deposited with the Trustee shall not be released except as provided in Article X hereof and Class “A” Bonds deposited with the Trustee shall not be released except as provided in

89

§13.04

Article XIV hereof and obligations secured by purchase money mortgage deposited with Trustee shall not be released except as provided in Section 13.06 hereof), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon application of the Company and receipt by the Trustee of the following (in lieu of complying with the requirements of Section 13.03 hereof):	Requirements:

(1) An Officers’ Certificate stating that the Company has sold, leased, granted an interest in, exchanged, dedicated or disposed of, or intends to sell, lease, grant an interest in, exchange, dedicate, or dispose of, or that governmental body or agency has lawfully ordered the Company to divest itself of, certain property (which property shall be described in such certificate in reasonable detail) that is not Funded Property and stating the consideration, if any, received or to be received therefor, and requesting the release thereof from the Lien of this Indenture; and stating that such property has not theretofore been funded; that such release is in the opinion of the signers desirable in the conduct of the business of the Company; and that the Company is not, to the knowledge of the signers, in default in the performance of any of the terms or covenants of this Indenture; and that in the opinion of the signers all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with;	(1) Officers’ Certificate

(2) (a) An Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, (x) stating, in the opinion of the signers, the then fair value of the property to be released (which property shall be described in such certificate in reasonable detail) without deduction for any liens on such property; and (y) stating that, in the opinion of the signers, such release will not impair the security under this Indenture in contravention of the provisions of this Indenture;	(2) Engineer’s Certificate

(b) In the case the fair value of such property to be released and of all other property released from the Lien of this Indenture since the commencement of the then current calendar year, as shown by certificates filed pursuant to Article XIII hereof, is ten per centum (10%) or more of the aggregate principal amount of bonds Outstanding at the time of the application then being made, an Independent Engineer’s Certificate stating in substance, the then fair value, in the opinion of the signers, of the property to be released, without deduction for any lien on such property; and that such release, in the

90

§§13.04, 13.05

opinion of the signers, will not impair the security under this Indenture in contravention of the terms of this Indenture; provided, however, that no Independent Engineer’s Certificate need be delivered to the Trustee in the case of any release of property if the fair value thereof, as shown by the certificate filed pursuant to paragraph (a) of this subdivision (2), is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate principal amount of bonds at the time Outstanding;

(3) Further Engineer’s Certificate	(3) A further Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating, in the opinion of the signers, that the aggregate principal amount of bonds to be Outstanding under this Indenture immediately after such release shall not exceed seventy per centum (70%) of the aggregate fair value of the then Funded Property of the Company; and

(4) Opinion of Counsel	(4) An Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with and, in case the Trustee is requested to release any franchise, that such release will not impair to any material extent the right of the Company to operate any of its remaining properties.

Release of certain unimproved real estate upon request of Company Requirements: (1) Engineer’s Certificate	Section 13.05 Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Trustee shall whenever from time to time requested by the Company (such request to be evidenced by an Officers’ Certificate) and without requiring compliance with any of the provisions of Section 13.03 hereof, release from the Lien hereof all the right, title and interest of the Trustee in and to any real estate unimproved for use in the conduct of the business of the Company, provided the Company has sold, exchanged, dedicated or disposed of such real estate, or has agreed to sell, exchange, dedicate or dispose of such real estate, or, as evidenced by such Officers’ Certificate, has authorized its officers to endeavor to sell such real estate, and provided the aggregate fair value of the interest of the Company in such real estate so released without such compliance in any calendar year shall not exceed the greater of Five Million Dollars ($5,000,000) or three per centum (3%) of the bonds Outstanding hereunder on the date of such release. Prior to the granting of any such release, there shall be delivered to the Trustee an Engineer’s

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§§13.05, 13.06

Certificate stating the fair value of the property to be released and that in the opinion of the signers the release thereof will not impair the security under this Indenture in contravention of the provisions hereof and setting forth any other facts required to be known by the Trustee as a condition precedent to any act by the Trustee under this Section. The Company covenants that on or before March 1st of each year it will deposit with the Trustee, to be dealt with in the manner provided in Section 13.06 hereof, the net consideration, if any, received by it upon the sale or other disposition of all such real estate so released during the previous calendar year (to the extent that the same shall not have been paid or delivered to the trustee or other holder of a Class “A” Mortgage or a Qualified Lien or another lien prior to the Lien of this Indenture in accordance with the provisions thereof and an Officers’ Certificate to that effect shall have been furnished to the Trustee), or if no consideration be received therefor or results therefrom the Company will so deposit the fair value thereof. Any cash paid over to the Trustee hereunder may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 13.06 hereof. For the purposes hereof the term “unimproved for use in the conduct of the business of the Company” shall include not only vacant lands but parcels of real estate (and all buildings, fixtures and other improvements thereon) that are not used or usable in the Company’s operations or are surplus to its needs.	(2) Deposit of consideration “unimproved for use in the conduct of the business of the Company”

Section 13.06 Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, any Funded Cash received by the Trustee shall be held by the Trustee and such cash and any cash which may be applied as in this Section provided,	Withdrawal, use or application of money received by Trustee for releases

(1) may be withdrawn from time to time by the Company to the extent of the Cost or the fair value to the Company (whichever is less) of Property Additions not then Funded Property (after making any deductions and additions pursuant to the provisions of Section 1.04 hereof); provided, however, that no such withdrawal of cash representing the proceeds of insurance on or the release of property or securities or payment of or on account of obligations secured by purchase money mortgages may be based in whole or in part upon Property Additions acquired, made or constructed more than five years prior to the last day of the calendar month immediately	(1) Withdrawal on basis of Property Additions

92

§13.06

preceding the receipt by the Trustee of such cash, and provided further, that Property Additions acquired, made or constructed within ninety (90) days prior to the date of the receipt by the Trustee of such cash representing the proceeds of insurance on or the release of property (including securities and other personal property, if any), or payment of or on account of obligations secured by purchase money mortgages, or subsequent to such receipt of cash, may, at the option of the Company, not have deducted therefrom the deductions nor added thereto the additions pursuant to Section 1.04 hereof;

(2) Withdrawal on basis of right to issue bonds	(2) may be withdrawn from time to time by the Company in an amount equal to the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 5.04 or Section 6.01 hereof, by virtue of compliance with all applicable provisions of said Section 5.04 or Section 6.01, as the case may be (except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such withdrawal of cash shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof, on the basis of which right such cash is withdrawn, and any bonds or Qualified Lien Bonds which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall be deemed to have been made the basis of the withdrawal of such cash;

(3) Applied to purchase bonds	(3) may, upon the request of the Company, be used by the Trustee for the purchase of bonds issued hereunder in accordance with the provisions of Section 12.05; or

(4) Applied to retire or redeem bonds	(4) may, upon the request of the Company, be applied by the Trustee to the payment at maturity of any bonds issued hereunder or to the redemption of any bonds issued hereunder which are, by their terms, redeemable, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article XII hereof.

Conditions upon which moneys will be paid out	Such moneys shall, from time to time, be paid out or used or applied by the Trustee, as aforesaid, upon the request of the Company evidenced by a Resolution, and upon receipt by the Trustee of an Officers’ Certificate stating that the Company is not in default in the payment of the interest on any bonds then Outstanding hereunder and that no Default has

93

§13.06

occurred and is continuing. In case the withdrawal of cash is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (1) of this Section), the Company shall, subject to the provisions of said clause (1), comply with all applicable provisions of this Indenture (including but not limited to the furnishing of the Engineer’s Certificate provided for in subdivision (3) of Section 5.06 hereof and, in case the provisions of subdivision (4) of Section 5.06 hereof are applicable, the Independent Engineer’s Certificate provided for in said subdivision (4) of Section 5.06 hereof) as if such Property Additions were made the basis of an application for the authentication and delivery of bonds thereon equivalent in principal amount to seventy per centum (70%) of the cash to be withdrawn on such basis; or in case the withdrawal of cash is, in whole or in part, based upon the right to the authentication and delivery of bonds (as permitted under the provisions of clause (2) of this Section) the Company shall comply with all applicable provisions of Section 5.04 or 6.01 hereof, as the case may be, relating to such authentication and delivery; except that in no such case shall the Company be required to comply with any earnings requirement or to deliver to the Trustee any Resolution, Officers’ Certificate, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (2), (6) and (8) of Section 5.06 hereof.

Notwithstanding any of the other provisions of this Indenture,	When Property
Additions made basis
(a) to the extent that any cash to be withdrawn under the provisions of this Section or of a Qualified Lien represents the proceeds of property that was not Funded Property released, taken by eminent domain or damaged or destroyed by fire or represents payment on account of principal of, or consideration for the release of, obligations secured by purchase money mortgage which shall have been deposited with the Trustee or with the trustee or other holder of a Qualified Lien as the basis of the release of property that was not Funded Property, and the application for the withdrawal of such cash is based upon Property Additions (which shall never previously have been used as the basis of the withdrawal of cash under subdivision (1) of this Section or under a Qualified Lien or as the basis of the release of property under the provisions of clause (b) of subdivision (3) of Section 13.03 hereof, as evidenced by a statement to such effect in an Engineer’s Certificate), then such Property Additions shall not have the status of Funded Property,	of withdrawal do not become Funded Property

94

§13.06

except to the extent of any amount which shall, at the time such Property Additions were made the basis of such withdrawal of cash, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, and except to the extent of any amount which shall then have been deducted in respect of Qualified Liens on such Property Additions pursuant to Section 5.04 hereof, and

When cash withdrawn does not represent Funded Property	(b) to the extent that any cash withdrawn, used or applied under the provisions of this Section or of a Qualified Lien shall have represented the proceeds of property that was not Funded Property released, taken by eminent domain or damaged or destroyed by fire or shall have represented payment on account of principal of, or consideration for the release of, obligations secured by purchase money mortgage which shall have been deposited with the Trustee or the trustee or other holder of a Qualified Lien as the basis of the release of property that was not Funded Property,

(i) such cash shall no longer be deemed to be, or to have been at the time of such withdrawal, use or application, Funded Cash;

(ii) any Property Additions made the basis of such withdrawal of cash shall not be deemed to be Funded Property except to the extent of any amount which shall, at the time such Property Additions were made the basis of such withdrawal of cash, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, except to the extent of any amount which shall then have been deducted in respect of Qualified Liens on such Property Additions pursuant to Section 5.04 hereof; and

(iii) any waiver of the right to the authentication and delivery of bonds, made the basis of such withdrawal of cash, shall be revoked and cease to be effective and shall no longer be deemed to have been made, if the Company shall, within two years after the withdrawal, use or application of such cash, file with the Trustee such Officers’ Certificates, Engineer’s Certificates, Independent Engineer’s Certificates, Opinions of Counsel and other papers (other than any

95

§13.06

Resolution, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (6) and (8) of Section 5.06 hereof) as, under the provisions of Article V hereof, would entitle the Company, on the basis of Property Additions acquired, made or constructed subsequent to the receipt by the Trustee or the trustee or other holder of a Qualified Lien of such cash, to the authentication and delivery of bonds equal in principal amount to seventy per centum (70%) of such cash so withdrawn, used or applied, and the inclusion of such subsequently acquired Property Additions in any such Officers’ Certificate, Engineer’s Certificate, Independent Engineer’s Certificate, Opinion of Counsel or other papers shall not make such subsequently acquired Property Additions Funded Property.

Any obligation secured by purchase money mortgage received or to be received by the Trustee under any of the provisions of this Indenture in consideration of the release of any property may be released at any time upon payment by the Company to the Trustee of all or the unpaid portion of the principal of such obligation; provided, however, at any time after the Trustee shall have received on account of the principal of any obligations secured by purchase money mortgage on a specified property (from the Company, the obligor or otherwise), an amount in cash equal to the aggregate principal amount of such obligations to the extent made the basis of a credit in the application for the release from the Lien hereof of such property, the Trustee shall deliver to the Company on the written request of an Authorized Executive Officer of the Company, and the Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company, the purchase money mortgage on such property and all obligations secured thereby then held by the Trustee including, but not limited to, any such obligations delivered to the Trustee as required by subdivision (3) of Section 13.03 hereof but not used as a credit thereunder.	Release of purchase money mortgage obligations

The principal of and interest on any such obligations secured by purchase money mortgage held by the Trustee shall be collected by the Trustee as and when the same become payable. Unless the Company is in default in the payment of the interest on any of the bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the interest received by the Trustee on any such obligations shall be paid over to the Company, and any payments received by the Trustee on account of the principal of any such obligations in excess of the amount of credit used by the Company in respect of such	Trustee shall collect purchase money mortgage obligations

96

§§13.06, 13.07

obligations upon the release of any property from the Lien hereof shall also be paid over to the Company.

The Trustee shall have and may exercise all the rights and powers of an owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Default shall exist, in accordance with the request of the Company, evidenced by a Resolution, and during the existence of a Default in its own discretion.

Cancellation or retention by Trustee of certain bonds	Any bonds issued under this Indenture received by the Trustee pursuant to the provisions of this Section shall forthwith be cancelled by the Trustee and any Qualified Lien Bonds deposited with the Trustee, pursuant to the provisions of this Section shall be held by the Trustee subject to the provisions of Article X hereof.

Release of property taken y eminent domain or purchased by governmental body Opinion of Counsel Officer’s Certificate Application of proceeds	Section 13.07 Should any of the Mortgaged and Pledged Property (or any interest therein) be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company not elect to obtain the release of such property or interest pursuant to other provisions of this Article XIII, the Trustee shall, upon request of the Company evidenced by an Officers’ Certificate, release from the Lien hereof all its right, title and interest in and to the property so taken or sold, or subordinate the Lien hereof to the interest so taken or sold, upon being furnished with an Opinion of Counsel to the effect that such property or interest has been taken by exercise of the power of eminent domain or has been sold under threat of an exercise of such power. Such Opinion of Counsel shall be accompanied by an Officers’ Certificate stating the amount of net proceeds received or to be received for such property or interest so taken or sold and the amount so stated shall be deemed to be the fair value of such property or interest for the purpose of subdivision (b) of Section 19.13 hereof. On or before March 1st of each

97

§§13.07, 13.08

year, an amount equal to the net proceeds of all property so taken or sold during the previous calendar year (which proceeds shall, in either event, be required to be entirely in the form of cash) shall be paid over to the Trustee (unless the same shall have been paid or delivered to the trustee or other holder of a Class “A” Mortgage or a Qualified Lien or lien prior hereto, in accordance with the provisions thereof and a certificate of such trustee or other holder to that effect shall have been furnished to the Trustee), and (if paid over to the Trustee hereunder) may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 13.06 hereof.

Section 13.08 In case the Mortgaged and Pledged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the sale or other disposition of the Mortgaged and Pledged Property or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding the Company may be in default and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or its Board of Directors or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged and Pledged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that the Company may be in default.	If property is hands of receiver or trustee

Notwithstanding the existence of a default in the payment of interest on any bonds Outstanding hereunder or the existence of a Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged and Pledged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.	Release of property or withdrawal of cash in the discretion of Trustee

No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.	Purchaser in good faith not put on inquiry

98

§§13.09, 13.10

Release based on release from Class “A” Mortgage	Section 13.09 In lieu of the other provisions for the release of Mortgaged and Pledged Property provided in this Indenture, unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may in the alternative obtain the release of any of the Mortgaged and Pledged Property which is subject to the lien of a Class “A” Mortgage (except cash, Qualified Lien Bonds, Class “A” Bonds or obligations secured by purchase money mortgage) by delivery to the Trustee of the Officers’ Certificate provided for in subdivision (1) of Section 13.03 hereof, the Engineer’s Certificate provided for in subparagraphs (a), (b), (d) and (f) of subdivision (2) of Section 13.03 hereof, the Opinion of Counsel provided for in subdivision (7) of Section 13.03 hereof and a copy of a release of such Mortgaged and Pledged Property from the lien of a Class “A” Mortgage executed by the trustee of such Class “A” Mortgage.

Quitclaim of property not subject to Lien	Section 13.10 In case the Company has sold, exchanged, dedicated or disposed of, or intends or has agreed to sell, exchange, dedicate or dispose of, or a governmental body or agency has lawfully ordered the Company to divest itself of, any property of a character excepted from the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, execute such instruments of disclaimer or quitclaim as may be appropriate upon receipt by the Trustee of the following:

(1) an Officers’ Certificate complying with the requirements of Section 22.05 hereof and describing in reasonable detail the property to be disclaimed or quitclaimed; and

(2) an Opinion of Counsel complying with the requirements of Section 22.05 hereof and stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof; and stating that the execution of such disclaimer or quitclaim is appropriate.

99

Art. XIV, §14.01; Art. XV, §15.01

Article XIV discharge of Class “A” Mortgage

Section 14.01 At the option of the Company as evidenced by a written request signed by an Authorized Executive Officer of the Company, and by the Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company, and accompanied (a) by an Opinion of Counsel to the effect that upon satisfaction of the Class “A” Mortgage the Lien of this Indenture will constitute a lien on substantially all of the property formerly subject to the lien of such Class “A” Mortgage (except such property as is excepted from the Lien hereof) subject to no lien prior or equal to the Lien of this Indenture except Qualified Liens and Excepted Encumbrances and (b) by an Officers’ Certificate to the effect that no Class “A” Bonds are Outstanding under such Class “A” Mortgage other than the Class “A” Bonds held hereunder and that promptly upon such surrender the Class “A” Mortgage will be satisfied pursuant to the terms thereof, the Trustee shall surrender for cancellation to the trustee under such Class “A” Mortgage all Class “A” Bonds issued under said Class “A” Mortgage then held by the Trustee.	Discharge of Class “A” Mortgage

Article XV Remedies of Trustee and Bondholders Upon Default

Section 15.01 The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as “Defaults”:	“Defaults”

(a) Failure to pay the principal of any bond hereby secured when the same shall become due and payable, whether at maturity, as therein expressed, or by declaration or otherwise;

(b) Failure to pay interest upon any bond hereby secured for a period of sixty (60) days after such interest shall have become due and payable;

(c) Failure to pay interest upon or principal (whether at maturity, as therein expressed, or by declaration, or otherwise) of any Outstanding Qualified Lien Bonds continued beyond the period of grace, if any, specified in the Qualified Lien securing the same;

(d) Failure to pay any installment of any fund required to be applied to the purchase or redemption of any of the bonds hereby

100

§15.01

secured for a period of sixty (60) days after the same shall have become overdue and payable;

(e) The expiration of a period of ninety (90) days following the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under the Federal Bankruptcy Act or any other applicable Federal or State law of a similar nature, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the Company or for all or substantially all of its property, or ordering the winding up or liquidation of its affairs unless during such period such decree, order or appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect;

(f) The commencement by the Company of a voluntary case, or the institution by it of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under the Federal Bankruptcy Act or any other applicable Federal or State law of a similar nature, or the consent or acquiescence by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or for all or substantially all of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

(g) The expiration of a period of ninety (90) days after the receipt by the Company of a written demand (citing this provision) from the Trustee or (with copy to the Trustee) from the holders of fifteen per centum (15%) in principal amount of the bonds at the time Outstanding hereunder (determined as provided in Section 15.07 hereof) that the Company perform a specified covenant or agreement contained herein or in any indenture supplemental hereto or in any bond secured hereby, which specified covenant or agreement the Company shall have failed to perform prior to the mailing of such notice, unless

101

§§15.01, 15.02

the Company during such period shall have performed such specified covenant or agreement or, if such covenant or agreement cannot reasonably have been performed during such period, then the Company shall have commenced and be diligently pursuing such performance. The Trustee may, and, if requested in writing so to do by the holders of a majority in principal amount of the bonds then Outstanding, shall, make such demand;

(h) The existence of any “Default”, as defined under the Pacific Mortgage, or the existence of any “Default”, as defined under the Utah Mortgage, or the existence of any default under another Class “A” Mortgage, which then permits the declaration of the principal of all of the bonds secured by such Class “A” Mortgage and the interest accrued thereupon due and payable;

provided that with respect to subdivisions (c) and (h) of this Section 15.01, if such default or Default, as the case may be, under such Qualified Lien or Class “A” Mortgage shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders; and provided, further, that, subject to the provisions of Sections 19.01 and 19.02 hereof, the Trustee shall not be charged with knowledge of any such default or Default, as the case may be, unless written notice thereof shall have been given to the Trustee by the Company, by a holder or an agent of the holder of any such indebtedness, by a trustee then acting under any Qualified Lien or Class “A” Mortgage under which such default or Default, as the case may be, shall have occurred, or by the holders of not less than twenty-five per centum (25%) in aggregate principal amount of all the bonds then outstanding.

Section 15.02 The Trustee shall, within ninety (90) days after the occurrence thereof, give to the bondholders and any trustee under a Class “A” Mortgage, in the manner and to the extent provided in subdivision (c) of Section 19.13 hereof, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purposes of this Section being hereby defined to be the events specified in subdivisions (a), (b), (c), (d), (e), (f), (g) and (h) of Section 15.01 hereof not including any periods of grace provided for in said subdivisions) but in the case of any default as specified	Notice to defaults

102

§§15.02, 15.03

in subdivision (g) of Section 15.01 hereof, no such notice shall be given until at least sixty (60) days after the occurrence thereof; provided that, except in the case of default in the payment of the principal of or interest on any of the bonds hereby secured, or in the payment of any installment of any fund required to be applied to the purchase or redemption of any of the bonds hereby secured, the Trustee shall be protected in withholding such notice if and so long as the board of directors, executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is not detrimental to the interests of the bondholders.

Declaration of principal and accrued interest due upon Default. Holders of majority of bonds may annul declaration	Section 15.03 Upon the occurrence of a Default, the Trustee may, and upon the written request of the holders of a majority in principal amount of the bonds then Outstanding (determined as provided in Section 15.07 hereof) shall, and the holders of twenty-five per centum (25%) in principal amount of the bonds at the time Outstanding hereunder may, by notice in writing given to the Company (and to the Trustee if such notice be given by the bondholders), unless prior to such declaration all covenants with respect to which Default shall have occurred, shall have been fully performed or cured and all indebtedness secured hereby (other than expenses and charges of the Trustee), except the principal of any bonds not then due by their terms (other than by such declaration) and except interest accrued on such bonds since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto, declare the principal of all of the bonds hereby secured and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable; subject, however, to the right of the holders of a majority in principal amount of all Outstanding bonds, by written notice to the Company and to the Trustee, thereafter to annul such declaration and destroy its effect at any time before any sale hereunder, if, before any such sale, all covenants with respect to which a Default shall have occurred shall be fully performed or cured, and all other indebtedness secured hereby except the principal of any bonds not then due by their terms (other than by such declaration) and except interest accrued on such bonds since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto.

103

§§15.04, 15.05

Section 15.04 Upon the occurrence of one or more Defaults, the Company upon demand of the Trustee, shall (if at the time such action shall be lawful) forthwith surrender to the Trustee the actual possession of, and (if at the time such action shall be lawful) the Trustee, by such officer or agent as it may appoint, may take possession of, all the Mortgaged and Pledged Property (with the books, papers and accounts of the Company) and hold, operate and manage the same, and from time to time make all needful repairs and such extensions, additions and improvements as to the Trustee shall seem wise; and receive the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and out of the same pay all proper costs and expenses of so taking, holding, managing and operating the same, including reasonable compensation to and expenses of the Trustee, its agents and counsel, and any charges of the Trustee hereunder, and any taxes and assessments and other charges prior to the Lien of this Indenture which the Trustee may deem it wise to pay, and all expenses of such repairs, extensions, additions and improvements, and apply the remainder of the moneys so received by the Trustee, subject to the provisions of Section 15.12 hereof with respect to extended, transferred or pledged coupons or claims for interest, first to the payment of the installments of interest which are due and unpaid, in order of their maturity, and next, if the principal of any of said bonds is due, to the payment of the principal and accrued interest thereon pro rata without any preference or priority whatever, except as aforesaid. Whenever all that is due upon such bonds and installments of interest and under any of the terms of this Indenture shall have been paid and all Defaults cured, the Trustee shall surrender possession to the Company, its successors or assigns; the same right of entry, however, to exist upon any subsequent Default.	Trustee may take possession of and operate property. Application of income When Trustee shall surrender possession to Company

Section 15.05      Upon the occurrence of one or more Defaults, the Trustee, by such officer or agent as it may appoint, with or without entry, may, if at the time such action shall be lawful, sell all the Mortgaged and Pledged Property as an entirety, or in such parcels as the holders of a majority in principal amount of the bonds Outstanding hereunder (determined as provided in Section 15.07 hereof) shall in writing request, or in the absence of such request, as the Trustee may determine, at public auction, at some convenient place in the City of Portland, Oregon, or such other place or places as may be required by law, having first given notice of such sale by publication in at least one Daily Newspaper of general circulation in the City of Portland, Oregon (if there be such a Daily

Power to sell all Mortgaged and Pledged Property Notice by publications

104

§§15.05, 15.06, 15.07

Newspaper), once preceding such sale, to be made not less than twenty (20) days prior to the date of such sale, and by like publication in at least one Daily Newspaper of general circulation in the Borough of Manhattan, the City of New York, New York, and any other notice which may be required by law, and from time to time may (to the extent permitted by law) adjourn such sale in their discretion by announcement at the time and place fixed for such sale without further notice, and upon such sale may make and deliver to the purchaser or purchasers a good and sufficient instrument or instruments of conveyance, assignment or transfer for the same, which sale shall, to the extent then permitted by law, be a perpetual bar, both at law and in equity, against the Company and all persons, firms and corporations lawfully claiming or who may claim by, through or under it.

Judicial proceedings	Section 15.06 In case of the breach of any of the covenants or conditions of this Indenture, the Trustee shall have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders hereunder. In case of a Default, the Trustee may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce payment of the bonds then Outstanding hereunder and to foreclose this Indenture and to sell the Mortgaged and Pledged Property under the judgment or decree of a court or courts of competent jurisdiction.

Remedies cumulative	No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the bondholders), is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Delay, etc. no waiver of rights	No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver of any such Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

Waiver of Default not to extend to subsequent Default.	No waiver of any Default, whether by the Trustee or by the bondholders, shall extend to or shall affect any subsequent Default or shall impair any rights or remedies consequent thereon.

Bondholders may direct proceedings	Section 15.07 The holders of not less than a majority in principal amount of the bonds at the time Outstanding hereunder may direct the

105

§§15.07, 15.08

time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and this Indenture and that, subject to the provisions of Section 19.01 and 19.02 hereof, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall by Responsible Officers determine that the action or proceeding so directed would involve the Trustee in personal liability or be unjustifiably prejudicial to nonassenting bondholders or that it will not be sufficiently indemnified for any expenditures in any action or proceeding so directed.

For the purposes of this Section and of Sections 9.06, 15.01, 15.03, 15.05, 19.02, 19.14, 19.15, 21.02, 21.06, 21.10 and 22.06 hereof, and for the purpose of waiving, in accordance with any of the provisions of Section 21.07 hereof, any past Default of the Company and the consequences thereof, in determining whether the holders of the required percentage of the principal amount of bonds have concurred or participated in any direction or consent, (a) bonds for the purchase of which money in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction to apply the same to the purchase thereof shall be deemed Outstanding and (b) bonds owned by the Company, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless all bonds at the time Outstanding hereunder are then so owned), shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction or consent, only bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this paragraph, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such bonds and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.	Situations when bonds owned by Company and certain other bonds to be disregarded

Section 15.08 In case of a Default, and upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee and of the bondholders under this Indenture, the Trustee shall be entitled, as a matter of right (to the extent that such	Appointment of receiver

106

§§15.08, 15.09, 15.10, 15.11

right is enforceable under applicable law), to the appointment of a receiver or receivers of the Mortgaged and Pledged Property, and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer, whether or not the Mortgaged and Pledged Property shall be adequate to satisfy the bonds then outstanding.

All bonds to become due and payable upon sale of property	Section 15.09 Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings, for the foreclosure or otherwise for the enforcement of this indenture, the principal of all bonds then secured hereby, if not previously due, shall become and be immediately due and payable.

Purchase by bondholder at sale of property Bonds as part of purchase price	Section 15.10 Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, any bondholder or bondholders may bid for and purchase the Mortgaged and Pledged Property or any part thereof and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in his, her, their or its own absolute right without further accountability, and any purchasers at any such sale may, in paying the purchase money, turn in any of the bonds Outstanding hereunder and coupons or claims for interest outstanding hereunder in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, subject, however, to the provisions of Section 15.12 hereof with respect to extended, transferred or pledged coupons or claims for interest. Said bonds and coupons, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment.

Receipt of Trustee or sale officer as discharge to purchaser	Section 15.11 Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his, her, its or their purchase money and such purchaser or purchasers, his, her, its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase

107

§§15.11, 15.12

money, or be in anywise answerable for any loss, misapplication or non-application thereof.

Any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture shall, if and to the extent then permitted by law, operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company of, in and to the property so sold, and be a perpetual bar both at law and in equity against the Company, its successors and assigns and against any and all persons, firms or corporations claiming or who may claim the property sold; or any part thereof, from, through or under the Company, its successors or assigns.	Effect of sale on rights of Company

Section 15.12 The proceeds of any sale made either under the power of sale hereby given, or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, together with any other amounts of cash which may then be held by the Trustee, as part of the Mortgaged and Pledged Property, shall be applied, as follows:	Disposition of proceeds of sale Order of application:

First.—To the payment of all taxes, assessments, governmental charges, Qualified Liens and liens prior to the Lien of this Indenture, except those subject to which such sale shall have been made, and of all the costs and expenses of such sale, including reasonable compensation to and expenses of the Trustee, its agents and its attorneys, and of all other sums payable to the Trustee hereunder (and any predecessor Trustee) by reason of any expenses or liability incurred (in good faith and without negligence by the Trustee) or advances made in connection with the management or administration of the trusts hereby created in accordance with Section 19.09 hereof;	(1) Taxes, etc., compensation of Trustee

Second.—To the payment in full of the amounts then due and unpaid for principal, premium and interest upon the bonds then secured hereby; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, without preference or priority as to principal, premium or interest, or of any installment of interest over any other installment of interest; provided, however, that if the time for the payment of any coupon or claim for interest upon any of the bonds secured hereby shall have been extended (except pursuant to action taken	(2) Principal and interest

108

§§15.12, 15.13

under Article XXI hereof) by or with the consent of the Company, or if any thereof at or after maturity shall have been transferred or pledged separate from the bond to which they relate, such coupons or claims for interest shall not be entitled in case of Default hereunder to the benefit or security of this Indenture except after the prior payment in full of the principal and premium, if any, of all bonds issued hereunder and then secured hereby and of all coupons and claims for interest on such bonds the payment of which has not been so extended, or not so transferred or pledged; but the foregoing provisions of this paragraph Second shall not be applicable to any coupon or claim for interest the time for the payment of which shall have been extended, if such extension be pursuant to a plan proposed by the Company to all holders of any one or more series of bonds then Outstanding and accepted by and binding upon the holder of such coupon or claim for interest; and

(3) Surplus to Company	Third.—Any surplus thereof remaining to the Company, its successors or assigns or to, him, her, them or it whosoever may be lawfully entitled to receive the same.

Waiver of advantage of any appraisement, valuation, stay, extension or redemption laws and rights to marshal assets	Section 15.13 In case of a Default, to the extent that such rights may then lawfully be waived, neither the Company nor anyone claiming through or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged and Pledged Property may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the Mortgaged and Pledged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, but the Company, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may so do, the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of any State where any of the Mortgaged and Pledged Property may be situated. The Company, for itself and all who may claim through or under it, waives, to the extent that it lawfully may do so, any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose such Lien may sell the Mortgaged and Pledged Property as an entirety.

109

§15.14

Section 15.14 The Company covenants that if default shall be made in the payment of the principal of any bond hereby secured when the same shall become payable, whether by the maturity of said bond or otherwise or in the case of a default in the payment of the interest on any bond for a period of sixty (60) days after such interest shall have become due and payable, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the bonds and coupons then secured hereby, the whole amount due and payable on all such bonds and coupons for principal, premium, if any, and interest, with interest, upon the overdue principal at the same rate borne by the bonds which are overdue.	Payment of principal and interest by Company

In the case of a default in payment of the principal of any bond, when the same shall become due and payable, or in the case of a default in the payment of the interest on any bond for a period of sixty (60) days after such interest shall have become due and payable, the Trustee may recover judgment, in its own name and as trustee of an express trust, against the Company for the whole amount of such principal, interest and any premium remaining unpaid together with interest upon the overdue principal at the same rate borne by the bonds which are overdue.	Trustee may recover judgment

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the bondholders allowed in any judicial proceedings relative to the Company or its creditors, or its property. In case of any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Company or its property, the Trustee, irrespective of whether the principal of the bonds shall then be due and payable and irrespective of whether the Trustee shall have made any demand for such payment, shall be entitled and empowered either in its own name or as trustee of an express trust or as attorney-in-fact for the holders of the bonds and coupons, or in any one or more of such capacities, to file a proof of claim for the whole amount of principal and interest (with interest upon such overdue principal at the same rate borne by the bonds which are overdue) which may be or become owing and unpaid in respect of the bonds and for any additional amount which may be or become payable by the Company hereunder, without regard to or deduction for any amount which may have been or which may thereafter be received, collected or realized by the Trustee from or out of the Mortgaged and Pledged Property or any part thereof or from or out of the proceeds thereof or any part thereof; but nothing in this Indenture contained shall	Proofs of claim

110

§§15.14, 15.15

authorize the Trustee to accept or consent to any composition or plan of reorganization on behalf of any bondholder.

Judgment may be taken by Trustee Lien of Indenture not to be affected by judgement or levy of execution thereon	The Trustee, to the extent permitted by law, shall be entitled to sue and recover judgment and/or to file and prove such claim as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture upon the Mortgaged and Pledged Property, and in case of a sale of any of the Mortgaged and Pledged Property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustee in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all the bonds and coupons then Outstanding hereunder, for the benefit of the holders thereof, and the Trustee shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged and Pledged Property or upon any other property shall in any manner or to any extent affect the Lien of this Indenture upon the Mortgaged and Pledged Property or any part thereof, or any rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders of said bonds, but such lien, rights, powers and remedies of the Trustee and of the bondholders shall continue unimpaired as before.

Application of moneys collected by Trustee	Any moneys thus collected or received by the Trustee under this Section shall be applied by it first, to the payment of its expenses, disbursements and compensation and the expenses, disbursements and compensation of its agents and attorneys, and, second, toward payment of the amounts then due and unpaid upon such bonds and coupons in respect of which such moneys shall have been collected, ratably and without preference or priority of any kind (subject to the provisions of Section 15.12 hereof with respect to extended, transferred or pledged coupons and claims for interest), according to the amounts due and payable upon such bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, with interest upon overdue principal at the same rate borne by the bonds which are overdue, upon presentation of the several bonds and coupons and upon stamping such payment thereon, if partly paid, and upon surrender thereof, if fully paid.

Possession of bonds unnecessary in action by Trustee	Section 15.15 All rights of action (including the right to file proofs of claim) under this Indenture or under any of the bonds or coupons may

111

§§15.15, 15.16

be enforced by the Trustee without the possession of any of the bonds or coupons or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee, and any recovery of judgment shall be for the equal benefit of the holders of the Outstanding bonds and coupons, subject to the provisions of Section 15.12 hereof with respect to extended, transferred or pledged coupons and claims for interest.

In any proceeding brought by the Trustee (including also any proceeding involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), such Trustee shall be held to represent all the holders of the bonds and coupons secured by this Indenture and it shall not be necessary to make such holders of the bonds and coupons parties to any such proceedings.	Bondholders not necessary parties to action

Section 15.16 No holder of any bond or coupon shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder unless such holder shall have previously given to the Trustee written notice of a Default, nor unless also the holders of twenty-five per centum (25%) in principal amount of the bonds then Outstanding hereunder shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name and shall have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred thereby without negligence or bad faith, and the Trustee shall have declined to take such action or shall have failed so to do within sixty (60) days thereafter; it being understood and intended that no one or more holders of the bonds or coupons shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of this Indenture by his, her, its or their action to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of Outstanding bonds and coupons. Such notification, request and offer of indemnity are hereby declared, at the option of the Trustee, but subject to the provisions of Sections 19.01 and 19.02 hereof, to be conditions precedent to the execution by it of the powers and trusts of this Indenture and to the exercise by it of any action or cause of action or remedy hereunder.	Right of bondholders to institute legal proceedings

112

§§15.16, 15.17; Art. XVI, §16.01

Right of bondholders to enforce payment not to be impaired	Notwithstanding any other provision of this Indenture, the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Waiver of periods of grace	Section 15.17 The Company may waive any period of grace provided for in this Article.

If proceedings abandoned, Trustee and Company restored to former position and rights	In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the Mortgaged and Pledged Property, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

Article XVI Evidence of Rights of Bondholders and Ownership of Bonds

Execution of instruments by bondholders Proof of execution	Section 16.01 Any request, declaration or other instrument, which this Indenture may require or permit to be signed and executed by the bondholders, may be in any number of concurrent instruments of similar tenor, and shall be signed or executed by such bondholders in person or by an attorney appointed in writing. Proof of the execution of any such request or other instrument, or of a writing appointing any such attorney, or of the holding by any person of the bonds or coupons appertaining thereto, shall be sufficient (subject, in so far as the Trustee is concerned, to the provisions of Section 19.01 and Section 19.02 hereof) for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the following manner:

(a) Notary’s certificate	(a) The fact and date of the execution by any person of such request or other instrument or writing may be proved by a witness or by a certificate acknowledged before a Notary Public or other officer authorized to take acknowledgments;

(b) Certificate of trust company, bank, etc.	(b) The amount of bonds transferable by delivery held by any person executing such request or other instrument as a bondholder,

113

§§16.01, 16.02

and the series and serial numbers thereof, held by such person, and the date of his, her or its holding the same, may be proved by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary the bonds described in such certificate. The Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

Any request, consent or vote of the owner of any bond shall bind all future holders and owners of said bond or any bond issued in exchange or substitution for said bond in respect of anything done or suffered by the Company or the Trustee in pursuance thereof.	Consent or vote binding on future bondholder

Section 16.02 The Company and the Trustee (or any agent of the Company or the Trustee) may deem and treat the bearer of any temporary or coupon bond Outstanding hereunder, which shall not at the time be registered as to principal as hereinbefore authorized, and the bearer of any coupon for interest on any such bond, whether such bond shall be registered or not, as the absolute owner of such bond or coupon, as the case may be, whether or not such bond or coupon shall be overdue, for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.	Ownership of temporary or coupon bonds

The Company and the Trustee (and their agents) may, subject to the provisions of this Indenture providing for the use of a record date in certain cases, deem and treat the person in whose name any fully registered bond Outstanding hereunder shall be registered upon the books of the Company, as herein authorized, as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of and interest on such bond and for all other purposes, and they may deem and treat the person in whose name any coupon bond shall be so registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, except to receive payment of interest represented by outstanding coupons; and all such payments so made to any such registered owner, or upon his, her or its order, shall be valid and effectual to satisfy and discharge the liability upon such bond to the	Ownership of registered bonds

114

§16.02; Art. XVII, §17.01

Inspection of bonds	extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary. Neither the Company nor the Trustee (or their agents) shall be bound to recognize any person as the holder of a bond Outstanding under this Indenture unless and until his, her or its bond is submitted for inspection, if required, except as may otherwise be provided by regulations made under Section 21.03 hereof, and his, her or its title thereto satisfactorily established, if disputed.

Article XVII Immunity of Incorporators, Subscribers to the Capital Stock, Shareholders, Officers and Directors

No recourse clause	Section 17.01 No recourse under or upon any obligation, covenant or agreement contained in this Indenture (including any indenture supplemental hereto) or in any bond or coupon hereby secured, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture and the obligations hereby secured are solely corporate obligations, and that no such personal liability shall attach to, or be incurred by, such incorporators, subscribers to the capital stock, shareholders, officers or directors of the Company or of any predecessor or successor corporation, or any of them, as such, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the bonds or coupons hereby secured, or implied therefrom, and that any and all such personal liability of every name and nature, and any and all such rights and claims against every such incorporator, subscriber to the capital stock, shareholder, officer or director, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the bonds and interest obligations secured hereby.

115

Art. XVIII, §§18.01, 18.02

Article XVIII Effect of Merger, Consolidation, Etc.

Section 18.01 Nothing in this Indenture shall prevent any consolidation of the Company with, or merger of the Company into, any corporation having corporate authority to carry on any of the businesses mentioned in the first sentence of Section 1.04 hereof, or any conveyance, transfer or lease, subject to the Lien of this Indenture, of all or substantially all of the Mortgaged and Pledged Property as an entirety to any corporation lawfully entitled to acquire or lease or operate the same; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon such terms as fully to preserve and in no respect to impair the Lien or security of this Indenture, or any of the rights or powers of the Trustee or the bondholders hereunder; and provided, further, that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustee at any time during the continuance of a Default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings; and provided, further, that, upon any such consolidation, merger, conveyance or transfer, or upon any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby, the due and punctual payment of the principal and interest of all said bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by an instrument in writing executed and delivered to the Trustee by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all the Mortgaged and Pledged Property as an entirety, as aforesaid, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby.	Company may merge, consolidate, etc., upon certain terms No impairment of Lien Assumption of obligation

Section 18.02 In case the Company, as permitted by Section 18.01 hereof, shall be consolidated with or merged into any other corporation or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety, the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a	Rights of successor corporation

116

§18.02

Execution of indenture Execution of bonds, etc., on basis of Property Additions	conveyance or transfer as aforesaid—upon executing with the Trustee and causing to be recorded an indenture whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued hereunder in accordance with the provisions of said bonds and coupons and this Indenture, and shall agree to perform and fulfill all the covenants and conditions of this Indenture to be kept or performed by the Company—shall succeed to and be substituted for the Company with the same effect as if it had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such successor corporation thereafter may cause to be executed, authenticated and delivered, either in its own name or in the name of PacifiCorp, as its name is now or shall then exist, in respect of property of the character defined in Section 1.04 hereof as Property Additions, such bonds as could or might have been executed, issued and delivered by the Company had it acquired such property of such character by purchase on or after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed, concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds delivered to it for authentication which shall have been previously signed by the proper officers of the Company, and such bonds as the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such successor corporation shall also have and may exercise in respect of the property of such character, and subject to all the terms, conditions and restrictions in this Indenture prescribed applicable thereto, whether as to withdrawal of cash, release of property, or otherwise, the same powers and rights which the Company might or could exercise had it acquired the property of such character by purchase on or after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred. All the bonds so issued or delivered by the Company shall in all respects have the same legal right and security as the bonds theretofore issued or delivered in accordance with the terms of this Indenture as though all of said bonds had been authenticated and delivered at the date of the

117

§§18.02, 18.03

execution hereof. As a condition precedent to the execution of such successor corporation and the authentication and delivery by the Trustee of any such additional bonds or the withdrawal of cash or release of property, under any of the provisions of this Indenture, on the basis of property of the character defined in this Indenture as Property Additions acquired, made or constructed by the successor corporation or by any corporation with which the Company or any successor corporation may be so consolidated or into which the Company or any successor corporation may be so merged or to which the Company or any successor corporation may make any such conveyance, the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in this Section provided, or a subsequent indenture, shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property to the Lien hereof; and provided further that the lien created thereby and the lien thereon shall have similar force, effect and standing as the Lien of this Indenture would have if the Company should not be consolidated with or merged into such other corporation or should not convey or transfer, subject to this Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety, as aforesaid, to such successor corporation, and should itself on or after the date of such consolidation, merger, conveyance or transfer, acquire or construct such property, and in respect thereof should request the authentication and delivery of bonds or the withdrawal of cash or the release of property under the provisions of this Indenture.	Proviso

Section 18.03 In case the Company, as permitted by Section 18.01 hereof, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety as aforesaid, neither this Indenture nor the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in Section 18.02 hereof provided, shall, unless such indenture shall otherwise provide, become or be or be required to become or be a lien upon any of the properties or franchises then owned or thereafter acquired by the successor corporation (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from the Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the successor corporation as the basis under	Extent of Lien in case of consolidation, etc.; Company consolidated or merged into other corporation

118

§18.03

any of the provisions of this Indenture for one or more Authorized Purposes, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (1) to maintain, renew and preserve the franchises covered by this Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged hereunder as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property subject to the Lien hereof damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged hereunder.

Other corporation consolidated or merged into Company	In case any other corporation shall be merged or consolidated into the Company with the result that the Company shall be the surviving corporation, this Indenture shall not (unless an indenture supplemental hereto shall otherwise provide) become or be required to become or be a lien upon any of the properties or franchises owned by such other corporation at the time of the merger or consolidation, or later improvements, extensions or additions thereto or renewals or replacements thereof, except (a) property made and used by the Company as the basis under any of the provisions of this Indenture for one or more Authorized Purposes, and (b) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by this Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged hereunder as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property subject to the Lien hereof damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged hereunder.

119

Art. XIX, §§19.01, 19.02

Article XIX Concerning the Trustee

Section 19.01      The Trustee shall at all times be a bank or trust company eligible under Section 9.03 hereof and have a combined capital and surplus of not less than Five Million Dollars ($5,000,000) or the foreign currency equivalent thereof. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirement of any supervising or examining authority referred to in Section 9.03 hereof, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Qualification of Trustee

The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to Default, and after the curing of all such Defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of such Default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For the purposes of this Section 19.01 and of Section 19.02 hereof a Default shall be deemed cured when the act or omission or other event giving rise to such Default shall have been cured, remedied, terminated or waived.	Acceptance of Trust

The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

Section 19.02 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that	Trustee’s liability generally

(a) prior to Default, and after the curing of all such Defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligations of the Trustee, prior to Default, and after the curing of all such Defaults which may have occurred, shall be determined solely by the express provisions of this Indenture; and

120

§§19.02

(b) prior to Default, and after the curing of all such Defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; and

(c) no Trustee which is a corporation shall be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of such Trustee unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts and no Trustee who is an individual shall be personally liable for any error of judgment made in good faith by him or her unless it shall be proved that he or she was negligent in ascertaining the pertinent facts; and

(d) the Trustee shall not be personally liable with respect to any action suffered, taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the bonds at the time Outstanding (determined as provided in Section 15.07 hereof) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

Trustee may act through agents, etc.	(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney, who is not, in either case, an employee of the Trustee, appointed with due care by it hereunder; and

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders of bonds of any series pursuant to this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The provisions of this Section, which have been made specifically applicable to the Trustee, shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to Section 19.16 hereof, to any separate or co-trustee.

121

§§19.03, 19.04, 19.05, 19.06

Section 19.03 The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the condition, genuineness, validity or value of the Mortgaged and Pledged Property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the bonds or coupons issued hereunder. The Trustee shall be under no responsibility or duty with respect to the disposition of any bonds authenticated and delivered hereunder or the application of the proceeds thereof or the application of any moneys paid to the Company under any of the provisions hereof.	Recitals herein and in bonds those of Company

Section 19.04 The Trustee and any separate or co-trustee shall not be personally liable in case of entry by it upon the Mortgaged and Pledged Property for debts contracted or liability or damages incurred in the management or operation of said property.	Trustee not personally liable in case of entry

The Trustee, any paying agent, bond registrar, or authenticating agent, in its individual or any other capacity, may become the holder, owner or pledgee of bonds or coupons secured hereby and, subject to Sections 19.11 and 19.12 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent, bond registrar or authenticating agent.	Trustee, etc. may own bonds and coupons

Section 19.05 Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustee taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.	Trustee’s power to give notice

Section 19.06 Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given or served, for all purposes, by being deposited postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose of this Section) to the Company at the address given in Section 22.08 hereof.	Notice by Trustee to Company

122

§§19.07, 19.08

Section 19.07 To the extent permitted by Sections 19.01 and 19.02 hereof:

Trustee protected	(1) The Trustee may rely and shall be protected in acting upon any Resolution, Officers’ Certificate, Engineer’s Certificate, Inde- pendent Engineer’s Certificate, Net Earning Certificate, Opinion of Counsel, resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Resolution or written order given as required by any provision hereof; and

Trustee may consult with counsel	(2) The Trustee may consult with counsel, who may be of counsel to the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

The Trustee shall not be under any responsibility for the selection, appointment or approval of any expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustee of its obligation to exercise reasonable care with respect to such selection, appointment or approval of independent experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise during the continuance of a Default, the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 19.01 hereof.

Trustee need not segregate funds Interest on funds with Trustee	Section 19.08 Subject to the provisions of Section 22.03 hereof, all moneys received by the Trustee whether as Trustee or paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were paid, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any moneys received by it hereunder at such rate, if any, as may be agreed upon with the Company from time to time and as may be permitted by law.

123

§§19.08, 19.09

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it.

Section 19.09 The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee for all appropriate advances made by the Trustee and will pay to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its agents and all other persons not regularly in its employ and of its counsel), except to the extent that any such expense or disbursement results from the Trustee’s negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this Indenture or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability in the premises, except to the extent that any such expense, loss, liability or disbursement results from the Trustee’s negligence or bad faith. The obligations of the Company under this Section shall survive the resignation or discharge of the Trustee and the satisfaction and discharge of this Indenture, and to secure such obligations the Trustee shall have (in addition to any other rights under this Indenture) a lien prior to that of the bonds upon the Mortgaged and Pledged Property, including all property and funds held or collected by the Trustee.	Compensation of Trustee

If, and to the extent that, the Trustee and its counsel and other persons not regularly in its employ do not receive compensation for services rendered, reimbursement of its or their advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment

124

§§19.09, 19.10, 19.11

of obligations of the Company, the Trustee shall be entitled, in priority to the holders of the bonds, to receive any distribution of any securities, dividends or other disbursements which would otherwise be made to the holders of bonds in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney-in-fact for the holders of the bonds and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel and other persons not regularly in its employ on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the holders of the bonds. The Trustee shall have a lien upon any securities or other considerations to which the holders of bonds may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.

“Trustee”	The term “Trustee” used in this Section includes any predecessor Trustee, provided that the negligence and bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 19.09.

Trustee may request proof by certificate signed by certain officers	Section 19.10 Whenever in the administration of the trusts of this Indenture, prior to a Default, and after the curing of any such Default, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may to the extent permitted by Sections 19.01 and 19.02 hereof be deemed to be conclusively proved and established by a certificate signed by an Authorized Executive Officer of the Company, and by the Secretary or an Assistant Secretary or an Authorized Financial Officer of the Company and delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken, omitted or suffered by it under the provisions of this Indenture upon the faith thereof.

Action to be taken by Trustee who becomes creditor of Company	Section 19.11 (a) Subject to the provisions of subdivision (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default (as defined in the last paragraph of this subdivision), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the

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§19.11

benefit of the Trustee individually, the holders of the bonds, and the holders of other indenture securities (as defined in the last paragraph of this subdivision (a))

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subdivision (a) or from the exercise of any right of setoff which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee	Certain rights of Trustee unaffected

(A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

(B) to realize for its own account, upon any property held by it as security for any such claim, if such property were so held prior to the beginning of such four months period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property

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§19.11

was so received the Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subdivision (a) would occur within four months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four months period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

Apportionment of proceeds among Trustee, bondholders, etc.	If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the bondholders, and the holders of other indenture securities in such manner that the Trustee, the bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable

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§19.11

State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee who has resigned or been removed after the beginning of such four months period shall be subject to the provisions of this subdivision (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months period, it shall be subject to the provisions of this subdivision (a) if and only if the following conditions exist–	Resigned or removed Trustee

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months period; and

(ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

As used in this Section, the term “default” means any failure to make payment in full of the principal of or interest upon the bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term “other indenture securities” means securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this subdivision (a), and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.	“default”

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§19.11

Certain creditor relationships excluded	(b) There shall be excluded from the operation of subdivision (a) of this Section a creditor relationship arising from—

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one (1) year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the Lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders as provided in subdivisions (a), (b) and (c) of Section 19.13 hereof with respect to advances by the Trustee as such;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this subdivision (b);

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subdivision (b).

“security” “cash transaction” “self- liquidating paper”	As used in this Section, the term “security” shall have the meaning assigned to such term in the Securities Act of 1933, as amended and in force on the date of the execution of this Indenture; the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose

129

§§19.11, 19.12

of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and the term “Trustee” shall include the Trustee, and any separate trustee or co-trustee appointed pursuant to Section 19.16 hereof.	Trustee

Section 19.12 (a) If the Trustee has or acquires any conflicting interest, as defined by subdivision (d) of this Section, the Trustee shall within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor’s acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 19.15 hereof. Upon giving such notice of resignation, the resigning Trustee shall publish notice thereof in a Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, and in a Daily Newspaper of general circulation in the City of Portland, Oregon, once, provided, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with subdivision (c) of Section 19.13 hereof. If the resigning Trustee fails to give such notice within ten (10) days after giving written notice of resignation to the Company, the Company shall give such notice.	Effect of conflicting interest on part of Trustee

(b) In the event that the Trustee shall fail to comply with the provisions of the preceding subdivision (a) of this Section, the Trustee shall within ten (10) days after the expiration of such ninety (90) day period transmit notice of such failure to the bondholders in the manner and to the extent provided in subdivision (c) of Section 19.13 hereof with respect to reports pursuant to subdivision (a) of Section 19.13 hereof.	Notice of conflict to bond-holders

(c) Subject to the provisions of Section 22.06 hereof, any bondholder who has been a bona fide holder of a bond or bonds for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of	Bondholder petition to remove Trustee

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$19.12

the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such holder, to comply with the provisions of subdivision (a) of this Section.

Conflicting Interest:	(d) The Trustee shall be deemed to have a conflicting interest if—

(1) Trusteeship under another indenture of Company	(1) such Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding unless such other indenture is a collateral trust indenture under which the only collateral consists of bonds issued under this Indenture; provided that there shall be excluded from the operation of this paragraph (1) another indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

(2) Obligor on bonds or under-writer of Company	(2) the Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for the Company;

(3) Direct, indirect or common control	(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

(4) Certain employees in common; exceptions	(4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar,

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§19.12

custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subdivision (d), to act as trustee, whether under an indenture or otherwise;

(5) ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;	(5) Ownership of voting securities of Trustee

(6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (A) five per centum (5%) or more of the voting securities or ten per centum (10%) or more of any other class of security of the Company, not including the bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten per centum (10%) or more of any class of security of an underwriter for the Company;	(6) Ownership of securities of Company or underwriter of Company

(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five per centum (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;	(7) Ownership of voting securities of person affiliated with Company

(8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, ten per centum (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty per centum (50%) or more of the voting securities of the Company; or	(8) Ownership of any securities of person affiliated with Company

(9) the Trustee owns on May 15 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have	(9) Ownership as executor, etc., of securities of certain persons specified above

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§19.12

constituted a conflicting interest under paragraph (6), (7) or (8) of this subdivision (d). As to any such securities of which such Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall review its holdings of such securities in any of the above-mentioned capacities as of May 15. If the Company fails to make payment in full of principal or interest upon the bonds when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall promptly review its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty (30) day period and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subdivision (d).

The specifications of percentages in paragraphs (5) to (9), inclusive, of this subdivision (d) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subdivision (d).

“security” “securities”	For the purposes of paragraphs (6), (7), (8) and (9) of this subdivision (d) only, (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security

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§19.12

which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similarly representative capacity.

The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:	Calculation of percentage of securities

(aa) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.	“person”

(bb) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(cc) The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.	“amount”

(dd) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:	“outstanding”

(1) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(2) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(3) Securities pledged by the issuer thereof as security for any obligation of the issuer not in default as to principal or interest or otherwise;

(4) Securities held in escrow if placed in escrow by the issuer thereof;

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provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(ee) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series of different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute the securities of different classes, whether or not they are issued under a single indenture.

Application of Section to Trustee and separate or co-trustee	The provisions of this Section which have been made specifically applicable to the Trustee shall apply to the Trustee, and, if a separate or co-trustee is appointed pursuant to Section 19.16 hereof, to any separate or co-trustee, except that in case of the resignation of a separate or co-trustee such resignation and the appointment of a successor shall (subject to the provisions of subdivision (c) of this Section) be governed by the provisions of Section 19.15 and paragraph (3) of Section 19.16 hereof.

“underwriter”	The term “underwriter” when used with reference to the Company means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

Amendment of Section at Company’s option based on amendment of Trust Indenture Act	If the Trust Indenture Act is amended at any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to this Indenture or the bonds of any series or to change any of the definitions in connection therewith, this Section 19.12 may at the Company’s option be amended by an indenture supplemental hereto to incorporate such changes.

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§19.13

Section 19.13 (a) The Trustee shall transmit within sixty (60) days after May 31 in each year, beginning with the year 1989, to the bondholders as hereinafter in this Section provided, a brief report dated as of such May 31 with respect to	Trustee to transmit certain reports to bondholders

(1) its eligibility and its qualifications under Sections 9.03, 19.01 and 19.12 hereof, or in lieu thereof, if to the best of its knowledge the Trustee has continued to be eligible and qualified under such Sections, a written statement to such effect;

(2) the character and amount of any advances (and if such Trustee elects so to state, the circumstances surrounding the making thereof) made by such Trustee as such which remain unpaid on the date of such report, and for the reimbursement of which such Trustee claims or may claim a lien or charge, prior to that of the bonds on the trust estate or on property or funds held or collected by it as Trustee, provided that such Trustee shall not be required (but may elect) to state such advances, if such advances so remaining unpaid aggregate not more than one-half of one per centum (1/2 of 1%) of the principal amount of the bonds Outstanding on the date of such report;

(3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company to such Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or (6) of subdivision (b) of Section 19.11 hereof;

(4) the property and funds physically in the possession of such Trustee on the date of such report;

(5) any release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any) which has not been previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per centum (1%) of the principal amount of bonds then Outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

136

(6) any additional issue of bonds which has not been previously reported; and

(7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the bonds or the trust estate, except in respect of a Default, notice of which has not been or is to be withheld in accordance with the provisions of Section 15.02 hereof.

(b) The Trustee shall transmit to the bondholders as hereinafter provided a brief report with respect to—

(1) the release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by Sections 9.05, 10.03, 13.03, 13.04, 13.05, 13.06 or 13.07 hereof, is less than ten per centum (10%) of the principal amount of bonds Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety (90) days after such time; and

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subdivision (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the bonds on the trust estate or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this paragraph, provided that the Trustee shall not be required (but may elect) to state such advances, if such advances remaining unpaid at any time aggregate not more than ten per centum (10%) of the principal amount of bonds Outstanding at such time, such report to be transmitted within ninety (90) days after such time.

Reports to be	(c) Reports pursuant to this Section shall be transmitted by mail—
transmitted by mail
(1) to all registered holders of bonds, as the names and addresses of such holders appear upon the registration books of the Company;

137

§§19.13, 19.14

(2) to such holders of bonds as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) except in the case of reports pursuant to subdivision (b) of this Section, to each bondholder whose name and address is preserved at the time by the Trustee, as provided in subdivision (b) of Section 9.10 hereof.

(d) A copy of each such report shall, at the time of such transmission to bondholders, be filed by the Trustee with each stock exchange upon which the bonds are listed and also with the Securities and Exchange Commission. The Company will notify the Trustee of the name and address of each stock exchange on which the bonds are listed.	Filing with stock exchange and Securities and Exchange Commission

(e) The provisions of this Section which have been made specifically applicable to the Trustee shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to Section 19.16 hereof, to any separate or co-trustee. Notwithstanding any of the provisions of this Section which require any separate or co-trustee, appointed pursuant to Section 19.16 hereof, to transmit reports to the bondholders and to file such reports with each stock exchange upon which the bonds are listed and also with the Securities and Exchange Commission, such separate or co-trustee may, if he, she or it so elects, furnish to the Trustee all information concerning such separate or co-trustee which such separate or co-trustee is required to report, and the Trustee shall transmit and file such information, in accordance with the provisions of this Section, on behalf of such separate or co-trustee.	Application of Section to Trustee and separate or co-trustee

Section 19.14 The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company specifying the day upon which such resignation shall take effect and thereafter publishing notice thereof, in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, and in one Daily Newspaper of general circulation in the City of Portland, Oregon, once, and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the bondholders or the Company in the manner hereinafter provided in Section 19.15 and in such event such resignation shall take effect immediately on the appointment of such successor trustee; provided, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with	Resignation of Trustee

138

§§19.14, 19.15

subdivision (c) of Section 19.13 hereof. This Section shall not be applicable to resignations pursuant to Section 19.12 hereof.

Removal of Trustee	Any Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with such Trustee and signed and acknowledged by the holders of a majority in principal amount of the bonds then Outstanding hereunder (determined as provided in Section 15.07 hereof) or by their attorneys-in-fact duly authorized.

Resignation of Trustee upon ineligibility	In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.03 or Section 19.01 hereof, then the Trustee so ceasing to be eligible shall resign immediately in the manner and with the effect in this Section provided; and, in the event that it does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee so ceasing to be eligible and either (a) signed by an Authorized Executive Officer of the Company with its corporate seal attested by the Secretary or an Assistant Secretary of the Company or (b) signed and acknowledged by the holders of a majority in principal amount of the bonds then Outstanding hereunder (determined as provided in Section 15.07 hereof) or by their attorneys-in-fact duly authorized.

Appointment of successor trustee	Section 19.15 In case at any time the Trustee shall resign or shall be removed (unless such Trustee shall be removed as provided in subdivision (c) of Section 19.12 hereof in which event the vacancy shall be filled as provided in said subdivision) or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of the Trustee, and a successor or successors may be appointed by the holders of a majority in principal amount of the bonds then Outstanding hereunder (determined as provided in Section 15.07 hereof) by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys-in-fact duly authorized, and delivered to such new Trustee, notification thereof being given to the Company and the retiring Trustee; provided, nevertheless, that until a new Trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by an Authorized Executive Officer of the Company, may appoint a Trustee

139

§§19.15, 19.16

to fill such vacancy until a new Trustee shall be appointed by the bondholders as herein authorized. The Company shall give notice of any such appointment made by it in the manner provided in Section 19.14 hereof. Any new Trustee appointed by the Company shall, immediately and without further act, be superseded by a Trustee appointed by the bondholders as above provided, if such appointment by the bondholders be made prior to the expiration of one year after the first giving of notice of the appointment of the new Trustee by the Company.

If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of Trustee, the holder of any bond Outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.	Bondholder application for appointment of successor trustee

If any Trustee resigns because of a conflict of interest as provided in subdivision (a) of Section 19.12 hereof and a successor has not been appointed by the Company or the bondholders or, if appointed, has not accepted the appointment, within thirty (30) days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee.	Application of resigned Trustee for appointment of successor

Any Trustee appointed under the provisions of this Section in succession to the Original Trustee (or in succession to any successor thereof) shall be a bank or trust company eligible under Sections 9.03 and 19.01 hereof and qualified under Section 19.12 hereof.	Qualifications for successor trustee

Any Trustee which has resigned or been removed shall nevertheless retain the lien afforded to it by Section 19.09 hereof upon the trust estate, including all property or funds held or collected by such Trustee, as such, to secure the amounts due to such Trustee as compensation, reimbursement, expenses and indemnity, and shall retain the rights afforded to it by said Section 19.09 hereof.	Lien of resigned or removed Trustee

Section 19.16 At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the Mortgaged and Pledged Property then or to become subject to the Lien of this Indenture may be located, the Company and the Trustee shall have the power to appoint, and, upon the request of the Trustee, the Company shall for such purpose join with	Appointment of separate trustee or co-trustee

140

§19.16

the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, another corporation or one or more persons approved by the Trustee, either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee, of all or any of the property subject to the Lien hereof. In the event that the Company shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

Conditions:	Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to the Original Trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:

(1) Exercise of powers	(1) The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the instruments and agreements appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

(2) Authentication, etc. of bonds	(2) The bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by the Original Trustee or its successors in the trust hereunder; and

(3) Resignation or removal of separate trustee or co-trustee	(3) The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee and in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or

141

§§19.16, 19.17

removal. In the event that the Company shall not have joined in such action within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section.

No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Any notice, request or other writing, by or on behalf of the holders of the bonds delivered to the Original Trustee, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to the Original Trustee shall refer to this Indenture and the conditions in this Article expressed, and upon the acceptance in writing by such trustee or trustees or co-trustee or co-trustees, he, she, they or it shall be vested with the estates or property specified in such instrument, either jointly with the Original Trustee, or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with the Original Trustee or its successor in the trust hereunder. At the written direction of the Company or the Trustee, any separate trustee or trustees, or any co-trustee or co-trustees, shall by an instrument in writing constitute the Original Trustee or its successor in the trust hereunder his, her, their or its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion authorized or permitted by him, her, them or it, for and in behalf of him, her, them or it, and in his, her, their or its name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Original Trustee or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.

Notice by bondholders to Trustee, notice to
all trustees

Contents, filing, etc., of instrument appointing trustee

Appointment of
agent, etc. by separate trustee or co-trustee

Incapacity, etc. of separate trustee or con-trustee

Section 19.17 Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his, her or its predecessor trustee,	Acceptance of successor trustee

142

§§19.17, 19.18

Requirements of Predecessor upon retiring	and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his, her or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of ten per centum (10%) in principal amount of the bonds then Outstanding hereunder, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he, she or it succeeds, in and to the Mortgaged and Pledged Property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other property subject to the Lien of this Indenture, including any pledged securities which may then be in his, her or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

Merger or consolidation of Trustee Issuance of bonds authenticated by predecessor trustee	Section 19.18 Any corporation into which the Trustee may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation in which the Trustee shall be a party or any corporation to which substantially all the corporate trust business of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Sections 9.03 and 19.01 hereof and qualified under Section 19.12 hereof, shall be the successor trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such bonds, adopt the certificate of authentication of the Original Trustee or of any successor

143

§§19.18, 19.19, 19.20

to it, as trustee hereunder, and deliver said bonds so authenticated; and in case any of said bonds shall not have been authenticated, any successor to the Trustee may authenticate such bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificate shall have the full force which it is anywhere in said bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate bonds in the name of the Original Trustee shall apply only to its successor or successors by merger, conversion or consolidation or sale as aforesaid.	Further authentication by successor

Section 19.19 Notwithstanding any other provisions hereof, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its proper officers, may, within the period beginning January 1, 1999 and ending December 31, 1999, and the comparable period in each succeeding decade, appoint any corporation eligible under the provisions of Section 19.15 hereof, and doing business in the United States of America, as Trustee in succession to the Trustee as of the date of such appointment and the corporation so appointed Trustee shall thereupon become successor Trustee hereunder until a new Trustee shall be appointed by the bondholders as authorized herein.	Appointment of successor Trustee

Section 19.20 The Trustee may, from time to time, appoint an authenticating agent or agents to act on its behalf and subject to its direction in connection with the authentication of bonds of any series as fully to all intents and purposes as though such authenticating agent had been expressly authorized in this Indenture to authenticate bonds; and such bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder. For all purposes the authentication of bonds by an authenticating agent pursuant to this Indenture shall be deemed to be the authentication of such bonds “by the Trustee” and whenever this Indenture provides that “the Trustee shall authenticate” bonds such authentication by an authenticating agent hereunder shall be deemed to be authentication by the Trustee.	Appointment of authenticating agent

Any such authenticating agent shall be a bank or trust company and a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia, with a combined capital and surplus of at least Five Million Dollars ($5,000,000),

144

§19.20

and be authorized under such laws to act as an authenticating agent and duly registered to act as such, if and to the extent required by applicable laws and regulations, and be subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 19.20 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an authenticating agent hereunder shall cease to be eligible in accordance with the provisions hereof or to be duly registered to the extent required by applicable laws and regulations, it shall resign immediately in the manner and with the effect herein specified.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the authenticating agency business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if otherwise eligible under the provisions hereof, and continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the predecessor authenticating agent.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible hereunder or to be duly registered to the extent required by applicable laws and regulations, the Trustee may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as an authenticating agent pursuant to the terms hereof. No successor authenticating agent shall be appointed unless eligible under the provisions hereof.

The Company agrees to pay to any authenticating agent from time to time reasonable compensation for its services, and the Trustee shall have no liability for such payments. The Trustee shall not be responsible

145

§19.20; Art. XX, §20.01

for any misconduct, bad faith or negligence on the part of any authenticating agent appointed with due care by it hereunder.

Any authenticating agent by the acceptance of its appointment shall be deemed to have agreed with and warranted to the Trustee that: it will perform and carry out the duties of an authenticating agent as herein set forth, including among other things the duties to authenticate bonds when presented to it; it will keep and maintain and will furnish from time to time as requested by the Trustee appropriate records of all transactions carried out by it as authenticating agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as authenticating agent hereunder and will notify the Trustee promptly if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any acts or failures to act of the authenticating agent, but it shall have no liability for any action taken by it at the specific direction of the Trustee.

The provisions of Sections 16.01, 16.02, 19.02, 19.03, 19.04, 19.09 and 22.07 of this Indenture shall bind and inure to the benefit of each authenticating agent hereunder to the same extent that they bind and inure to the benefit of the Trustee.

Article XX Discharge of Mortgage

Section 20.01 The Trustee (and any separate trustee or trustees or co-trustee or co-trustees appointed pursuant to the provisions of this Indenture) may, and upon request of the Company shall, cancel and discharge the Lien hereof, and execute and deliver to the Company such deeds and instruments as shall be requisite to satisfy the Lien hereof and reconvey and transfer to the Company the Mortgaged and Pledged Property, whenever all indebtedness secured hereby, including all proper charges of the Trustee hereunder, shall have been paid or shall have been duly provided for as set forth in Section 20.02 hereof.	Discharge of the Lien hereof

Notwithstanding the satisfaction and discharge of this Indenture, the Trustee shall have an unsecured right to charge and be reimbursed for any expenditures and liabilities (incurred in good faith and without negligence by the Trustee) which it may thereafter incur.	Trustee’s unsecured right to reimbursement

146

§20.02

Bonds for payment of which money or obligations of the United States are deposited are deemed paid; provisos	Section 20.02 The Company may provide for the payment or redemption of Outstanding bonds and interest thereon by depositing with the Trustee either (i) moneys in the necessary amount or (ii) obligations of the United States of America which shall not contain provisions permitting the redemption thereof at the option of the issuer, the principal of and the interest on which when due, and without any regard to reinvestment thereof, will, in the opinion of an independent accountant or other independent financial expert delivered to the Trustee, provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient to pay when due the principal of, premium (if any) and interest due and to become due on such bonds or portions thereof on the redemption date or maturity date thereof, as the case may be. When such sufficient moneys and/or obligations shall have been set apart by or deposited with the Trustee, with irrevocable direction so to apply the same, subject to the provisions of Section 22.03 hereof (with or without any additional right given to the holders to surrender their bonds or obtain therefrom payment therefor prior to the redemption date) such bonds and interest thereon shall for all purposes under this Indenture including satisfying the Lien of this Indenture be deemed to have been paid; provided that in case of redemption the notice requisite to the validity of such redemption shall have been given or arrangements shall have been made insuring to the satisfaction of the Trustee that the same will be given; and provided further that the Trustee need not accept such deposit unless it is accompanied by an Opinion of Counsel to the effect that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of such bonds or the right of payment of interest thereon (as the case may be) will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and/or the ensuing discharge of this Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, and/or discharge had not occurred. Upon such deposit, the obligation of the Company to duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on such bonds shall cease, terminate and be completely discharged and the holders thereof shall thereafter be entitled to receive payment solely from the funds deposited with the Trustee as set forth above.

147

§20.03; Art. XXI, §§21.01, 21.02

Section 20.03 In the event that the Opinion of Counsel delivered in accordance with Section 20.02 hereof states in effect that such income tax liability to the bondholders would arise from discharge of this Indenture but not from the deposit of such moneys and/or obligations without an ensuing discharge, then in such case this Indenture shall not be discharged until such Outstanding bonds and interest thereon have (subject to the provisions of Section 22.03 hereof) been actually paid (or the unqualified Opinion of Counsel contemplated by Section 20.02 hereof can be delivered); provided however that thereafter the Company shall be relieved of its obligations to comply with the covenants of Article IX hereof.	Tax liability arising from discharge; when Indenture discharged

Article XXI Meetings and Consents of Bondholders

Section 21.01 Modifications and alterations of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the rights of the holders of bonds and coupons issued hereunder may be made as provided in this Article XXI.	Modification of Indenture

Section 21.02 The Trustee may at any time call a meeting of the bondholders and it shall call such a meeting on written request of the holders of not less than a majority in principal amount of the bonds Outstanding hereunder at the time of such request. The Company, pursuant to a Resolution, may also call a meeting of the bondholders at any time. In each such case the purpose or purposes of such meeting shall be set forth in reasonable detail. In the event of the Trustee’s failing for thirty (30) days to call a meeting after being thereunto requested by the bondholders as above set forth, holders of Outstanding bonds in the amount above specified in this Section or the Company, pursuant to a Resolution, may call such meeting. Every such meeting called by and at the instance of the Trustee shall be held in the City of Portland, Oregon, or the Borough of Manhattan, The’ City of New York, New York, or with the written approval of the Company, at any other place in the United States of America, and notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Trustee not less than thirty (30) days before such meeting (a) to all holders of bonds the names and addresses of whom are then preserved as	Call and notice of meeting Place, when called by Trustee Mailing, publication requirements

148

§§21.02, 21.03

Place, when called by Company or bondholders When notice not required	required by Section 9.10 hereof, and (b) to the Company addressed to it at the address given in Section 22.08 of this Indenture (or at such other address as may be designated by the Company from time to time), and, unless all bonds Outstanding hereunder are at the time registered as to principal, shall be published by the Trustee once preceding the meeting, in a Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, the publication to be not less than twenty (20) days prior to the date of such meeting; provided, however, that the mailing of such notice to any bondholders shall in no case be a condition precedent to the validity of any action taken at such meeting, and provided further, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with subdivision (c) of Section 19.13 hereof. If such meeting is called by or at the instance either of the Company or of the bondholders, it shall be held at such place in the United States of America as may be specified in the notice calling such meeting and notice thereof shall be sufficient for all purposes hereof if given as aforesaid stating the place and time of the meeting and in general terms the business to be submitted. Any meeting of bondholders shall be valid without notice if the holders of all bonds then Outstanding hereunder are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds Outstanding hereunder and by the Trustee, or by such of them as are not present in person or by proxy.

Attendance at meetings Trustee may make regulations as to deposits of bonds	Section 21.03 Officers and nominees of the Trustee and of the Company or their or its nominees may attend such meeting, but shall not as such be entitled to vote thereat. Attendance by bondholders may be in person or by proxy and, unless specifically prohibited by law, any such proxy shall remain in effect unless specifically revoked and shall be binding on any future holder of the bonds represented by such proxy, unless specifically revoked by any such future holder before being voted. In order that the holder of any bond payable to bearer and his, her or its proxy may attend and vote without producing his, her or its bond, the Trustee, with respect to any such meeting, may make and from time to time vary such regulations as it shall think fit for deposit of bonds with, or the stamping of bonds by, (i) any banks, bankers or trust or insurance companies having a capital of not less than Five Hundred Thousand Dollars ($500,000) or (ii) any trustee of any pension, welfare, hospitalization or similar fund or funds having an aggregate corpus in excess of

149

§§21.03

Five Million Dollars ($5,000,000), or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or (iv) by any other person or corporation satisfactory to the Trustee, and for the issue to the persons depositing the same of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds in respect of which such certificates shall have been issued and any regulations so made shall be binding and effective. A bondholder in any of the foregoing categories may sign such certificate in his, her or its own behalf. In lieu of or in addition to providing for such deposit, the Trustee may, in its discretion, permit such institutions to issue certificates stating that bonds were exhibited to them, which certificates shall entitle the holders thereof to vote at any meeting only if the bonds with respect to which they are issued are not produced at the meeting by any other person and are not at the time of the meeting registered in the name of any other person. Each such certificate shall state the date on which the bond or bonds in respect of which such certificate shall have been issued were deposited with or submitted to such institution and the series, maturities and serial numbers of such bonds. In the event that two or more such certificates shall be issued with respect to any bond or bonds, the certificate bearing the latest date shall be recognized and be deemed to supersede any certificate or certificates previously issued with respect to such bond or bonds. If any such meeting shall have been called under the provisions of Section 21.02 hereof, by bondholders or by the Company, and the Trustee shall fail to make regulations as above authorized, then regulations to like effect for such deposit, stamping or exhibition of bonds and the issue of certificates by (i) any bank, banker or trust or insurance company organized under the laws of the United States of America or of any State thereof, having a capital of not less than Five Hundred Thousand Dollars ($500,000), or (ii) any trustee of any pension, welfare, hospitalization, or similar fund or funds having an aggregate corpus in excess of Five Million Dollars ($5,000,000), or (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory	Certificate in lieu of production of unregistered bonds

150

§§21.03, 21.04, 21.05

shall be similarly binding and effective for all purposes hereof if adopted or approved by the bondholders calling such meeting or by the Board of Directors, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Trustee. A bondholder in any of the foregoing categories may sign such a certificate in his, her or its own behalf.

Persons entitled to vote at meetings When production of bonds and further proof necessary Proxies	Section 21.04 Subject to the restrictions specified in Sections 21.03 and 21.07 hereof, any registered holder of bonds Outstanding hereunder and any holder of a certificate (not superseded) provided for in Section 21.03 hereof, shall be entitled in person or by proxy to attend and vote at such meeting as holder of the bonds registered or certified in the name of such holder without producing such bonds. All others seeking to attend or vote at such meeting in person or by proxy must, if required by an authorized representative of the Trustee or the Company or by any other bondholder, produce the bearer bonds claimed to be owned or represented at such meeting, and everyone seeking to attend or vote shall, if required as aforesaid, produce such further proof of bond ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the Inspectors of Votes hereinafter provided for. Proxies shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Inspectors of Votes. All proxies and certificates presented at any meeting shall be delivered to said Inspectors of Votes and filed with the Trustee.

Temporary Chairman and Secretary Permanent Chairman and Secretary Inspectors of Votes	Section 21.05 Persons named by the Trustee, if it is represented at the meeting, shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the bondholders and proxies present shall by a majority vote, irrespective of the amount of their holdings, elect another person or other persons from those present to act as temporary Chairman and/or Secretary. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the bondholders and proxies present by a majority vote of bonds represented. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who

151

§§21.05, 21.06

shall decide as to the right of anyone to vote and shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

Section 21.06 The holders of:	Quorum

(a)  not less than sixty per centum (60%) in principal amount of the bonds Outstanding hereunder when such meeting is held, all voting as a single class, or

(b)  if the action proposed at said meeting solely adversely affects the rights of the holders of one or more, but less than all, series of bonds then Outstanding, then at least sixty per centum (60%) in principal amount of those bonds then Outstanding so to be adversely affected, all voting as a single class,

(excluding in any case bonds disqualified from voting by reason of the Company’s interest therein) must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn; provided, however, that if such meeting is adjourned by less than a quorum for more than thirty (30) days, notice thereof shall be given as soon as practicable by the Trustee if such meeting shall have been called by the Trustee (a) to the Company addressed to it at the address given in Section 22.08 hereof (or at such other address as may be designated by the Company in writing from time to time), and (b) to all holders of bonds then Outstanding hereunder, the names and addresses of whom are then preserved by the Trustee as required by the provisions of Section 9.10 hereof, and, unless all bonds Outstanding hereunder are at the time of such mailing registered as to principal, shall be published at least once in each thirty (30) day period of such adjournment in a Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, provided, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with subdivision (c) of Section 19.13 hereof. Notwithstanding the foregoing, if a meeting is first adjourned by less than a quorum for less	Notice of adjournment

152

§§21.06, 21.07

than thirty (30) days and is again adjourned, no such notice need be given during the period of the first adjournment but such notice shall be given as soon as practicable by the Trustee after the second adjournment and any subsequent adjournments. The failure to mail such notice to any such bondholder as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment. If such meeting shall have been called, under the provisions of Section 21.02 hereof, by bondholders or by the Company, notice of such adjournment shall be given by the permanent Chairman and permanent Secretary of the meeting as above specified in this Section and shall be sufficient if so given.

Vote necessary for modification or alteration, etc., of Indenture Limitations	Section 21.07 Subject to the provisions of Section 15.16 hereof, any modification or alteration of this Indenture (including any indenture supplemental hereto) and/or of the rights and obligations of the Company and/or the rights of the holders of bonds and/or coupons issued hereunder in any particular may be made at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote of the holders of sixty per centum (60%) or more in principal amount of the bonds Outstanding hereunder, all voting as a single class, or, if the rights of one or more, but less than all, series of bonds then Outstanding are to be adversely affected by action taken at such meeting, then by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of those bonds so to be adversely affected and Outstanding hereunder, all voting as a single class, when such meeting is held, and in every case approved by a Resolution as specified in Section 21.08 hereof; provided, however, that no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby, (A) (1) impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any nonassenting bondholder of the benefit of a lien upon the Mortgaged and Pledged Property for the security of his, her or its bonds (subject only to the lien of taxes, assessments or governmental charges not then delinquent and to any mortgage or other liens existing upon such property which are prior

153

§§21.07, 21.08

hereto at the date of the calling of any such bondholders’ meeting), or (4) permit the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond Outstanding hereunder or (B) impair or affect the right to receive payment of interest on such bond on or after the respective due dates expressed therein, without the consent of the holder of the right to such interest.

Except for the purpose of waiving any past Default of the Company and the consequences thereof, in which event the provisions of Section 15.07 hereof shall be applicable, bonds owned and/or held by and/or for account of and/or for the benefit or interest of the Company, or any corporation of which the Company shall own twenty-five per centum (25%) or more of the outstanding voting stock, shall not be deemed Outstanding for the purpose of any vote or of any calculation of bonds Outstanding in this Article XXI provided for, except that, subject to the provisions of Sections 19.01 and 19.02 hereof, for the purpose of determining whether the Trustee shall be protected in relying on any such vote or calculation, only bonds which the Trustee knows are so owned and/or held, shall be so excluded.	Bonds owned, held by, or for account of Company not deemed outstanding

Section 21.08 A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under the provisions of Section 21.06 hereof, and showing that said notices were mailed and published as provided in Section 21.02 hereof and, in a proper case, as provided in Section 21.06 hereof. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and shall be delivered to the Company and to the Trustee. Any record so signed and verified shall be proof of the matters therein stated, and such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken, shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to all holders of bonds Outstanding hereunder, the names and addresses of whom are then preserved by the Trustee pursuant to the provisions of Section 9.10	Record of meeting Conclusiveness of record Copy of resolution to be mailed to bondholders; proof of mailing; effect of failure to mail

154

§§21.08, 21.09

Approval of resolution by Company When Company, Trustee and bond-holders bound	hereof, and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Trustee, but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof. No such resolution shall be binding until and unless such resolution is approved by Resolution. It shall be the duty of the Company to file a copy of any such Resolution of approval with the Trustee, but if such Resolution is adopted and a certified copy thereof is filed with the Trustee, the resolution so adopted by such meeting shall (to the extent permitted by law) be deemed conclusively to be binding upon the Company, the Trustee and the holders of all bonds and coupons issued hereunder, at the expiration of sixty (60) days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such sixty (60) day period; provided, however, that no such resolution of the bondholders, or Resolution, shall in any manner change or modify or be so construed as to change or modify any of the rights, immunities or obligations of the Trustee without its written assent thereto.

Notation of action taken may be made on bonds New bonds When supplemental instruments may be executed	Section 21.09 Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation in form approved by the Trustee as to the action taken at meetings of bondholders theretofore held. If the Company or the Trustee shall so determine, new bonds so modified as in the opinion of the Trustee and the Company to conform to such bondholders’ resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then Outstanding and affected thereby shall be exchanged without cost to such bondholders for bonds then Outstanding hereunder upon surrender of such bonds with all unmatured coupons, if any, appertaining thereto. The Company or the Trustee may require bonds Outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture (including any indenture supplemental hereto) made at any bondholders’ meeting and approved, by a Resolution, as aforesaid, may be executed by the Trustee and the Company and upon demand of the Trustee, or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustee.

155

§§21.09, 21.10

Any instrument supplemental to this Indenture executed pursuant to the provisions of this Section shall comply with all applicable provisions of the Trust Indenture Act, as amended and in force on the date of the execution of such supplemental indenture.

Section 21.10 (A) Anything contained in this Article to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of sixty per centum (60%) or more in principal amount of the bonds Outstanding hereunder all voting as a single class (or if the rights of one or more, but less than all, series of bonds then Outstanding are to be adversely affected by action taken pursuant to such consent, then by consent of the holders of at least sixty per centum (60%) in principal amount of those bonds so to be adversely affected and Outstanding hereunder all voting as a single class) (in all cases, at the time the last such needed consent is delivered to the Trustee) in lieu of the holding of a meeting pursuant to this Article and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 21.07 hereof.	Written consent of bondholders in lieu of meeting

(B)  Such instruments of consent shall have their genuineness established to the satisfaction of the Trustee.

The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his, her or its behalf), and the date of his, her or its holding the same, may be proved either by exhibiting the bonds themselves to the Trustee or by a certificate executed by any person or corporation satisfactory to the Trustee. A bondholder in any of the foregoing categories may sign a certificate in his, her or its own behalf.

Each such certificate shall be dated and shall state in effect that as of the date thereof, a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by

Genuineness of con-sent to be established

156

§21.10; Art. XXII, §22.01

another holder, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may, in its discretion, require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

Revocation of consent	(C) Until such time as the Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of subsection (A) above for action contemplated by such consent, any holder of any bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Trustee at its corporate trust office and upon proof of holding as provided in subsection (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such consent shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in subsection (A) above in connection with such action shall, subject to the provisions of the last sentence of Section 21.08 hereof, be conclusively binding upon the Company, the Trustee and holders of all the bonds.

Article XXII Miscellaneous

Limitation of rights under Indenture	Section 22.01 Nothing in this Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding hereunder, any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding hereunder.

157

§§22.02

Section 22.02 Any money which is held by the Trustee (other than money which is held by it for the purpose of effecting the purchase, payment or redemption of any bonds issued hereunder or the payment of any coupons or interest claims appertaining to bonds issued hereunder or which it has been directed to apply to any such purchase, payment or redemption which may only be invested in any bonds or other obligations of the United States of America designated by the Company) shall, at the request of the Company, evidenced by an Officers’ Certificate, be invested or reinvested by the Trustee in any Investment Securities designated by the Company, and, unless the Company is in default in the payment of interest on any of the bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, any interest on such bonds or other obligations which may be received by the Trustee shall be forthwith paid to the Company. Such bonds or other obligations shall be held by the Trustee as a part of the Mortgaged and Pledged Property and subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds or other obligations so sold. If such sale shall produce a net sum less than the cost of the bonds or other obligations so sold, the Company covenants that it will pay promptly to the Trustee such amount of cash as with the net proceeds from such sale will equal the costs of the bonds or other obligations so sold, and if such sale shall produce a net sum greater than the costs of the bonds or other obligations so sold, the Trustee shall promptly pay to the Company an amount in cash equal to such excess.	Investment of cash by Trustee in certain securities Such securities held by Trustee as part of Mortgaged and Pledged Property

Unless the Company is in Default, any money in excess of the sum of Fifty Thousand Dollars ($50,000) which shall have been held by the Trustee for a period of five years, invested or uninvested (other than money which is held by it for the purpose of effecting the purchase, payment or redemption of any bonds issued hereunder or the payment of any coupons or interest claims appertaining to bonds issued hereunder or which it has been directed to apply to any such purchase, payment or redemption), shall be applied by the Trustee to the redemption of bonds to the extent any bonds then Outstanding are, by their terms, redeemable, selected as provided in Section 12.02 hereof from the bonds of those series then redeemable, designated by the Company. Any moneys not so applied	Disposition of certain cash in excess of $50,000 held over five years

158

§§22.02, 22.03, 22.04

to redemption of bonds shall be held, applied or withdrawn in accordance with the other provisions of this Indenture. In the case of any such redemption, the Trustee shall have power to give any and all redemption notices for or on behalf of the Company.

Bonds or coupons not presented when due When Trustee to pay over to Company amount unclaimed	Section 22.03 In the event that any bond issued hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for the redemption thereof, or in the event that any coupon shall not be presented for payment at the due date thereof and the Company shall have deposited with the Trustee or any paying agent for the purpose or left with either of them if previously so deposited, money sufficient to pay the principal of such bond (and premium, if any), together with all interest due thereon to the date of the maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be, for the use and benefit of the holder thereof, the Trustee or such paying agent shall, in case the holder of any such bond or coupon shall not, within two years after the maturity of any such bond or coupon or the date fixed for the redemption of any such bond, claim the amount deposited as above stated for the payment thereof, pay over to the Company such amount so deposited, if to the knowledge of the Trustee the Company is not at the time in default hereunder; and the Trustee or such paying agent shall thereupon be relieved from all responsibility to the holder thereof, and in the event of such payment to the Company the holder of any such bond or coupon shall (subject to any applicable statute of limitations) be deemed to be an unsecured creditor of the Company for an amount equivalent to the amount deposited as above stated for the payment thereof and so paid over to the Company.

Rights may be waived or surrendered by Company Company may enter into further covenants for benefit of one or more series of bonds	Section 22.04 Any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of this Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued hereunder and provide that a breach thereof shall be equivalent to a Default under this Indenture, or the Company may cure any ambiguity contained herein, or in any supplemental indenture, or may (in lieu of establishment in

159

§§22.04, 22.05

accordance with Section 2.03 hereof) establish the forms, terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed by the Company. Alternative provisions relating to redemption of a particular series may be provided for in the relevant supplemental indenture, in lieu of the provisions of Article XII hereof. The Trustee is hereby authorized to join with the Company in the execution of any such instrument or instruments. Such instrument shall be delivered to the Trustee and thereupon any modification of the provisions of these presents therein set forth, authorized by this Section, shall be binding upon the parties hereto, their successors and assigns, and the holders of the bonds and coupons hereby secured. Anything herein contained to the contrary notwithstanding, this Section 22.04 shall not be construed to permit any act, waiver, surrender or restriction adversely affecting in any material respect any bonds then Outstanding hereunder or imposing upon the Trustee any duty or obligation that it reasonably deems to be unduly burdensome.	Trustee may join with Company in execution of instruments

Section 22.05 Each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.	Formal requirements of certificates or opinions

Every request or application by the Company for action by the Trustee shall be accompanied by an Officers’ Certificate and an Opinion of Counsel stating in each case that in the opinion of the person making such certificate or opinion the conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent), have been complied with.	Requirements for request for action by Trustee

160

§§22.05, 22.06, 22.07, 22.08

Successors and assigns	The same officer or officers of the Company, or the same engineer or cousel or other person, as the case may be, need not certify to all the matters required to be certified under the provisions of any Article, Section, subsection, subdivision, paragraph or clause hereof, but different officers, engineers, counsel or other persons may certify to different facts respectively.

Payment of court costs and attorney’s fees in certain suits	Section 22.06 All parties to this Indenture agree, and each holder or owner of any bond by his, her or its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action suffered, taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees (including attorney’s fees for trial, any appeal and any petition for review), against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder, or group of bondholders, holding in the aggregate more than ten per centum (10%) in principal amount of the bonds Outstanding (determined as provided in Section 15.07 hereof), or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due dates expressed in such bond.

Successors and assigns	Section 22.07 Subject to the provisions of Article XVIII and Article XIX hereof, whenever in this Indenture any of the parties hereto is named or referred to (except in subdivision (1) of Section 1.05 hereof) this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

Company’s and Trustee’s mailing addresses	Section 22.08 For purposes of all notices to be given to the parties hereunder, and until further changed by notice in writing, the Company’s mailing address is 851 SW Sixth Avenue, Portland, Oregon 97204; and the Trustee’s mailing address is 30 West Broadway, New York, New York 10015, attention: Corporate Trust Department.

161

§§22.09, 22.10, 22.11, 22.12

Section 22.09 If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture which has been required to be included pursuant to any requirements of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.	Trust Indenture Act to control

Section 22.10 Wherever reference is made in this Indenture to the Trust Indenture Act (except as may be evident by the context in Section 8.01 hereof and except in Section 21.09 hereof), reference is made to such Act as it was in force on the date of the execution of this Indenture.	Trust Indenture Act as in force when Indenture executed

Section 22.11 The titles of the several Articles of this Indenture, the marginal Section and marginal Article references and the table of contents shall not be deemed to be any part hereof.	Titles of Articles, etc., not part of Indenture

Section 22.12 This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.	Execution in counterparts

162

Testimonium	In Witness Whereof, Pacificorp, an Oregon corporation, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and Morgan Guaranty Trust Company of New York, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries, all as of the day and year first above written.

Signatures and seals		PacifiCorp

By: Robert F. Lanz
Title: Vice President
[Corporate Seal]

Attest:

John M. Schweitzer
Assistant Secretary
Morgan Guaranty Trust Company of New York

By: R. E. Sparrow
Title: Vice President
[Corporate Seal]

Attest:

W. A. Spooner
Assistant Secretary

163

State of Oregon	ss.:
County of Multnomah

On this ninth day of January, 1989, before me, Leonard W. Surry, a Notary Public in and for the State of Oregon, personally appeared Robert F. Lanz and John M. Schweitzer, known to me to be a Vice President and an Assistant Secretary, respectively, of PacifiCorp, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

In Witness Whereof, I have hereunto set my hand and official seal the day and year first above written.

Leonard W. Surry
My Commission expires: October 27, 1989 Residing at: Gresham, Oregon

[SEAL]

State of New York	ss.:
County of New York

On this fourth day of January, 1989, before me, Stephen D. Ryan, III, a Notary Public in and for the State of New York, personally appeared R. E. Sparrow and W. A. Spooner, known to me to be a Vice President and an Assistant Secretary, respectively, of Morgan Guaranty Trust Company of New York, a New York trust company, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said company and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said company.

In Witness Whereof, I have hereunto set my hand and official seal the day and year first above written.

Stephen D. Ryan, III
Stephen D. Ryan, III Notary Public, State of New York No. 31-4700229 Qualified in New York County Commission expires January 31, 1990 Residing at Pound Ridge, New York
[SEAL]

164

EXHIBIT X	Exhibits

(1)  To amend Section 37 of the Pacific Mortgage to read as follows:

Section 37.      (I)  The Company hereby covenants that it will keep or cause to be kept all the property subject to the Lien hereof insured against fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, any loss, except as to materials and supplies and except as to any particular loss less than the greater of Four Million Dollars ($4,000,000) or two per centum (2%) of the bonds Outstanding hereunder on the date of such particular loss, to be made payable to the Trustee as the interest of the Trustee may appear, or to the trustee or other holder of any mortgage or other lien constituting a Qualified Lien or any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be made payable or that it will, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies, and that if it shall adopt such other method or plan, it will, except as to materials and supplies and except as to any particular loss less than the greater of Four Million Dollars ($4,000,000) or two per centum (2%) of the bonds Outstanding hereunder on the date of such particular loss, pay to the Trustee on account of any loss sustained by reason of the destruction or damage of such property by fire, an amount of cash equal to such loss less any amounts otherwise paid to the Trustee, or to the trustee or other holder of any mortgage or other lien constituting a Qualified Lien or any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

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(II)  All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance against loss by fire shall, subject to the requirements of any mortgage constituting a Qualified Lien or any other lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding or renewal of the property destroyed or damaged, upon receipt by the Trustee of (1) an Officers’ Certificate requesting such reimbursement, (2) an Engineer’s Certificate stating the amounts so expended or committed for expenditure and the nature of such rebuilding or renewal and the fair value to the Company of the property rebuilt or renewed or to be rebuilt or renewed and if

(A)  within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(B)  the fair value to the Company of such property as set forth in such Engineer’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time Outstanding under this Indenture, the Engineer making such certificate shall be an independent Engineer, and (3) an Opinion of Counsel that the property so rebuilt or renewed or to be rebuilt or renewed is or will be subject to the Lien hereof to the same extent as was the property so destroyed or damaged; provided, however, that to the extent that moneys paid by the Trustee to the Company for reimbursement, as aforesaid, shall represent the proceeds of property that was not Funded Property destroyed or damaged by fire, the property so rebuilt or renewed (for which reimbursement is so made), shall not be deemed to be Funded Property.

(III)  Any such money not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal then in progress and uncompleted shall not have been given

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to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 61 hereof.

(IV)  Anything in this Indenture to the contrary notwithstanding, the Company may have fire insurance policies with (a) a deductible provision in a dollar amount per occurrence not exceeding the greater of Five Million Dollars ($5,000,000) or three per centum (3%) of the bonds Outstanding hereunder on the date such policy goes into effect and/or (b) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding 30% of the loss proceeds otherwise payable; provided, however, the dollar amount described in clause (a) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (x) on property of similar character insured by companies similarly situated and operating like property or (y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(2)  To eliminate the provisions of (and the references to) Section 39 of the Pacific Mortgage, as amended as stated in Section 1 of the Nineteenth Supplemental Indenture, and to eliminate the references to said Section 39 from clause (II) of Section 4 of the Pacific Mortgage, from clause (e) of Section 5 of the Pacific Mortgage, from Section 29 of the Pacific Mortgage, and to eliminate all other references to said Section 39 wherever they may appear in the Pacific Mortgage, as supplemented.

(3)  To except from the Lien of the Pacific Mortgage all interest of the Company, as owner, lessee or otherwise, in the Wyodak Facility (as the same is defined herein) including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto.

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EXHIBIT Y

(1)  To amend Section 37 of the Utah Mortgage to read as follows:

Section 37. (I)  The Company hereby covenants that it will keep or cause to be kept all the property subject to the Lien hereof insured against fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, any loss, except as to materials and supplies and except as to any particular loss less than the greater of Four Million Dollars ($4,000,000) or two per centum (2%) of the bonds Outstanding hereunder on the date of such particular loss, to be made payable to the Trustee as the interest of the Trustee may appear, or to the trustee or other holder of any mortgage or other lien constituting a Qualified Lien or any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be made payable or that it will, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies, and that if it shall adopt such other method or plan, it will, except as to materials and supplies and except as to any particular loss less than the greater of Four Million Dollars ($4,000,000) or two per centum (2%) of the bonds Outstanding hereunder on the date of such particular loss, pay to the Trustee on account of any loss sustained by reason of the destruction or damage of such property by fire, an amount of cash equal to such loss less any amounts otherwise paid to the Trustee, or to the trustee or other holder of any mortgage or other lien constituting a Qualified Lien or any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

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(II)  All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance against loss by fire shall, subject to the requirements of any mortgage constituting a Qualified Lien or any other lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding or renewal of the property destroyed or damaged, upon receipt by the Trustee of (1) an Officers’ Certificate requesting such reimbursement, (2) an Engineer’s Certificate stating the amounts so expended or committed for expenditure and the nature of such rebuilding or renewal and the fair value to the Company of the property rebuilt or renewed or to be rebuilt or renewed and if

(A)  within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(B)  the fair value to the Company of such property as set forth in such Engineer’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time Outstanding under this Indenture, the Engineer making such certificate shall be an independent Engineer, and (3) an Opinion of Counsel that the property so rebuilt or renewed or to be rebuilt or renewed is or will be subject to the Lien hereof to the same extent as was the property so destroyed or damaged; provided, however, that to the extent that moneys paid by the Trustee to the Company for reimbursement, as aforesaid, shall represent the proceeds of property that was not Funded Property destroyed or damaged by fire, the property so rebuilt or renewed (for which reimbursement is so made), shall not be deemed to be Funded Property.

(III)  Any such money not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal then in progress and uncompleted shall not have been given

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to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 71 hereof.

(IV)  Anything in this Indenture to the contrary notwithstanding, the Company may have fire insurance policies with (a) a deductible provision in a dollar amount per occurrence not exceeding the greater of Five Million Dollars ($5,000,000) or three per centum (3%) of the bonds Outstanding hereunder on the date such policy goes into effect and/or (b) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding 30% of the loss proceeds otherwise payable; provided, however, the dollar amount described in clause (a) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (x) on property of similar character insured by companies similarly situated and operating like property or (y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(2)  To eliminate the provisions of (and the references to) Section 39 of the Utah Mortgage, the amendment to said Section 39 contained in Section 3 of the Twenty-second Supplemental Indenture, Section 4 of the Twenty-second Supplemental Indenture, as amended, and to eliminate the references to said Section 39 from clause (II) of Section 4 of the Utah Mortgage, from clause (c) of Section 5 of the Utah Mortgage, from Section 29 of the Utah Mortgage, and to eliminate all other references to said Section 39 wherever they may appear in the Utah Mortgage, as supplemented.

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EXHIBIT Z

A tract of land in Klamath County, Oregon, more particularly described as follows:

PARCEL 1: Lots 71 through 92, inclusive, in Block 3, First Addition to Buena Vista, according to the official plat thereof on file in the records of Klamath County, and

PARCEL 2: Beginning at the southeast corner of Lot 92 in Block 3, First Addition to Buena Vista;

thence South 14° 27¢ East along the westerly line of Front Street a distance of 496.7 feet to a point;

thence continuing along the southwesterly line of Front Street South 58° 41¢ East a distance of 63.4 feet to the most northerly corner of tract conveyed by Deed recorded at Volume 200, page 9, Deed at Records of Klamath County;

thence South 31° 19¢ West to the shore line of Upper Klamath Lake;

thence northwesterly along said shore line to the southwest corner of Lot 92, Block 3, First Addition to Buena Vista;

thence North 75° 33¢ East along the southerly line of said Lot 92, a distance of 135 feet, more or less to the point of beginning.

LESS AND EXCEPTING a parcel of land 25 feet x 35 feet heretofore conveyed to the City of Klamath Falls by Deed dated March 10, 1961, recorded March 31, 1961 in Volume 328, page 277, Deed Records of Klamath County.